UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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GoDaddy Inc.
(Name of Registrant as Specified in Its Charter)

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2025 Notice of Annual Meeting of Stockholders and Proxy Statement

to be held on June 4, 2025

GoDaddy

We empower and champion entrepreneurs globally.

GoDaddy helps millions of entrepreneurs globally start, grow and scale their businesses by developing and delivering easy-to-use products and services alongside personalized guidance. Our vision is to radically shift the global economy toward life-fulfilling entrepreneurial ventures. Our mission is to empower entrepreneurs everywhere, making opportunity more inclusive for all.

WHAT WE DO

We help millions of entrepreneurs start, grow and scale their business.

Everyday entrepreneurs trust their ideas with us. We guide them to build their business digitally. Our global solutions seamlessly connect their identity and presence with commerce, leading to profitable growth. Our customers are passionate and determined to transform their ideas into something meaningful. They often face a complex road to success, and our ability to evolve and build products and services to meet our customers' needs uniquely positions us to help our customers navigate their journey.

WHO WE ARE

5.5k+

More than 5.5 thousand employees and third-party Care team members

20m+

We empower more than 20 million customers

81m+

Our customers trust us with ~81 million domains

Data as of December 31, 2024.

Josiah Myers
SpiltSocial
SPILTSOCIAL.COM

Thea Monyeé
THEAMONYEE.COM

Rahiem Thompson
Roletape
ROLETAPE.COM

A Message from Our Board Chair
Dear Fellow Stockholders,

On behalf of our entire Board, I would like to thank you for your continued investment in and support of GoDaddy. As we execute our mission to empower entrepreneurs and make opportunity more inclusive for all, we are grateful for the confidence our stockholders continue to show in our strategy to deliver profitable growth and create long-term stockholder value.
2024 in Review
2024 was an exciting year for GoDaddy. We continued our efforts to build a unified software platform, expanded our AI-powered experiences, further incorporated AI innovations into our solutions and operations and began significant marketing efforts behind our GoDaddy Airo® experience.

Delivering Stockholder Value
The launch of GoDaddy Airo was a direct result of our focus on accelerating the pace of innovation and enhancing our customer experience. This relentless customer focus has propelled our profitable growth model and progress towards the financial targets set out at our 2024 Investor Day.
Responsible AI and Risk Oversight
As a Board member, it has been fascinating to witness the pace of these developments across the Company. The full Board has maintained oversight of the Company’s use of AI and each director is lending their skills and experience to leading management through the adoption of AI tools and infrastructures. We’ve also seen heightened interest in director education, sharing of know-how and skills and engaging discussions both inside and outside the Board room around these matters.
Continued Board Refreshment
In 2024 we continued to evolve our Board alongside the evolution of the business, adding Graham Smith in June 2024. Graham brings a wealth of leadership, operational finance and board experience from some of the world’s most highly respected technology companies, and we are grateful for the contributions he is already making to the Board and the Audit Committee.
Stockholder Engagement
Participating in discussions with our stockholders continues to be a highlight for me. We gain invaluable feedback through our conversations that we incorporate into our Board and committee discussions. As a direct result of feedback from prior years, the phased-in declassification of our board is complete and beginning this year, all directors will stand for election annually. During this past year’s engagement cycle, our stockholders were keenly interested in board refreshment, AI governance and oversight, succession planning and executive compensation. As always, we look forward to hearing from our stockholders at any time of the year, and we remain committed to our engagement efforts.
Looking Ahead
I am truly excited about the progress the Company has made and I’m eagerly looking ahead to the rest of 2025. The Board believes there is an incredible opportunity for us to execute on our mission to empower entrepreneurs and make opportunity more inclusive for all, all while continuing to provide long-term stockholder value through profitable growth.
I would again like to extend our sincerest thanks on behalf of the entire Board for your continued support of GoDaddy.

Best, BRIAN SHARPLES Board Chair

2025 Proxy Statement	1

Notice of Virtual Annual Meeting of Stockholders

DATE AND TIME:	VIRTUAL MEETING SITE:	WHO CAN VOTE:
Wednesday, June 4, 2025, 8:00 a.m. PDT	www.virtualshareholder meeting.com/GDDY2025	Stockholders of record on Monday, April 7, 2025

Dear Stockholders of GoDaddy Inc.:
You are cordially invited to the 2025 virtual annual meeting of stockholders (the “Annual Meeting”) of GoDaddy Inc., a Delaware corporation (“GoDaddy” or the “Company”). The Annual Meeting will be held virtually on Wednesday, June 4, 2025 at 8:00 a.m. PDT via live webcast at www.virtualshareholdermeeting.com/GDDY2025. You can attend the Annual Meeting online, vote your shares electronically and submit questions during the Annual Meeting by logging in to the website listed above and using the 16-digit control number on your notice or proxy card (the “Control Number”). We recommend you access the website a few minutes before the meeting to ensure that you are logged in when the meeting starts.
This virtual meeting format enables us to expand access to the meeting, improve communications and lower the cost to our stockholders, the Company and the environment. We believe virtual meetings enable increased stockholder participation from locations around the world.
Items of Business
At the Annual Meeting, stockholders will be asked to vote upon the proposals listed below. Our Board recommends that stockholders vote “FOR” each of the proposals at this Annual Meeting.

Proposal No. 1	Proposal No. 2	Proposal No. 3
Election of nine directors to serve until the 2026 annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier resignation, death or removal	Advisory, non-binding vote to approve named executive officer compensation	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2025

FOR each director nominee	FOR	FOR
Page 16	Page 38	Page 72

Proposal No. 4	Proposal No. 5
Amendment to the Company’s Restated Certificate of Incorporation to limit liability of officers as permitted by law	Amendments to the Company’s Restated Certificate of Incorporation to implement miscellaneous changes

FOR	FOR
Page 74	Page 76

We will also transact such other business as may properly come before the meeting, or any adjournment or postponement thereof.

2

How to Vote
If you are a stockholder of record, there are four ways to vote:
1.By Internet: You may vote your shares online at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. EDT on Tuesday, June 3, 2025 (have your proxy card available when you visit the website).
2.By Telephone: You may vote your shares by calling 1-800-690-6903 toll-free (have your proxy card available when you call).
3.By Mail: You may vote your shares by completing, signing, dating and returning your proxy card in the postage-paid envelope provided (if you received printed proxy materials).
4.During the Virtual Meeting: You may vote your shares during the virtual Annual Meeting through live webcast at www.virtualshareholdermeeting.com/GDDY2025. You can attend the Annual Meeting online, vote your shares electronically and submit questions online during the Annual Meeting by logging in to the website listed above and using your Control Number. We recommend that you access the website a few minutes before the meeting to ensure that you are logged in when the meeting starts.

INTERNET www.proxyvote.com	TELEPHONE 1-800-690-6903	MAIL Complete and mail your proxy card	DURING THE VIRTUAL MEETING www.virtualshareholder meeting.com/GDDY2025

If you are a street-name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares.
Our Board of Directors has fixed the close of business on Monday, April 7, 2025 as the record date for the Annual Meeting (the “Record Date”). Only stockholders of record on the Record Date are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying Proxy Statement.
We appreciate your continued support of GoDaddy, and we are excited to either greet you at the Annual Meeting or receive your proxy.
By Order of the Board of Directors,
Jared F. Sine
Chief Strategy and Legal Officer
Tempe, Arizona
April 24, 2025

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on Wednesday, June 4, 2025. GoDaddy’s Proxy Statement and 2024 Annual Report are available at www.proxyvote.com. YOUR VOTE IS IMPORTANT. Whether or not you plan to virtually attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible to ensure your shares are represented. This notice and Proxy Statement is first being mailed or made available on the Internet to stockholders on or about April 24, 2025.

2025 Proxy Statement	3

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2025 Proxy Statement	5

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About GoDaddy	Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information

About GoDaddy
The following sections about our Company and our performance, as well as our proxy summary, include highlights of information contained elsewhere in this Proxy Statement. You should carefully read this Proxy Statement in its entirety before voting, as these sections do not contain all of the information that you should consider.
Our Company
GoDaddy is a global leader serving a large market of entrepreneurs, developing and delivering easy-to-use products in a one-stop-shop solution alongside personalized guidance. We serve small businesses, individuals, organizations, developers, designers and domain investors. Our vision is to radically shift the global economy toward life-fulfilling entrepreneurial ventures. Our mission is to empower entrepreneurs everywhere, making opportunity more inclusive for all. We are passionate about our mission and honored that entrepreneurs trust their ideas with us.

Our 20+ million customers are passionate and determined to transform their ideas into something meaningful. They often face a complex road to success, and our ability to evolve and build products to meet our customers’ needs uniquely positions us to help our customers navigate their journeys.
Our customers’ journeys are non-linear, and we design our services to help across all aspects of their businesses. Each phase in a customer’s journey can be iterative in nature; customers are constantly revisiting different stages of their entrepreneurial experience to improve and grow across what we call the “Entrepreneur's Wheel,” which focuses on three areas: identity, presence and commerce. As the needs of our customers change and expand, we evolve our products and services to meet them where they are on the Entrepreneur's Wheel.

Payable Domains
Security
Paylink
Identity
Marketplaces
Domain
Payments
Logo
Commerce
GoDaddy Airo™
Email
In-store POS
Hosting
Conversations
Websites
Online Store
Presence
Marketing
Content

Our stable and durable business model is driven by strong brand recognition, efficient customer acquisition, high customer retention rates, increasing lifetime spend of our customers and our ability to attract high-intent customers. Our customer retention rate was approximately 84%1 for the year ended December 31, 2024 and 85% for each of the four years prior. In addition, in 2024, we had over 1.8 million customers who each spent more than $500 a year on our product offerings. We believe the breadth and depth of our product offerings, seamless ease-of-use in a one-stop-shop and the high-quality, personalized guidance and responsiveness from GoDaddy Guides continue to help us build strong customer relationships leading to our high customer retention rates.

20+ million Customers[2]	81+ million Domains Under Management[2]

1The slight reduction in our customer retention rate from the approximate 85% in each of the four years prior is due to divestitures, migrations and the end of life of certain products as part of our efforts to streamline brands outside the GoDaddy platform.
2As of December 31, 2024.

Additional information about our Company can be found on our corporate website and in our 2024 Annual Report. Please visit aboutus.godaddy.net/about-us and our investor relations site aboutus.godaddy.net/investor-relations.

2025 Proxy Statement	7

About GoDaddy	Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information
Company Highlights
2024 Financial and Business Highlights
In 2024, we demonstrated strong operational execution and financial performance while also advancing our mission of empowering entrepreneurs everywhere, making opportunity more inclusive for all. Our strategy, to relentlessly focus on creating customer value and driving profitable growth, is propelling us towards our North Star of maximizing free cash flow over the long-term and sustaining long-term stockholder value. For our fiscal year ended December 31, 2024, we delivered a strong year of financial performance and execution, key highlights of which are below:

$4.6 B	$5.0 B	$0.9 B	$1.4 B

Total revenue an increase of 8% on a reported and constant currency basis[1]	Total bookings an increase of 9%, and 10% on a constant currency basis[1]	Net income a decrease of 32%[1,2]	Normalized EBITDA (“NEBITDA”) an increase of 23%, representing a 31% NEBITDA margin[1]

Other Business and Financial Highlights[1]

•Net Cash from Operating Activities increased 23% to $1.3 billion

•Unlevered free cash flow increased 20% to $1.5 billion

•Repurchased 39.4 million shares as part of the $4.0 billion multi-year share repurchase program; these repurchases represent a gross reduction of approximately 23% in fully diluted shares from those outstanding as of December 31, 2021

•GoDaddy Airo® demonstrated promising traction with discovery and engagement; first Airo cohort reached the 13-month mark showing green shoots of increased customer spend, better product attach and improved renewal rates for both domains and W+M

Pricing & Bundling	Commerce

•Productivity-focused efforts contributed significantly to Applications and Commerce bookings growth	•Drove 55% growth in annualized Gross Payments Volume to $2.6 billion

•Expanding efforts across our customer cohorts impacting our entire product portfolio into 2025	•Launched Smart Terminal Flex for on-the-go transacting

•Launched two new SaaS plans offering premium features and discounted fees

Seamless Experience	Cost Optimization

•Expanded AI-generated content on Managed WordPress	•Measurable impact across our organization from continued simplification of our integrated platform and global talent recruitment across multiple functions to better technology and tooling

•Launched redesigned Managed WordPress platform

•Launched GoDaddy Digital Marketing Suite

•Removed friction in purchase and renewal paths across multiple products

1All comparisons are year-over-year unless otherwise specified. Total bookings is an operating metric and unlevered free cash flow, Normalized EBITDA (NEBITDA) and NEBITDA margin are not financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP). For a discussion of constant currency, information on how we compute total bookings and other operating metrics and for a reconciliation between each non-GAAP financial measure and its most directly comparable GAAP financial measure, please refer to “Appendix A—Operating and Business Metrics, Non-GAAP Financial Information and Reconciliations” in this Proxy Statement.
2Net income for the year ended December 31, 2023 was inclusive of a non-routine, non-cash income tax benefit related to the release of the majority of our valuation allowance.

Additional information about our business and financial results can be found in our 2024 Annual Report and our other SEC filings. Please visit aboutus.godaddy.net/about-us and our investor relations site aboutus.godaddy.net/investor-relations.

8

About GoDaddy	Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information
Sustainability Highlights
We aim to promote a sustainable and inclusive future. Our 2024 environmental, social and governance (“ESG”) initiatives reflect our dedication to positively impacting the communities we serve, empowering entrepreneurs everywhere, ensuring ethical business practices and encouraging innovation while driving business value and minimizing our environmental footprint.
Highlights of our 2024 sustainability priorities and initiatives are below:

Customers & Communities Our customers and the communities in which we operate are at the heart of our mission
Customer Experience	Our personalized support for every stage of an entrepreneur’s journey sets us apart from our competitors. Our team engaged customers through nearly 12 million inbound voice conversations and messages, obtaining a Trustpilot rating of 4.6 out of 5.

Inclusive Entrepreneurship	Empower by GoDaddy, our signature social impact program, equips entrepreneurs with training, tools and peer networks to accelerate their journeys. Empower provided nearly 19,000 learning engagements to entrepreneurs in the United States and Canada.

Community Engagement	GoDaddy employees volunteered nearly 3,700 hours and donated almost $1.6 million through employee-led efforts, volunteer rewards, corporate funds and matching donations.

People & Culture A thriving workplace culture drives our success
Employee Engagement	84% of our employees participated in GoDaddy Voice, our annual employee survey, revealing that employees feel a strong sense of trust and support within our teams. We’re using the feedback to continue creating a positive working environment and culture.

Learning & Development	We are committed to fostering a culture of continuous learning and development. In addition to a variety of learning opportunities within GoDaddy, 140 employees benefited from our partnership with Rio Salado College, collectively earning 840 college credits.

Responsible Governance & Operations We uphold the highest standards of ethics, compliance and accountability
Ethical Conduct	Our Code of Business Conduct and Ethics helps to ensure integrity at every level. To hold ourselves to the highest ethical standards, we established a Political Contributions, Activities, and Lobbying Policy and launched a new Human Rights Policy.

Responsible AI	As AI evolves, we continue to adapt our policies and practices to serve and help protect entrepreneurs. Our Responsible AI Principles detail our commitment to using artificial intelligence responsibly and ethically to advance GoDaddy's mission to empower entrepreneurs everywhere.

Environmental Impact We continue to take decisive action toward environmental sustainability
GHG Emissions Reduction	After meeting our initial target two years early, we set a new target to reduce scope 1 and 2 (market-based) emissions by 90% by 2030 from a 2019 baseline.

Climate Risk Analysis	We conducted a climate scenario analysis evaluating potential physical and transitional risks across multiple time horizons, helping GoDaddy protect the resilience of our operations.

To read more about our sustainability strategies, practices, programs and disclosures, please visit: godaddy.com/godaddy-for-good/sustainability. For more information on our Governance Committee’s oversight of such strategies, practices, programs and disclosures, please see the section titled “Board Risk Oversight” on page 30.

2025 Proxy Statement	9

About GoDaddy	Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information

Proxy Summary
Our Board of Directors
Proposal No. 1 — Election of Directors begins on page 16 of this Proxy Statement
Beginning with this Annual Meeting, the division of our directors into classes will terminate and our board will be fully declassified. The Board of Directors (the “Board”) has nominated the below directors for election at the Annual Meeting, each for a one-year term that expires at the 2026 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier resignation, death or removal.
The Board unanimously recommends that you vote “FOR” each of the nominees named in Proposal No. 1.

Name and Principal Occupation	Age	Independent	Director Since	Board Committees

Amanpal (Aman) Bhutani Chief Executive Officer, GoDaddy	49		2019
Herald Chen Former President and Chief Financial Officer, AppLovin	55		2014
Caroline Donahue Former Executive Vice President and Chief Marketing and Sales Officer, Intuit	64		2018
Mark Garrett Former Executive Vice President and Chief Financial Officer, Adobe	67		2018
Brian Sharples - Chair of the Board Co-founder and Former Chairman and Chief Executive Officer, HomeAway	64		2016
Graham Smith Former Executive Vice President and Chief Financial Officer, Salesforce	65		2024
Leah Sweet Former Senior Vice President, PayPal	56		2020
Srinivas (Srini) Tallapragada President and Chief Engineering Officer, Salesforce	55		2023
Sigal Zarmi Senior Advisor, Boston Consulting Group	61		2023

COMMITTEES
Audit and Finance Committee (the “Audit Committee”)	Nominating and Governance Committee (the “Governance Committee”)
Compensation and Human Capital Committee (the “Compensation Committee”)	Committee Chair

TENURE
<4 years 3/9	4-6 years 3/9	7+ years 3/9

AGE
41-55 years 3/9	56-65 years 5/9	66+ years 1/9

10

About GoDaddy	Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information
Skills and Experience
Our Board has identified the following skills and experiences as important in ensuring that our directors collectively possess the necessary core skills and specific areas of expertise to provide effective oversight of our Company and our long-term strategic growth.

Technology Experience 6/9	Global Experience 8/9

Emerging Technology Expertise 5/9	Sales & Marketing Experience 4/9

Strategic Planning Experience 7/9	Human Capital / Executive Compensation Experience 4/9

Public Company Leadership Experience 9/9	Public Company Board Experience 8/9

Financial / Accounting Experience 5/9	Risk Management / Compliance / Cybersecurity Experience 7/9

Corporate Governance Experience 5/9

Governance Highlights
Our corporate governance framework lays the foundation for effective oversight and management accountability and enables us to remain competitive in the dynamic environment in which we operate. We are committed to good corporate governance and ensuring our practices are aligned with our strategic priorities. The following list highlights our corporate governance practices:

  Independent Board Chair
  100% independent committee members
  Annual election of directors
  Majority vote standard for director elections with director resignation policy
  No supermajority voting requirement
  Robust Board, committee and director self-evaluation process
  Board guidelines related to service on other public company boards
  Disclosure of director skills matrix on individual basis
  Responsive stockholder engagement program

  Thoughtful succession planning process
  Code of Business Conduct and Ethics for directors, officers and employees
  Annual review of committee charters and governance policies
  Regular meetings of independent directors without management
  Formalized Governance Committee oversight of sustainability matters
  Formalized Compensation Committee oversight of human capital management
  Formalized Audit Committee oversight of cybersecurity

For more information about our Board, including their biographical information, please see the section titled “Director Nominees” beginning on page 17.

2025 Proxy Statement	11

About GoDaddy	Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information
Stockholder Engagement
As part of our robust governance framework, we maintain a year-round engagement program that provides our stockholders the opportunity to share their perspectives with our teams at key points in the year or at times requested.1
Offered Meetings
~64%
of our shares outstanding
Engaged in Discussions
~45%
of our shares outstanding
Engaged with Director
~32%
of our shares outstanding
In 2024, we met with stockholders representing approximately 45% of our shares outstanding. As a part of these conversations, we discussed a range of topics, including:

Governance and Board Matters Board Leadership and Composition Director Refreshment & Evaluation Board and Committee Risk Oversight, including AI risk oversight Governance Practices	Executive Compensation Executive Compensation Program (Say-on-Pay received 95% approval rate at our 2024 annual meeting of stockholders)	Environmental and Social Matters Human Capital Management Environmental Sustainability Data Privacy and Cybersecurity

2024 Engagement Topic Highlights

Board Refreshment	The Board continued its director refreshment process to ensure the Board is filled with a range of skills and experiences that effectively address the Company’s evolving needs. In June 2024, the Board appointed Graham Smith to serve as a director. Mr. Smith brings leadership, operational finance and board service experience from some of the world’s most highly respected technology companies.

AI Governance and Oversight
As our use of evolving technologies, including artificial intelligence, machine learning, generative artificial intelligence and other similar tools (collectively, “AI”) continues to grow within our solutions and for internal use, we are committed to addressing potential risks while ensuring we are advancing opportunities for our business. Our Responsible AI approach includes strategies for risk mitigation and use of specified controls. We maintain policies related to Responsible AI and conduct assessments of our use to help ensure we are complying with ethical and legal standards. In addition, we have added a separate skill on emerging technologies expertise into our skills matrix.

Board and Executive Succession Planning
Our Board is committed to ensuring that we have the right directors and executive talent to pursue our strategies successfully. Our Governance Committee is responsible for overseeing the Board’s refreshment process and director succession. Our Governance and Compensation Committees are responsible for overseeing the Company’s talent management and succession planning processes, including evaluations and succession planning for our Chief Executive Officer (“CEO”).

Executive Compensation
Our 2024 executive compensation program received 95% support at our 2024 Annual Meeting. Our Compensation Committee continues to review and implement plans that aim to promote pay for performance and instill competition, all while providing fair and equitable pay that delivers stockholder value.

1 All percentages of are shares outstanding are presented as of September 30, 2024.

For more information about our year-round engagement program please see the section “Stockholder Engagement Approach and Philosophy” on page 32.

12

About GoDaddy	Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information
Executive Compensation
Proposal No. 2 — Advisory Vote on the Compensation of Our Named Executive Officers begins on page 38 of this Proxy Statement
We are providing stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers (“NEOs”).
The Board unanimously recommends that you vote “FOR” the approval of the compensation of our NEOs.
Compensation Overview and 2024 Compensation Program
The Compensation Committee, which is responsible for the Company’s executive compensation policies and plans, is committed to designing a compensation program that promotes pay for performance, is competitive, fair and equitable, rewards the delivery of stockholder value and is responsive to stockholder feedback.
Given the positive Say-on-Pay result at our 2023 annual meeting and perspectives from stockholder engagement, the Compensation Committee approved our 2024 compensation program with features similar to our 2023 program design. Approximately 93% of our CEO’s total target pay (and approximately 91% of all other NEOs (average)) is considered variable.
The target mix of compensation provided to our CEO and the average of our other NEOs is set forth below followed by a summary of the compensation program elements.

CEO	Other NEOs (average)[1]

Compensation Program Elements

Base Salary (Fixed) Establishes competitive pay that properly incentivizes executive officers for day-to-day responsibilities
Targeted at competitive levels and based on past experience and expected future contributions

2024 Short-Term Incentive Plan (Variable)
Provides appropriate incentives for our executive officers to work collaboratively as a team to achieve important financial, business and strategic goals in our operating plan and to reward individual contributions

80% - Corporate Performance Goal	•25% Revenue •25% NEBITDA	•25% Bookings •25% unlevered Free Cash Flow (“uFCF”)

20% - Individual Performance Goal

2024 Long-Term Incentive Plan (Variable)
Strengthens the alignment between the interests of our executive officers and those of our stockholders by tying vesting of awards to achievement of relative total shareholder return (“rTSR”), which incentivizes driving long-term stockholder value and promotes executive officer retention by linking vesting to continued employment

50% Performance Stock Units (“PSUs”)	•100% rTSR performance metric measured against the Nasdaq Internet Index	•Cliff vest after a 3-year performance period

50% Restricted Stock Units (“RSUs”)		•Vest quarterly over a 3-year period

1See footnote 1 on n page 41

2025 Proxy Statement	13

About GoDaddy	Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information

Our Compensation Committee and management strive to ensure the Company’s compensation programs and policies are aligned with best practices. The following list highlights our compensation practices:

WHAT WE DO	WHAT WE DON’T DO
  Annual “Say-on-Pay” vote
  Cap on maximum payouts for each NEO under our short-term incentive plan
  Independent compensation consultant engaged by the Compensation Committee
  Robust stock ownership guidelines for executive officers and non-employee directors
  Clawback policies on incentive compensation
  Ongoing engagement with our stockholders regarding our compensation practices
  Annual compensation review and risk assessment

  No hedging of shares by officers or directors under any circumstances
  No pledging of shares by officers, directors or employees
  No tax gross-ups to cover excise taxes
  No resetting of performance targets
  No “single trigger” change in control payments
  No excessive perquisites
No evergreen provisions in equity plans

For more information about our compensation program please review our Compensation Discussion and Analysis beginning on page 39.

14

About GoDaddy	Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information
Other Management Proposals
Ratification of Appointment of Ernst & Young LLP
Proposal No. 3 — Ratification of the appointment of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the year ending December 31, 2025 begins on page 72 of this Proxy Statement
At the Annual Meeting, our stockholders are being asked to ratify the appointment of EY as our independent registered public accounting firm for the year ending December 31, 2025.
The Board unanimously recommends that you vote “FOR” the ratification of the appointment of EY.
Amendment to the Company’s Restated Certificate of Incorporation to Limit Liability of Officers as Permitted by Law
Proposal No. 4 — Amendment to the Company’s Restated Certificate of Incorporation to Limit Liability of Officers as Permitted by Law begins on page 74 of this Proxy Statement
At the recommendation of the Governance Committee, the Board has adopted, subject to approval by our stockholders, an amendment to the Company’s Restated Certificate of Incorporation to limit liability of officers as permitted by law.
The Board unanimously recommends that you vote “FOR” the amendment to the Company’s Restated Certificate of Incorporation to limit liability of officers as permitted by law.
Amendments to the Company’s Restated Certificate of Incorporation to Implement Miscellaneous Changes
Proposal No. 5 — Amendments to the Company’s Restated Certificate of Incorporation to Implement Miscellaneous Changes begins on page 76 of this Proxy Statement
At the recommendation of the Governance Committee, the Board has adopted, subject to approval by our stockholders, amendments to the Company’s Restated Certificate of Incorporation to implement miscellaneous changes.
The Board unanimously recommends that you vote “FOR” the amendments to the Company’s Restated Certificate of Incorporation to implement miscellaneous changes.

2025 Proxy Statement	15

About GoDaddy	Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information

Board and Governance Matters

Proposal No. 1 Election of Directors

The Board of Directors unanimously recommends that you vote “FOR” each of the nominees named in this Proposal No. 1.

Our business affairs are managed by our management team under the direction of our Board, which is currently comprised of nine members divided into three staggered classes. At the 2022 annual meeting of stockholders, the Board recommended, and stockholders approved, an amendment to the Company’s Restated Certificate of Incorporation to declassify the Board. Beginning with this Annual Meeting, the division of our directors into classes will terminate in accordance with our Restated Certificate of Incorporation and our Board will be fully declassified.
At the recommendation of the Governance Committee, the Board nominated Aman Bhutani, Herald Chen, Caroline Donahue, Mark Garrett, Brian Sharples, Graham Smith, Leah Sweet, Srini Tallapragada and Sigal Zarmi to serve as directors. Each nominee is currently a member of our Board.
The nominees named above will serve one-year terms that expire at the 2026 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier resignation, death or removal.
Required Vote
The Company’s Second Amended and Restated Bylaws (“Bylaws”) provide for majority voting for uncontested director elections. Each incumbent director nominated for election at the Annual Meeting will only be elected if the votes “FOR” such director’s election exceed the votes “AGAINST” their election. Pursuant to our Corporate Governance Guidelines, each director nominee must tender an irrevocable conditional resignation to the Company that, subject to our Governance Committee’s recommendation and our Board’s acceptance thereof, will become effective following the Annual Meeting in the event that such nominee does not receive a majority of the votes cast. If applicable, the Company will publicly disclose the Board’s decision and rationale within 90 days of the stockholder vote.
Nomination Process
Our Governance Committee and Board have evaluated each of the director nominees recommended by our Board against the factors and principles GoDaddy uses to select director nominees. Based on this evaluation, our Governance Committee and Board have concluded that it is in the best interests of the Company and its stockholders for each of the proposed nominees to serve as a director of GoDaddy. The Board believes that all of these nominees have a strong track record of being responsible stewards of stockholders’ interests and bring extraordinarily valuable insight, perspective and expertise to the Board. Each nominee has agreed to be named in this Proxy Statement and to serve if elected until their successors are duly elected and qualified, or until their earlier resignation, death or removal. Should any nominee be unable to serve, the persons designated as proxies reserve full discretion to vote for another person or the Board may reduce its size.
Set forth below are the names and certain information about the director nominees. For more information on the director nominees, including regarding their independence, see the sections titled “Board Composition” beginning on page 22 and “Director Independence and Additional Board Service” beginning on page 24.

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About GoDaddy	Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information
Director Nominees

Amanpal (Aman) Bhutani, Chief Executive Officer

Chief Executive Officer, GoDaddy Age: 49 Director since: 2019 Other Current Board Service: The New York Times Company (since 2018) Zero Link Markets, Inc. (private)
PROFESSIONAL EXPERIENCE
•Chief executive officer, GoDaddy Inc., September 2019 to present
•President of the Brand Expedia Group, Expedia Group, Inc., June 2015 to September 2019
•Vice president and senior vice president of Expedia Worldwide Engineering, Expedia Group, Inc., May 2010 to June 2015
•Technology senior director, JPMorgan Chase and Co., September 2008 to May 2010
•Senior vice president of e-commerce technology, Washington Mutual Inc. (acquired by JPMorgan Chase and Co.), 2002 to 2008
SKILLS AND QUALIFICATIONS
Mr. Bhutani gained extensive technological expertise from his collective experiences in senior leadership roles at digital and consumer-facing companies, giving him a highly relevant perspective on our innovation efforts as we position the Company for further growth. Mr. Bhutani has over 20 years of experience in technical, management and leadership roles, ushering brands into new eras of innovation and integrating emerging and leading technologies to enhance the customer experience. His leadership and strategic planning experience as president of Brand Expedia Group’s global business operations positions him well to lead the Company as we continue our global growth.

Brian Sharples, Board Chair

Co-founder, Former Chairman and Chief Executive Officer, HomeAway Age: 64 Director since: 2016 Other Current Board Service: Ally Financial Inc. (since August 2018) Twyla Inc. (private)
PROFESSIONAL EXPERIENCE
•Co-founder and chief executive officer, HomeAway, Inc., April 2004 to September 2016
FORMER BOARD EXPERIENCE
•Former director, Avalara, Inc., March 2020 to October 2022 (private)
•Former director, Yelp Inc., March 2019 to June 2022 (public)
•Former director, Fexy Media, 2015 to 2023 (private)
•Former board chair, HomeAway, Inc., April 2004 to December 2015 (public)
•Former director, RetailMeNot, Inc., August 2011 to May 2017 (public)
SKILLS AND QUALIFICATIONS
Mr. Sharples gained extensive experience as an executive in the technology industry and through his entrepreneurial leadership throughout his career. As the co-founder and former chief executive officer of HomeAway, Inc., a global online marketplace, he deeply understands the risks and opportunities involved with operating a global, consumer-centric technology company. The Board greatly benefits from his expertise in technology brand strategy and his knowledge navigating strategic transactions in the technology and e-commerce space as both an executive and a director. Mr. Sharples’s extensive public company board experience brings to the Board a thorough understanding of corporate governance, human capital management, executive compensation and oversight of risk and management.

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About GoDaddy	Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information

Herald Chen

Former President and Chief Financial Officer, AppLovin Corporation
Age: 55
Director since: 2014
Committee(s): Compensation Chair, Audit
Other Current Board Service: AppLovin Corporation (since August 2018)
Internet Brands, Inc. (private)

PROFESSIONAL EXPERIENCE
•Advisor to the chief executive officer, AppLovin Corporation, January 2024 to present
•President and chief financial officer, AppLovin Corporation, November 2019 to January 2024
•Head of technology, media and telecom, Kohlberg Kravis Roberts & Co. L.P., April 2007 to October 2019
FORMER BOARD EXPERIENCE
•Former board chair, BMC Software, Inc., October 2018 to October 2019 (private)
•Former board chair, Optiv Inc., December 2016 to October 2019 (private)
•Former board chair, Epicor Software Corporation, August 2016 to October 2019 (private)
SKILLS AND QUALIFICATIONS
Mr. Chen’s deep background in the technology industry and his former role as AppLovin’s chief financial officer, where he led a large technology platform with a global presence, provide him with unique and current insights into leadership and strategic planning in the digital market space. As a former investment professional who was instrumental in defining strategy and driving success across many technology companies, Mr. Chen brings to the Board deep operational and management expertise and governance and oversight of the business. As a member of our Audit Committee, and through his roles as chair at various companies, Mr. Chen brings to the Board a deep understanding of financial and accounting matters, as well as risk management expertise.

Caroline Donahue

Former Executive Vice President and Chief Marketing and Sales Officer, Intuit
Age: 64
Director since: 2018
Committee(s): Compensation, Governance
Other Current Board Service: Experian plc (since January 2017)
Versapay Corporation (private)

PROFESSIONAL EXPERIENCE
•Chief marketing and sales officer and executive vice president, Intuit Inc., August 2012 to September 2016
•Senior vice president of sales and channel marketing, Intuit Inc., May 1995 until August 2012
SKILLS AND QUALIFICATIONS
As the former chief marketing and sales officer of a large technology company, Ms. Donahue provides extensive knowledge of international markets with consumer sales and growth, which is particularly relevant to our global business and strategic focus on customer growth. The Board and leadership team benefit from Ms. Donahue’s insight and extensive experience in mass-market, digital, multi-channel and business-to-consumer distribution, marketing and brand and sales management. Ms. Donahue also offers strong insight to the Board and our leadership team on innovation and consumer-centricity within a consumer-facing technology company. Through her public and private company board experience, Ms. Donahue understands issues pertaining to human capital management, risk management and oversight and corporate governance.

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About GoDaddy	Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information

Mark Garrett

Former Executive Vice President and Chief Financial Officer, Adobe
Age: 67
Director since: 2018
Committee(s): Audit Chair
Other Current Board Service: Snowflake, Inc. (since April 2018)
Cisco Systems, Inc. (since April 2018)
Acacia (private)

PROFESSIONAL EXPERIENCE
•Senior advisor, Permira, June 2021 to present
•Senior advisor, General Atlantic, June 2018 to June 2021
•Executive vice president and chief financial officer, Adobe Systems Incorporated, February 2007 to April 2018
•Senior vice president and chief financial officer, Software Group of EMC Corporation (formerly Documentum, Inc.), August 2002 to January 2007 and 1997 to 1999, including through its acquisition by EMC Corporation
FORMER BOARD EXPERIENCE
•Former director, NightDragon Acquisition Corp., March 2021 to December 2022 (public)
•Former director, HireRight, LLC, November 2018 to October 2021 (private)
•Former director, Pure Storage, Inc., July 2015 to December 2021 (public)
SKILLS AND QUALIFICATIONS
Mr. Garrett’s executive leadership roles at EMC and Adobe enable him to provide invaluable insight to our management and Board on long-term strategic, financial and capital planning and financial performance. His ability to complete one of the largest and fastest strategic transitions to a cloud-based subscription model at Adobe gives him an important perspective when guiding our management team through areas of growth and evolution. As a senior advisor at Permira, Mr. Garrett adds to his depth of understanding of technology companies. His extensive financial and accounting experience through his public company directorships, and particularly his role as audit committee chair and member at other technology companies, allows him to provide a depth of extensive financial and accounting expertise to ensure effective oversight as the chair of our Audit Committee and member of the Board.

Graham Smith

Former Executive Vice President and Chief Financial Officer, Salesforce
Age: 65
Director since: 2024
Committee(s): Audit
Other Current Board Service: Axon Enterprise, Inc. (since March 2023)
Procore Technologies, Inc. (since February 2020)

PROFESSIONAL EXPERIENCE
•Interim chief executive officer, Splunk Inc., November 2021 to April 2022
•Executive vice president and chief financial officer and other roles, Salesforce, Inc., December 2007 to March 2015
•Chief financial officer, Advent Software, Inc., January 2003 to December 2007
FORMER BOARD EXPERIENCE
•Former director, Splunk Inc., July 2011 to March 2024 (public)
•Former director, Blackline, Inc., May 2015 to May 2022 (public)
•Former director, Slack Technologies, Inc., December 2018 to July 2021 (private)
•Former director, Xero Limited, February 2015 to March 2020 (public)
SKILLS AND QUALIFICATIONS
Mr. Smith’s leadership experience as a public company chief financial officer and his success advising technology companies through growth at scale are aligned with GoDaddy’s go-forward strategy. The Board and management also benefit from Mr. Smith’s deep financial and accounting expertise gained through his roles at Splunk, Salesforce and Advent Software and his public company directorships.

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About GoDaddy	Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information

Leah Sweet

Former Senior Vice President, PayPal Age: 56 Director since: 2020 Committee(s): Governance Chair, Compensation Other Current Board Service: BMC Technologies (private) Versapay Corporation (private)
PROFESSIONAL EXPERIENCE
•Senior vice president of global design, delivery and operations and other roles, including chief of staff to the chief executive officer, PayPal Inc., January 2012 to March 2020
•Vice president, customer success, CA Technologies, Inc., April 2010 to December 2011
•Deputy chief information officer, State of Arizona, May 2009 to April 2010
•Vice president, technology strategy and operations, American Express Company, February 2004 to May 2009
FORMER BOARD EXPERIENCE
•Former director, Arizona Technology Council, October 2016 to March 2020 (private)
SKILLS AND QUALIFICATIONS
Ms. Sweet’s extensive senior executive expertise in the fintech and financial services industries, including her experiences at PayPal and American Express, give her deep knowledge into payments and commerce that is invaluable to our Board and leadership as we deliver our commerce solutions for customers. Her prior experiences spearheading successful transformations and driving businesses forward enable her to provide valuable insight to the Board regarding oversight of enterprise strategy development and program management. Ms. Sweet’s understanding of human capital management, executive compensation, corporate governance and succession planning gained through her board experiences and her role as chief of staff at PayPal greatly benefit our Board and Compensation and Governance Committees.

Srinivas (Srini) Tallapragada

President and Chief Engineering Officer, Salesforce Age: 55 Director since: 2023 Committee(s): Governance
PROFESSIONAL EXPERIENCE
•President and chief engineering officer, Salesforce, Inc., December 2019 to present
•President, executive and senior vice president, Salesforce, Inc., May 2012 to December 2019
•Senior vice president, engineering, Oracle Corporation, April 2011 to May 2012
•Senior vice president, SAP Labs Inc., February 2009 to April 2011
•Vice president and senior director, Applications Development, Oracle Corporation, 2001 to 2009
•Director, Engineering, Customer Relationship Manager, Oracle Corporation 2000 to 2001
FORMER BOARD EXPERIENCE
•Former director, Avalara, Inc., July 2021 to October 2022 (private)
SKILLS AND QUALIFICATIONS
Mr. Tallapragada brings a depth of technology expertise, as well as leadership and governance experience, to the Board and Governance Committee. At Salesforce, Mr. Tallapragada leads teams to deliver product and platform innovations, key skills that help aid management and our Board in analyzing and bringing forth product and service enhancements and developments. He has extensive experience driving cutting-edge innovation and building emerging technologies within complex platforms. He also leads the cybersecurity and governance, risk and compliance functions at Salesforce. Mr. Tallapragada’s ability to scale business operations through innovation and his track record of strong strategic planning both provide a valuable perspective as we continue to evolve our business.

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About GoDaddy	Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information

Sigal Zarmi

Senior Advisor, Boston Consulting Group Age: 61 Director since: 2023 Committee(s): Audit Other Current Board Service: ADT Inc. (since April 2021) Global Atlantic Financial Group (private) BigID (private)
PROFESSIONAL EXPERIENCE
•Senior advisor, Boston Consulting Group Inc., August 2021 to present
•Interim chief information officer, Staples, Inc., August 2023 to February 2024
•Senior advisor, Morgan Stanley, July 2021 to January 2023; previously served as international chief information officer and global head of transformation, October 2018 to July 2021
•Vice chairman, global and U.S. chief information officer, PricewaterhouseCoopers LLP, December 2014 to September 2018
•Chief information officer, GE Capital Americas, General Electric Company, August 2010 to November 2014
FORMER BOARD EXPERIENCE
•Former director, HashiCorp, Inc., June 2021 to February 2025
•Former director, DataRobot Inc., September 2021 to August 2022 (private)
•Former director, Alfresco Software, December 2019 to October 2020 (private)
SKILLS AND QUALIFICATIONS
As the former chief information officer of several large global businesses, Ms. Zarmi’s expertise in strategic planning and operational risk management further enhances the risk management and compliance expertise of our Board and Audit Committee. The Board, Audit Committee and management also greatly benefit from Ms. Zarmi’s cybersecurity expertise gained through her experiences as the chief information officer at Morgan Stanley, PricewaterhouseCoopers and GE Capital Americas. Through her various roles at Morgan Stanley, managing the diverse global technology footprint and driving the firm’s innovation agenda through emerging technologies, Ms. Zarmi brings a wealth of knowledge to advise our leadership team on our strategic focus on innovation and the global growth of our customers.

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About GoDaddy	Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information
Board Leadership Structure
We currently have a separate independent Chair and CEO structure. At this time, we believe this structure allows for effective oversight and leadership of the Company, the Board and management. The role of the Chair of our Board is to facilitate oversight of management, engage with stockholders and lead our Board on all matters. Our CEO has primary responsibility for the operational leadership and strategic direction of the Company.
Brian Sharples currently serves as our independent Board Chair and Aman Bhutani serves as our CEO. Mr. Sharples was appointed Chair due to his extensive experience as an executive in the technology industry, his entrepreneurial leadership, his expertise in technology brand strategy and his knowledge navigating strategic transactions in the technology and e-commerce space as both an executive and director.
Our Governance Committee annually reviews the qualifications of the Chair and recommends the Chair for approval by the Board.
Key responsibilities of the independent Chair of the Board include, among other duties:
•Developing and setting the agenda for each Board meeting in consultation with management and the Chair of each standing committee;
•Presiding over all meetings of the Board;
•Calling and presiding over executive sessions of the Board;
•Assisting the Governance Committee in the Board’s self-assessment and Board and Committee evaluation process;
•Communicating with our CEO regarding the results of the Compensation Committee’s evaluation of his annual performance and resulting compensation determinations; and
•Serving as a liaison between the Board and the Company’s stockholders.
We do not require separation of the offices of the Chair and CEO. We believe it is important to retain the flexibility to allocate the responsibilities of such offices in a structure that serves the best interests of the Company and our stockholders. However, if at any point we determine those interests are best served by combining the roles of our CEO and Board Chair, our Corporate Governance Guidelines require that the then independent directors of the Board designate an independent director as Lead Director. The Board also believes its approach to risk oversight, as more fully discussed below in “Board Risk Oversight,” helps ensure that the Board is able to effectively perform its risk oversight responsibilities under various leadership structures.
Board Composition
Our business strategy and operations, and ability to enhance long-term stockholder value are supported by our mission to empower entrepreneurs everywhere, making opportunity more inclusive for all. It is important to our Company that the Board reflects these values. As such, our Board, in conjunction with the Governance Committee, seeks qualified individuals to serve as directors who broaden, among other things, the mix of experience, skills, knowledge, personal and professional backgrounds, age, tenure and diversity of our Board. In addition, our Governance Committee considers multiple other factors in identifying and evaluating director nominees, including:
•current and future composition of our Board and its committees as it relates to the strategic direction of the Company;
•performance of individual members of our Board;
•current Board leadership structure;
•“independence” of directors and director nominees as measured by the independence requirements of The New York Stock Exchange (“NYSE”), the Securities and Exchange Commission (“SEC”) and other applicable laws; and
•recommendations of director candidates and nominations validly made by stockholders in accordance with our Bylaws.
As a public company, our directors need qualities that enable them to provide insight, oversight and general governance of the business, its strategy and operations. To that end, we seek candidates with core skills and experiences including executive leadership, public company board membership, financial and accounting expertise and risk management experience. Our Board members also need the strategic skills and experience to support our strategy of providing customers with identity, presence and commerce solutions. As we continue our multi-year effort to build an integrated software platform and launch new capabilities, we want directors steeped in technology expertise through their experiences as current or past executives at or advisors to technology companies. In addition, we seek candidates with global experience and those with relevant backgrounds in product sales and marketing or e-commerce to advise on international markets and our product offering strategies, as well as experience

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About GoDaddy	Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information
with and knowledge of corporate strategy and strategic planning. We also remain committed to managing our business to provide an optimal combination of top-line growth and profitability and believe effective oversight by our directors of these initiatives is integral.
The types of skills, backgrounds and experiences that the Board believes are necessary for our Company today and the directors who have such attributes are provided in the chart below. Because the table is a summary, it is not intended to be a complete description of all qualifications, skills, experiences and attributes of each director. The matrix depicts notable areas of focus for each director; thus, though an individual may not be designated in any one particular area, it does not signify such director’s lack of ability to contribute to discussions in any specific area. Additionally, the Board benefits from having directors with a range of tenures, and ages and diversity, providing them different perspectives on our business and navigating different business cycles. Our Governance Committee reviews these qualifications when nominating directors for the Board and considered them in recommending stockholders vote “FOR” each nominee at the Annual Meeting.

Skills and Experience
Technology Experience Experience as an information, engineering or operations executive at tech company or emerging tech and/or investing in and advising tech or emerging tech companies
Emerging Technology Expertise Experience related to strategic planning for or the oversight of integrating emerging technologies, including artificial intelligence
Strategic Planning Experience Experience with and knowledge of corporate strategy and strategic planning
Global Experience Experience as an executive at global company overseeing operations beyond the United States
Sales & Marketing Experience Experience as a product marketing, sales and/or e-commerce executive
Human Capital / Executive Compensation Experience Experience as a public company compensation committee member
Public Company Leadership Experience Experience as a public company CEO and/or other public company C-Suite officer role or experience
Financial / Accounting Experience Experience as a public company CFO and/or as public company audit committee member
Corporate Governance Experience Experience as a public company nominating and governance committee member
Public Company Board Experience Experience as a public company board member
Risk Management / Compliance / Cybersecurity Experience Experience as an executive overseeing business compliance function and/or public company risk committee board member

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About GoDaddy	Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information
Director Independence and Additional Board Service
Director Independence
Our Corporate Governance Guidelines require that a majority of the Board and each member of our standing committees be independent in accordance with applicable SEC rules and NYSE Listing Standards. Our Board annually reviews director independence, taking into consideration all relevant facts and circumstances, including whether any director has a material relationship with the Company or a member of our leadership team (either directly or as a partner, stockholder, director or officer of an organization that has a relationship with the Company) that would interfere with the exercise of independent judgment by such individual in carrying out the responsibilities of a director. In making its determination, the Board considers responses provided by directors through our annual director and officer questionnaire process, as well as information obtained through Company records and outside sources. Our Board determined, upon the recommendation from the Governance Committee, that Messrs. Chen, Garrett, Sharples, Smith and Tallapragada and Mses. Donahue, Sweet and Zarmi qualify as independent.
Other Public Company Board Service
As the responsibilities of public company directors continue to expand, our Board has established limitations on our directors’ ability to serve on other boards to ensure that each director is able to perform their responsibilities, maintain effective oversight of the Company and management and fulfill their fiduciary duties to our stockholders. In conjunction with the Governance Committee, the Board annually reviews our Corporate Governance Guidelines, which include limitations on directors’ ability to serve on other boards. In developing these limitations, the Governance Committee and the Board consider many factors, including:
•the time commitment required by the Company in conjunction with Board and committee meeting preparation and attendance;
•the scope of responsibilities of individual committees;
•results of our annual Board and committee evaluation process;
•whether directors are currently employed or retired from full-time employment;
•input from our stockholders during engagement; and
•the corporate governance guidelines adopted by our peers and other comparable public companies.
Our Corporate Governance Guidelines limit our directors from serving on more than four public company boards including the Company’s Board and a director who is also the chief executive officer of our Company or another company is limited to serving on no more than two public company boards, including the Company’s Board. Our directors are required to advise the chair of the Governance Committee of any invitations to join a new public company board of directors prior to accepting the directorship. This notification process allows the Governance Committee and the Board to confirm the absence of any actual or potential conflict of interest and ensures that such director has sufficient time to devote to the responsibilities and commitments of our Company and Board. All directors are in compliance with this policy. In addition, our Audit Committee Charter limits directors who serve on our Audit Committee from simultaneously serving on the audit committees of more than three public companies (including our Audit Committee), unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Company’s Audit Committee.
The table below summarizes the limits on a director’s ability to serve on other boards.

Director Category	Limit on Public Company Board Service (including GoDaddy Board)
All directors	4 boards
Any director who is also a public company CEO	2 boards
Audit Committee Members	3 audit committees

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Board Committees and Meetings
Board Meetings and Attendance

Number of Board Meetings in 2024	5	Attendance at Board and Committee Meetings in 2024	>75%	Attendance at 2024 Annual Meeting of Stockholders	>75%

During the year ended December 31, 2024, our Board held 5 meetings (including regularly scheduled and special meetings). Each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our Board on which he or she served during the periods that he or she served.
Directors are expected to prepare for, attend and actively participate in all Board and committee meetings. We strongly encourage, but do not require, members of our Board to attend our annual meetings of stockholders. All of our directors attended our 2024 annual meeting of stockholders.
The Board’s independent directors regularly meet in independent director sessions in which management does not participate. The Chair of the Board presides at each independent director session.
Committees
Our Board maintains three standing committees: the Audit Committee, the Governance Committee and the Compensation Committee. Each of our standing committees operates under a written charter satisfying applicable SEC rules and NYSE Listing Standards. Copies of the charters of our standing committees are available on our corporate website at aboutus.godaddy.net/investor-relations/governance. Each committee annually reviews the adequacy of its written charter and submits any recommended changes to the Board for approval.
In accordance with our Corporate Governance Guidelines, our Board has determined that each member of our standing committees is independent. The Governance Committee annually reviews and recommends to the Board the composition of each committee, including the appropriate director to chair each committee. In making its recommendations, the Governance Committee considers among other factors, the scope of responsibilities of the committees and the relevant skills, background and experience of the directors. In June 2024, Graham Smith joined the Audit Committee and Herald Chen succeeded Brian Sharples as the Compensation Committee Chair. The following pages provide a snapshot of the composition of our committees, their key responsibilities and certain highlights from the prior year.

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Audit and Finance Committee

Mark Garrett (Chair)
INDEPENDENCE
Our Board has determined that each member of the Audit Committee meets the requirements for independence under current NYSE Listing Standards and SEC rules and regulations, including Rule 10A-3(b)(1)(iv) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each member of our Audit Committee meets the financial literacy requirements of the current NYSE Listing Standards.
FINANCIAL EXPERTS
Our Board has determined that Messrs. Chen, Garrett and Smith are “audit committee financial experts” within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended.
PRIMARY RESPONSIBILITIES
Our Audit Committee is responsible for overseeing, among other things:
•the Company’s accounting and financial reporting processes and internal controls as well as the audit and integrity of our financial statements;
•the qualifications, independence and performance of our independent registered public accounting firm;
•the performance of our internal audit function;
•the Company’s compliance with legal and regulatory requirements;
•data privacy and cybersecurity matters; and
•risk assessment and risk management pertaining to financial, accounting, treasury and tax matters, among others.
2024 HIGHLIGHTS
•Oversaw the Company’s capital allocation strategy, with 39.4 million shares repurchased in 2024, a reduction of approximately 23% in outstanding shares.
•Actively engaged with management and oversaw the Company’s cost optimization efforts.
•Provided oversight and expertise on evolving technologies, including artificial intelligence and machine learning.
•Oversaw remediation of the Company’s material weakness that was disclosed in the 2023 Annual Report on Form 10-K filed in February 2024.
For more information about the Audit Committee’s responsibilities and actions, see the section titled “Report of the Audit and Finance Committee” on page 73.

Herald Chen

Graham Smith

Sigal Zarmi

No. of meetings in 2024: 6

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Nominating and Governance Committee

Leah Sweet (Chair)
INDEPENDENCE
Our Board has determined that each member of the Governance Committee meets the requirements for independence under current NYSE Listing Standards.
PRIMARY RESPONSIBILITIES
Our Governance Committee is responsible for, among other things:
•advising the Board concerning the composition of the Board and identifying individuals qualified to become Board members;
•making recommendations to the Board regarding persons to be nominated for election as directors at meetings of stockholders or to fill vacancies or newly created directorships;
•making recommendations to the Board regarding the composition of the various committees of the Board;
•developing and making recommendations to the Board regarding the corporate governance guidelines and related matters;
•overseeing the Company’s ESG strategies, practices and programs, and the ESG disclosures in our sustainability report and proxy statement; and
•overseeing the annual evaluation of the Board and its committees.
2024 HIGHLIGHTS
•Led the Board’s appointment of Graham Smith, strengthening Board composition and oversight by bringing his invaluable knowledge and leadership experience to the Board.
•Conducted the Board’s annual self-assessment process, evaluating Board effectiveness, composition and directors’ skills and experience to inform Board refreshment and succession planning.
•Oversaw the Company’s achievement of a 50% reduction in Scope 1 and 2 emissions (market-based) from a 2019 baseline.
For information about our Board composition and the Governance Committee’s considerations for director candidates, see “Board Composition” beginning on page 22. For a discussion of our Board assessment process, see “Assessment of Board and Committee Effectiveness” on page 29.

Caroline Donahue

Srini Tallapragada

No. of meetings in 2024: 4

2025 Proxy Statement	27

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Compensation and Human Capital Committee*

Herald Chen (Chair)
INDEPENDENCE
Our Board has determined that each member of our Compensation Committee meets the requirements for independence under current NYSE Listing Standards.
PRIMARY RESPONSIBILITIES
Our Compensation Committee is responsible for, among other things:
•overseeing the Company’s compensation policies, plans and benefits programs and our overall compensation philosophy;
•overseeing the compensation of our CEO and other executive officers (including officers reporting under Section 16 of the Exchange Act), evaluating and approving our executive officer compensation plans, policies and programs and, where it deems appropriate, consulting with and making recommendations to the Board in respect of the foregoing;
•administering the Company’s equity compensation plans for executive officers, employees, directors and other service providers; and
•assisting the Board in its oversight of human capital management.
2024 HIGHLIGHTS
•Reviewed the executive compensation program to ensure that annual and long-term compensation continues to attract, retain and motivate executive talent and ensure the program is strongly aligned with performance and incorporates stockholder feedback, including the results of the prior year’s say-on-pay vote (95% approval rate in 2024).
•Approved new 2024 Omnibus Incentive Plan and 2024 Employee Stock Purchase Plan.
•Continued oversight of human capital management, including pay parity practices.
To learn more about how we make executive compensation decisions, including the role of the independent compensation consultant in assisting the Compensation Committee in making such decisions, see the Compensation Discussion and Analysis beginning on page 39.

Caroline Donahue

Leah Sweet

No. of meetings in 2024: 5

*Brian Sharples served as chair of the Compensation Committee until June 2024.

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Assessment of Board and Committee Effectiveness
Annual evaluations play a critical role in ensuring the effective functioning of our Board and its committees. The Governance Committee is responsible for developing and overseeing the annual evaluation process for our Board and its committees, which may include written questionnaires, individual interviews led by the Board Chair or an independent third party or a combination of approaches. Historically, the Board’s evaluations have consisted of individual interviews conducted either by the Board Chair or led by an independent third party. In addition, as part of their annual governance review, each committee performs a committee self-evaluation.
Set forth below is our Board’s process for assessing Board and committee effectiveness:

01 Define objectives and scope

The Governance Committee reviews the prior year assessment process, pending and future Board and committee objectives and current corporate governance practices to set the scope and objectives for the assessment process.

02 Determine evaluation method

The Governance Committee, in consultation with our senior legal leadership, assesses the best approach to capture feedback and action items based on its defined scope and objectives and current corporate governance best practices.

03 Identify discussion topics

The Governance Committee Chair, in consultation with our senior legal leadership and, when appropriate, the independent third-party, identifies relevant topics for discussion and appropriate questions.

04 Evaluations conducted

Either the Governance Committee Chair or the independent third party conducts one-on-one discussions with each director regarding the identified topics and allows for open feedback on any other topics of concern for each director.

Each committee conducts a year-end annual self-assessment.

05 Analysis

The Governance Committee, in consultation with our senior legal leadership and, when appropriate, the independent third-party, analyzes the results and considers whether changes to Board or committee composition, leadership, responsibilities or operations may be necessary or desirable and uses the results to inform the Governance Committee's director candidate pipeline and succession planning activities.

06 Full board discussion

The Governance Committee provides a detailed report to the full Board, including key changes or items for consideration.

07 Develop action plan

The full Board develops an action plan for further enhancement for the Board and its committees, the directors and in the Board succession and refreshment process.

08 Implement changes

Recommended changes are implemented throughout the following year.

EVALUATION TOPICS COVERED
Our Board and committee evaluations generally cover three key areas: (i) Effectiveness, which includes questions regarding the Board’s and its committees’ performance over the prior year; (ii) Board and committee composition, which includes discussions on the structure and effectiveness of the Board’s and committees’ composition and a review of the appropriateness of defined responsibilities; and (iii) Director skills, experience and refreshment, which includes a review of director skills, experience and backgrounds, succession planning and possible refreshment practices. In addition, the Governance Committee may from time to time add additional topics of discussion to ensure full feedback is received from directors and each committee may choose to discuss other topics that are relevant to the committee and its responsibilities.

In 2024, the Board evaluation process was conducted by an independent third party and each committee conducted its own self-evaluation. Following this process, the Board determined that its current composition remains effective in providing oversight of the Company. The Board will continue to evaluate its composition on an ongoing basis to determine if any additional changes are necessary.
As part of our Board’s ongoing succession planning and refreshment practices, and following an extensive review process by the Governance Committee in consultation with an independent third-party search firm, the Board welcomed Graham Smith to the Board on June 26, 2024. For a biography of Mr. Smith as well as an overview of his skills and experience, please see the section titled “Director Nominees” on page 17.

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About GoDaddy	Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information
Board Risk Oversight
Our Board is responsible for overseeing the Company’s enterprise-wide risk management as part of its mandates under our Corporate Governance Guidelines, its fiduciary duties and its general oversight of management and the Company’s business strategy. Our Board exercises such oversight both directly and indirectly through its three standing committees and in review and consultation with management, which is accountable for day-to-day risk management efforts. A breakdown of the key oversight responsibilities is set forth below.

Board of
Directors
Responsible for oversight, review and assessments of the Company’s major risks, including, but not limited to:
•long-term strategic financial and organizational goals and plans designed to achieve such goals
•strategic, legal, regulatory, financial, management and operational risks, including regarding cybersecurity, use of artificial intelligence, human capital management, sustainability and succession planning
•oversight and other responsibilities delegated to the Board’s committees, individual directors and management

Audit Committee
Oversees, reviews, assesses and discusses with management and/or the Company’s independent auditor where necessary, the Company’s major financial matters, risk exposures and legal and regulatory compliance, including matters related to data privacy, cybersecurity, accounting, capital allocation, insurance, investments, tax, enterprise risk management and business continuity. The committee has primary responsibility for assisting the Board with risk oversight.

Compensation Committee
Oversees, reviews, approves, establishes, administers and discusses with management, the Company’s compensation programs and policies. The committee has primary oversight responsibility of the Company’s human capital matters.

Governance Committee
Oversees, reviews, approves and discusses with management, Board and committee composition, director independence and succession planning and the adequacy of, and compliance with, the Company’s Corporate Governance Guidelines. The committee has primary oversight of the Company’s sustainability strategies, practices and programs and the applicable disclosures included in the Company’s external reporting.

GoDaddy Leadership
Team
Our leadership team, led by our CEO, develops and executes our business and financial strategy and short- and long-term goals, manages significant operations, oversees execution of the latter and manages and oversees strategic, legal, regulatory, financial, operational and other risks.
Our leadership team regularly apprises the Board and its committees about the Company’s strategy, operations and risks.

Assurance, Risk and Compliance
With oversight and direct reporting to the Chief Financial Officer and the Audit Committee, our Assurance, Risk and Compliance (“ARC”) team provides independent, objective evaluations of business processes and controls to help safeguard the organization, enable growth and strengthen operational integrity.

Enterprise Risk Management
With oversight from our Audit Committee, our ARC team leads our enterprise risk management program by identifying key risks that could impact the Company’s strategy, operations or compliance, and assists our leadership team in defining metrics to monitor such risks and respond proactively, helping the business navigate risks while staying focused on strategic execution and innovation.

Cybersecurity Management and Oversight
With oversight and direct reporting to the Chief Operating Officer and the Audit Committee, the Chief Information Security Officer identifies, assesses and manages cybersecurity risks and oversees the cybersecurity program. See more below.

Sustainability Working Group
With oversight from the Governance Committee, our team of key functional leaders drives progress across our priority topics, supporting sustainability disclosures and sharing relevant matters to inform and guide the business. See more below.

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About GoDaddy	Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information
Selected Areas of Oversight
Cybersecurity
GoDaddy maintains an enterprise-wide cybersecurity program designed to manage the Company’s cybersecurity risks. Our Board manages cybersecurity risks as part of the Company's overall risk management framework and oversees the cybersecurity program and its associated risks through the Audit Committee. The Audit Committee receives verbal and written reports at least quarterly from our Chief Information Security Officer (“CISO”) regarding the Company’s cybersecurity risk management program and cybersecurity-related risks. The Audit Committee consists of Board members with diverse expertise in risk management, technology, finance and cybersecurity, including oversight of security teams. Our CISO provides the full Board with written quarterly and annual reports on our cybersecurity program and material cybersecurity-related risks, and the chair of the Audit Committee provides a quarterly summary to the full Board regarding the Audit Committee's cybersecurity discussions.
Our senior management is responsible for identifying, assessing and managing the Company's material cybersecurity risks. Our CISO oversees our programs for identifying, assessing and managing our cybersecurity risks. Our CISO reports and regularly provides updates to our Chief Operating Officer on significant cybersecurity-related matters and provides written monthly and quarterly reports on our cybersecurity program and risks to our CEO, Chief Technology Officer and other executives.
Our CISO works with an enterprise-wide cybersecurity team that provides 24/7/365 support. Our cybersecurity policies, procedures and strategies primarily are implemented by our information security department. Other personnel and departments in the Company also assist with cybersecurity risk management, including but not limited to our technology organization and our privacy, legal, vendor risk management and assurance, risk and compliance teams. We have also developed processes to integrate cybersecurity risk management within the Company's product and software development processes. In addition, product teams and business unit leaders are involved in product-related cybersecurity risk management.
Data Privacy
GoDaddy maintains an enterprise-wide global privacy program designed to comply with our data privacy obligations and manage data privacy risk. Our Chief Privacy Officer manages our Data Governance and Operations team, consults with our business teams on day-to-day operations and privacy matters, including conducting privacy impact assessments, providing training to employees and responding to data subject requests inquiries from data protection authorities.
We maintain a global privacy policy that details our approach to protecting the personal data we collect, use, store and share, as well as how customers can access and manage their personal data. We also adjust our policies and practices to comply with changes in laws and regulations that may be applicable to specific areas of our business and to improve our global privacy program overall.
Sustainability
We have designed our approach for managing sustainability matters with a focus on transparency and oversight, which helps us continue to review and incorporate sustainability matters into our strategy and operations. Our Board exercises oversight of sustainability matters through the Governance Committee, which oversees the Company’s sustainability strategies, practices and programs along with related public disclosure on such matters, as well as through the Compensation Committee, which oversees the Company’s human capital practices and programs. Both committees regularly report to the Board on sustainability topics.
Our management team oversees the progress of the Company’s corporate sustainability programs and practices as they relate to key areas of the business and strategy. Our senior leadership works directly with members of our sustainability working group, which is composed of leaders across the Company. The Sustainability Working Group is responsible for driving progress across our priority topics, supporting sustainability disclosures and sharing relevant matters to inform and guide the business. Our management team regularly reports to the Board, Governance Committee and Compensation Committee on the Company’s sustainability programs and practices, including progress on goals such as our emissions reductions, and key public disclosures.
Artificial Intelligence
The Board directly oversees and regularly receives updates on emerging technologies, including AI. Key members of our management team, including our CEO, are involved in managing and overseeing our use and development of AI, including implementing strategies for risk mitigation, such as identifying potentially inaccurate, misleading, or sensitive information and implementing controls where needed. In addition, we maintain policies regarding Responsible AI, which aim to guide how we responsibly and ethically develop and use AI to advance our mission. Our Responsible AI principles can be found here: https://www.godaddy.com/resources/godaddy-responsible-ai. As AI continues to advance, we expect our policies and business practices to evolve as we continually strive to best serve and protect entrepreneurs globally.

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About GoDaddy	Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information
Stockholder Engagement Approach and Philosophy
Our Board and management take a long-term, constructive view toward stockholder engagement. We recognize that stockholder feedback is critical to driving growth, creating value and, most importantly, being responsible stewards of stockholder capital. As a result, our management regularly engages with our stockholders, often with a director joining the discussion, to learn first-hand their perspectives and guidance.
We greatly value this feedback, and we seek to optimize our corporate governance by refining our policies, procedures and practices when appropriate. In addition to the engagement described below, we also communicate with our stockholders through several other forums, including quarterly earnings calls, our annual and quarterly reports, proxy statements and other SEC filings, our annual meetings of stockholders, investor meetings and conferences and our Investor Relations website.
As part of our comprehensive engagement program, we have established a robust annual engagement cycle that allows us to capture and integrate stockholder feedback into our decision-making processes.

Conduct off-season engagement outreach with stockholders and proxy advisers to discuss, among other topics, corporate governance, human capital management, sustainability and executive compensation matters.

Share stockholder feedback with the Board, and committees where appropriate, to consider any potential changes to be made.

Leading up to the annual meeting of stockholders, conduct in-season engagement outreach to answer any stockholder questions on ballot items and the proxy statement.

Review and consider for future action the results of the annual meeting of stockholders, stockholder feedback and governance trends.
We made several changes to our proxy disclosure, executive compensation program and ESG practices in recent years which incorporates input gathered from engagement with our stockholders. These changes include:

Governance	Proxy Disclosure
•Declassified the Board with annual elections
•Formalized Board-level oversight of human capital management matters within the Compensation Committee
•Formalized Board-level oversight of sustainability matters within the Governance Committee
•Removed the supermajority vote requirement to amend our charter and bylaws
•Adopted majority vote standard for director election from a plurality vote standard

•Expanded disclosures related to our Board skills, director onboarding and continuing director education
•Expanded disclosures related to annual highlights of each committee
•Enhanced disclosures regarding Board and committee self-assessment processes
•Enhanced disclosure related to the Board’s oversight of cybersecurity and AI

Executive Compensation	Environmental and Social
•Significantly increased disclosures in our compensation discussion and analysis, including disclosure of individual achievements and our CEO compensation scorecard
•Removed evergreen provisions beginning in 2023 from our 2015 equity and employee stock purchase plans and instituted new plans without evergreen provisions in 2024
•Updated our short-term incentive plan metrics to further align executive compensation with the Company’s business strategy

•Achieved our target to reduce scope 1 and 2 emissions by 50% in 2023 from a 2019 baseline, and announced a new emissions reduction target in 2025
•Joined the UN Global Compact to further drive commitment to sustainability
•Published our EEO-1 data

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Other Governance Policies
Communications with the Board of Directors
Stockholders or other interested parties may communicate directly with the Board, the Board Chair, any of the Company’s other non-management directors or the non-management directors as a group by mailing correspondence to the Company’s Corporate Secretary at GoDaddy Inc., 100 S. Mill Ave, Suite 1600, Tempe, AZ 85281, Attention: Corporate Secretary or Legal Department, or by sending such communication via email to governance@godaddy.com. The Company’s Corporate Secretary or Legal Department shall review all incoming stockholder communications and route such communications to the appropriate member(s) of the Board. Materials that will not be forwarded include mass mailings, product complaints or inquiries, job inquiries, business solicitations and patently offensive or otherwise inappropriate materials.
Director Orientation and Continuing Education
The Company maintains an orientation program for new directors and supports continuing education programs for all our directors. Our new director orientation program consists of a set of materials used to familiarize new directors with the Company across a range of focus areas, including our industry, risk management and regulatory environment, the macroeconomic environment and corporate governance, among other matters relevant to their director duties. New directors also take part in one-on-one meetings with members of our management team, with tailored follow-up deep dive meetings often being held, depending on the director’s background and expertise. We periodically review our new director orientation program to ensure alignment with Company strategy, industry developments and best practices.
We encourage and support all directors in pursuing continuing education, which may take the form of third-party presentations and programs. We also facilitate in-house speaker sessions to provide updates to directors on topics of interest, including on the macroeconomic environment, global economic outlook and emerging technologies, among others.
Stockholder Recommendations for Director Candidates
It is the policy of the Board that the Governance Committee consider recommendations from stockholders using the same process it follows for other candidates. Stockholders may recommend director nominees for consideration by the Governance Committee by mailing correspondence to the Company’s Corporate Secretary at GoDaddy Inc., 100 S. Mill Ave, Suite 1600, Tempe, AZ 85281, Attention: Corporate Secretary or Legal Department, or by sending such communication via email to governance@godaddy.com.
Pursuant to the terms of our Bylaws, stockholder nominations must be received by our Corporate Secretary not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting and must comply with the additional requirements of our Bylaws. For more information on stockholder nominations, see the section “Additional Information and Frequently Asked Questions About this Proxy Statement and the Annual Meeting—Submission of Proposals and Other Items of Business for the 2026 Annual Meeting” on page 79.
Speak Up Policy
We maintain a global whistleblower policy, which we refer to as the “Speak Up Policy.” The Company encourages directors, officers, employees, independent contractors and others who reasonably believe that they have become aware of, among other things, questionable accounting, internal accounting controls or auditing matters, fraudulent financial information being reported, violations of the Company’s Code of Business Conduct and Ethics or other Company policies, or the violation of securities laws or any other applicable laws, to raise these concerns in accordance with our Speak Up Policy. Our senior legal leadership reports significant accounting and auditing complaints to the Audit Committee, which oversees investigations of such complaints, and determines the appropriate person or department to investigate non-accounting and auditing complaints.

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About GoDaddy	Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information
Code of Business Conduct and Ethics
Our Code of Business Conduct and Ethics is applicable to all our employees, directors and executive officers, including our principal executive officer, principal financial officer and principal accounting officer. The Governance Committee considers questions of possible conflicts of interest of directors and executive officers and approves or prohibits any involvement of such persons in matters that may involve a conflict of interest or corporate opportunity.
We will promptly disclose, if required by applicable law, any amendment to, or waiver from, our Code of Business Conduct and Ethics granted to directors or executive officers by timely posting such information on our website at aboutus.godaddy.net/investor-relations/governance.
Where to Find More Information
Copies of our current charter, bylaws, Corporate Governance Guidelines, Code of Business Conduct and Ethics and Speak Up Policy, as well as each Board committee’s charter, are available on our website at aboutus.godaddy.net/investor-relations/governance.

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About GoDaddy	Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information
Non-Employee Director Compensation
We maintain an Amended and Restated Outside Director Compensation Policy (the “Outside Director Compensation Policy”) pursuant to which each member of our Board who is not a Company employee and is not affiliated with a holder of greater than 5% of any class or series of our capital stock (each an “Eligible Director”) will receive cash and equity-based compensation for their service on our Board.
The Outside Director Compensation Policy is periodically reviewed by the Compensation Committee, with the input of its independent compensation consultant, Semler Brossy Consulting Group (“Semler Brossy”), to ensure that the compensation paid to our Eligible Directors reflects current market assessments, data and analyses.
Cash Retainers
Our Eligible Directors were entitled to receive the following annual cash retainers for their services in 2024:
•$50,000 per year for service as a Board member;
•$50,000 per year for service as chair of the Board;
•$27,500 per year for service as chair of the Audit Committee;
•$15,000 per year for service as a member of the Audit Committee;
•$20,000 per year for service as chair of the Compensation Committee;
•$12,000 per year for service as a member of the Compensation Committee;
•$12,000 per year for service as chair of the Governance Committee; and
•$6,000 per year for service as a member of the Governance Committee.
Each Eligible Director will receive a prorated annual cash retainer based on the number of months he or she has, or will have, provided services to us in the year in which he or she was appointed or elected or ceases to serve on the Board. No additional or separate fees are paid for attendance at meetings of our Board, but we provide reimbursement of travel and other related expenses for attending meetings.
Equity Compensation
Initial Award. Upon an Eligible Director’s appointment or election to the Board, he or she receives an initial grant of RSUs with a value of $255,000 as of the grant date. These RSUs vest on the first anniversary of the grant date, subject to the Eligible Director continuing to be a service provider through such date.
Annual Award. On the date of each annual meeting of stockholders, each Eligible Director who has served on our Board for more than six months as of the date of the annual meeting receives an annual grant of RSUs with a value of $255,000 as of the grant date. In addition, on the date of each annual meeting, the chair of the Board receives an additional annual grant of RSUs with a value of $80,000 as of the grant date. These RSUs vest on the day immediately prior to the next annual meeting after the effective date of grant, subject to the Eligible Director continuing to be a service provider through such date.
Following a review of the compensation paid to our Eligible Directors as described above, and with the input of Semler Brossy, in early 2024 our Compensation Committee recommended that our Board amend the Company’s Outside Director Compensation Policy to increase the value of the initial and annual grants of RSUs from $235,000 to $255,000. The Board approved such amendment effective as of March 2024. No adjustments were made to the annual cash retainer amounts provided to our Eligible Directors under the Outside Director Compensation Policy.
The number of shares underlying the RSUs granted under the Outside Director Compensation Policy is determined by dividing the specified value by a per-share price as determined based on the volume weighted average price of our common stock for the 30 trading days immediately preceding the last trading day of the month prior to the month of the grant date.
Pursuant to the Outside Director Compensation Policy and the terms of the GoDaddy Inc. 2024 Omnibus Incentive Plan, no Eligible Director may receive compensation in any calendar year (including the calendar year in which the Eligible Director is first elected or appointed to the Board) in excess of $1.0 million in the aggregate, including cash payments and equity awards.

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About GoDaddy	Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information
Equity Ownership Guidelines for Non-Employee Directors
We maintain equity ownership guidelines applicable to our non-employee directors. These guidelines provide that each non-employee director is expected to attain and maintain equity interest ownership with a minimum value equal to five times the director’s annual cash retainer (not including any additional fees received for committee service or serving as a chair of a committee or the Board) for Board service as follows: (i) for non-employee directors who were directors of the Company as of March 2019, by the date of our 2025 annual stockholder meeting, and then throughout such director’s tenure on the Board and (ii) for any newly appointed or elected non-employee directors, by the fifth annual stockholder meeting after he or she joins the Board, and then throughout such director’s tenure on the Board. In determining if a non-employee director has satisfied the equity ownership guidelines, shares of (or equity exchangeable for) the Company’s common stock beneficially owned by the director, or to which the director is otherwise entitled, are taken into consideration. Shares underlying unexercised stock options and unvested equity awards are not taken into consideration. As of December 31, 2024, all of our non-employee directors are either in compliance with the equity ownership guidelines or are on track to comply with the equity ownership guidelines within the applicable time periods. The Compensation Committee is responsible for administering the equity ownership guidelines applicable to our non-employee directors.
2024 Non-Employee Director Compensation
The following table summarizes compensation for each of our non-employee directors for the year ended December 31, 2024. For all of our non-employee directors, we offer health insurance benefits.

Name	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)		All Other Compensation ($)(4)	Total ($)
Herald Chen	76,667	269,694	(5)	—	346,361
Caroline Donahue	68,000	269,694	(5)	17,462	355,156
Mark Garrett	77,500	269,694	(5)	19,027	366,221
Brian Sharples	108,333	354,415	(5)	—	462,748
Graham Smith(1)	32,500	271,950	(6)	—	304,450
Leah Sweet	74,000	269,694	(5)	19,027	362,721
Srini Tallapragada	56,000	269,694	(5)	—	325,694
Sigal Zarmi	65,000	269,694	(5)	19,027	353,721
(1)Effective June 26, 2024, the Board appointed Mr. Smith to the Board.
(2)These amounts reflect annual cash retainers earned during 2024 for service as a member of our Board and, if applicable, as Board chair or a chair or member of one or more Board committees.
(3)These amounts reflect the aggregate grant date fair value of RSUs granted during 2024, computed as described in Note 2 to our audited financial statements included in our 2024 Annual Report on Form 10-K in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”), for service as a member of our Board and, in the case of Mr. Sharples, as chair of the Board. As of December 31, 2024, the aggregate number of RSUs outstanding for each of our non-employee directors was as follows: Mr. Chen— 1,945; Ms. Donahue — 1,945; Mr. Garrett — 1,945; Mr. Sharples — 2,556; Mr. Smith — 1,945; Ms. Sweet — 1,945; Mr. Tallapragada — 1,945; and Ms. Zarmi — 1,945.
(4)For Mr. Garrett and Mses. Donahue, Sweet and Zarmi, these amounts reflect health insurance benefits only.
(5)On June 6, 2024, (i) Messrs. Chen, Garrett and Tallapragada and Mses. Donahue, Sweet and Zarmi were each awarded an annual grant of RSUs covering 1,945 shares of our common stock for service as members of our Board and (ii) Mr. Sharples was awarded an annual grant of RSUs covering 2,556 shares of our common stock for service as a member of our Board and as chair of the Board. 100% of the shares subject to such RSUs are scheduled to vest on June 3, 2025 (the day immediately prior to our Annual Meeting), subject to their respective continued service with us through such date.
(6)On June 26, 2024, Mr. Smith was awarded an initial grant of RSUs covering 1,945 shares of our common stock for service as a member of our Board. 100% of the shares subject to such RSUs are scheduled to vest on June 26, 2025 (the one-year anniversary of the grant date), subject to his continued service with us through such date.

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About GoDaddy	Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information

Executive Officers
The following table identifies certain information about our executive officers. Our executive officers are appointed by our Board to hold office until their successors are appointed and qualified.
For Aman Bhutani’s biography, please see the section titled “Director Nominees” on page 17.

Mark McCaffrey, 59
Mark McCaffrey has served as our Chief Financial Officer since June 2021. Before joining GoDaddy, Mr. McCaffrey spent over 20 years in various roles at PricewaterhouseCoopers LLP in the Technology, Media and Telecommunications (“TMT”) Sector, including as the US TMT Sector Leader, guiding an experienced team of consultants working across clients in the TMT industries. He also served as the Global Software Industry Leader for the firm, including as the global engagement partner on several of PwC’s largest multinational software and services clients.

Roger Chen, 54
Roger Chen has served as our Chief Operating Officer since January 2022. Prior to this role, Mr. Chen served as the President of the Company’s Domain Registrars and Investors Business from January 2020 until his appointment as Chief Operating Officer. Previously, Mr. Chen was the Company’s Senior Vice President for the Asia Pacific region from March 2018 to January 2020. From June 2015 to March 2018, Mr. Chen served as the Company’s Vice President of Asia.

Jared Sine, 46
Jared Sine has served as our Chief Strategy and Legal Officer since March 2024. Before joining GoDaddy, Mr. Sine spent almost eight years at Match Group and served as Chief Business Affairs & Legal Officer since March 2021, overseeing privacy, safety and social advocacy, compliance, government affairs, corporate governance, general legal, aspects of corporate strategy and mergers and acquisitions. Prior to Match Group, Mr. Sine spent nearly four years at Expedia Group where he led all legal aspects of the company’s mergers, acquisitions, joint ventures and other strategic initiatives. He began his legal career at Cravath, Swaine & Moore LLP and later joined Latham & Watkins LLP.

On November 6, 2024, the Company informed Nick Daddario, the Company’s Chief Accounting Officer, that his role would be impacted as part of a restructuring within the Company’s accounting department. Mr. Daddario’s service as Chief Accounting Officer and as an executive officer of the Company concluded on November 6, 2024, although he continued to support the transition of his responsibilities through December 31, 2024 and his employment with the Company ceased in March 2025.

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About GoDaddy	Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information

Executive Compensation

Proposal No. 2 Advisory Vote on the Compensation of Our Named Executive Officers

The Board of Directors unanimously recommends that you vote “FOR” the approval, on an advisory, non-binding basis, of the compensation of our named executive officers.

Pursuant to Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers (“NEOs”) as disclosed in this “Executive Compensation” section of this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views with respect to our NEOs’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific NEO, but rather the overall compensation of all our NEOs and our executive compensation philosophy, policies and practices as described in this Proxy Statement.
The say-on-pay vote is advisory, and is therefore not binding on us, our Compensation Committee or our Board. The say-on-pay vote will, however, provide us with insight into stockholder sentiment regarding our executive compensation philosophy, policies and practices, which our Compensation Committee will be able to consider when determining executive compensation in the future. Our Board and our Compensation Committee value the opinions of our stockholders. To the extent there is any significant vote against the say-on-pay proposal as disclosed in this Proxy Statement, we will communicate directly with our stockholders to better understand and consider their feedback, and the Compensation Committee will determine what actions, if any, they would like to take in order to incorporate such feedback into the compensation program.
We believe the information we have provided in this “Executive Compensation” section of this Proxy Statement, and in particular the information discussed in the “Compensation Discussion and Analysis” and related tabular disclosure highlights our core principles of providing compensation that ties pay to performance, is competitive, fair and equitable and reflects the feedback of our stockholders.
Required Vote
The affirmative vote of the holders of a majority of the voting power of the outstanding shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve Proposal No. 2.

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About GoDaddy	Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information
Compensation Discussion and Analysis
This Compensation Discussion and Analysis discusses the objectives and philosophy for our executive compensation program as well as the principles underlying our decision-making processes with respect to each component of compensation that we provide to our NEOs.

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About GoDaddy	Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information
Overview
Named Executive Officers
This Compensation Discussion and Analysis describes the compensation program designed and operated with respect to our NEOs. For the fiscal year 2024, our NEOs are listed below and appear in the Summary Compensation Table and the tables that follow, beginning on page 58.

NEO	Title
Aman Bhutani	Chief Executive Officer
Mark McCaffrey	Chief Financial Officer
Roger Chen	Chief Operating Officer
Jared Sine	Chief Strategy and Legal Officer
Previous NEO
Nick Daddario	Former Chief Accounting Officer
Leadership Transitions
In February 2024, the Company announced that Jared Sine would join GoDaddy as its Chief Strategy and Legal Officer effective March 18, 2024.
On November 6, 2024, the Company informed Nick Daddario, the Company’s former Chief Accounting Officer, that his role was impacted as part of a restructuring within the Company’s accounting department. Mr. Daddario’s service as Chief Accounting Officer and as an executive officer of the Company concluded on November 6, 2024, although he continued to support the transition of his responsibilities through December 31, 2024 and his employment with the Company ceased in March 2025.
Compensation Philosophy and Objectives
Our general compensation philosophy is to offer programs that attract, motivate and retain our executives and key employees and that drive business results over the short- and long-term in a manner that creates long-term stockholder value. Our executive compensation program is based upon and designed to address four core principles:

Pay for Performance	Competitive Pay	Fair and Equitable	Responsive to Stockholders
We promote our overall “pay for performance” compensation philosophy by ensuring a significant portion of our NEOs’ compensation is “at risk” and subject to corporate and individual performance achievement goals

We strive to provide competitive compensation packages to our executive officers that aid us in recruiting and retaining top talent and motivating and rewarding achievement of our short- and long-term business objectives
		We aim to provide compensation reflective of our long-lasting commitment to building an inclusive environment where our employees, customers and communities have an opportunity to thrive	We incorporate themes and insight gathered from our stockholders to build and update our compensation programs to ensure they align with stockholder interests and market best practices

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About GoDaddy	Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information
Principal Elements of Pay
The primary elements of the compensation program for our NEOs consist of a base salary, short-term incentive plan (“STIP”) and long-term incentive plan (“LTIP”). The overall use and weight of each element is based on several factors, including market competitiveness, performance objectives and individual contributions. We believe these primary compensation components reflect our core principles by establishing an executive compensation program that links pay to corporate and individual performance, offers competitive, fair and equitable compensation aimed at attracting and retaining qualified individuals, focuses the efforts of our executive officers on the achievement of both our short- and long-term objectives and is responsive to stockholder feedback. Our executives’ total compensation packages may also include additional broad-based employee benefits as described in the section titled “Other Compensation and Benefits” below.
Target Mix of Compensation
The target mix of compensation provided to our CEO and the average of our other NEOs is set forth below followed by a summary of the compensation program elements.

CEO	Other NEOs (Average)[1]

Compensation Program Elements

Base Salary (Fixed) Establishes competitive pay that properly incentivizes executive officers for day-to-day responsibilities
Targeted at competitive levels and based on past experience and expected future contributions

2024 Short-Term Incentive Plan (Variable)
Provides appropriate incentives for our executive officers to work collaboratively as a team to achieve important financial, business and strategic goals in our operating plan and to reward individual contributions

80% - Corporate Performance Goal	•25% Revenue •25% NEBITDA	•25% Bookings •25% uFCF

20% - Individual Performance Goal

2024 Long-Term Incentive Plan (Variable)
Strengthens the alignment between the interests of our executive officers and those of our stockholders by tying vesting of awards to achievement of rTSR, which incentivizes driving long-term stockholder value and promotes executive officer retention by linking vesting to continued employment

50% PSUs	•100% rTSR performance metric measured against the Nasdaq Internet Index	•Cliff vest after a 3-year performance period

50% RSUs		•Vest quarterly over a 3-year period

(1) To better reflect the total target compensation for our current NEOs, we have (i) excluded the compensation of Mr. Daddario who served as our Chief Accounting Officer until November 6, 2024 and (ii) included the 2025 target LTIP compensation for Jared Sine who joined GoDaddy on March 18, 2024. Pursuant to his employment letter, Mr. Sine received certain new hire awards in connection with the commencement of his employment in 2024 (as described further below under “2024 LTIP Awards”) and, beginning in 2025, became eligible to receive annual focal equity awards of RSUs and PSUs in accordance with the Committee’s practices for making annual equity grants to the Company’s executive leadership team.

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Performance Metrics
We seek to allocate a significant portion of each executive officer’s total annual target compensation to performance-based compensation that is “at risk” based on corporate performance, including cash performance bonuses and performance-based equity awards. These awards are earned only if we achieve specified key short-term and long-term performance objectives. The Compensation Committee annually reviews and selects STIP and LTIP performance metrics designed to incentivize and reward our executives over the short- and long-term while encouraging performance in critical operational and financial areas of our business. The Compensation Committee then establishes the levels of performance necessary to achieve those metrics with the aim of motivating our executive team to achieve stretch levels of corporate performance that lead to increased stockholder value.
2024 STIP Performance Metrics
The Compensation Committee sets rigorous corporate performance goals for the STIP based on key drivers of the business, taking into account Company- and industry-wide outlooks for the year, historical and projected growth and performance expectations for the Company and its peers, business objectives, market outlooks and feedback from stockholders. The Compensation Committee also considers whether metrics are included in the Company’s annual operating plan and whether they are communicated to stockholders on a regular basis. For the 2024 STIP, the Compensation Committee approved the use of bookings, revenue, NEBITDA and uFCF as the corporate performance metrics. Targets are set with stretch goals that are more rigorous than the prior year, requiring a higher growth percentage to achieve payouts above target.
Additional detail on each of these metrics and how they support our strategy is provided below:

2024 Short-Term Incentive Plan Performance Metrics

Corporate Performance Goals (80% Weighting)(1)	The corporate performance component of the Company’s 2024 STIP was comprised of the following four metrics:

25% Revenue	•Revenue from the sale of our products and services is an indicator of actual growth for our Company and a measure of our operating performance

25% Bookings(2)	•Bookings is an indicator of the expected growth of our Company and a measure of our operating performance

25% NEBITDA(2)
•NEBITDA is a measure of our operating performance used by management and investors to evaluate our business that provides insight into our core results and permits useful year-over-year comparisons through inclusion or exclusion of certain recurring and nonrecurring items

25% uFCF(2)	•uFCF is a measure of our liquidity, marker of our ability to pursue strategic opportunities and indicator of our balance sheet strength

Individual Performance Goals (20% Weighting)(1)
To ensure that our NEOs are appropriately motivated and incentivized to perform at high levels, and to avoid any incentives for excessive risk-taking, each NEO undergoes an annual review to evaluate their achievements against their pre-established performance goals, responsibilities and outlook

(1) For Mr. Daddario, who is a NEO, but not a member of our leadership team, the corporate performance component of his 2024 STIP opportunity was weighted at 70% and the individual performance component was weighted at 30%.
(2) Definitions of Total Bookings, NEBITDA and uFCF, as well as reconciliations of NEBITDA and uFCF to their most directly comparable GAAP financial measures can be found in “Appendix A—Operating and Business Metrics, Non-GAAP Financial Information and Reconciliations” beginning on page 85.
In 2025, as part of its annual review cycle, the Compensation Committee made certain changes to the corporate performance metrics applicable to the 2025 STIP, as described under “2025 Compensation Decisions” below.

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LTIP Performance Metric
Our performance-based LTIP awards are structured to incentivize and focus our executives on performance that drives stockholder value and to reward superior performance. To align our executives’ compensation more closely to stockholder returns, the Compensation Committee selected a performance metric for our performance-based LTIP awards that is based on our rTSR measured against the constituents of the Nasdaq Internet Index. We believe the Nasdaq Internet Index is an appropriate comparator group for these awards because the index provides a sufficient number of comparator companies and represents a significant majority of the companies with which we compete.
Consistent with past years, achievement of target levels requires performance at the 50th percentile of the rTSR comparator group. In addition, the number of shares that may be earned is capped at 200% of target, and no shares are earned if rTSR for the three-year performance period falls below the 25th percentile of the rTSR comparator group.
The chart below illustrates the payout curve with respect to the rTSR performance metric for the 2024 LTIP, as measured against the Nasdaq Internet Index.

2024 Long-Term Incentive Plan Performance Metric

TSR Multiplier (as a % of Target)
200%
150%
100%
50%
0%
Below Threshold (<25th percentile)
Target
Maximum
Threshold (25th percentile)
Target (50th percentile)
Maximum (85th percentile)

Relative Total Stockholder Return (rTSR):
•Key indicator of stockholder value creation •Ties pay to performance

rTSR Percentile Rank	Payout Percentage
85th and above	200%
50th	100%
25th	50%
Below 25th	—%

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Compensation Decision-Making Process
Our executive compensation program is primarily administered by our Compensation Committee, with approval from our Board, when applicable. Our Compensation Committee makes decisions regarding annual compensation levels for our executive officers, including our NEOs, and establishes the financial and operational performance metrics applicable to our STIP and LTIP. Our CEO and other management members provide input where requested, except relative to their own compensation. The Compensation Committee annually reviews the compensation of our executive officers to ensure we are adhering to our core principles and that our compensation policies and practices do not encourage excessive risk-taking.
Annual Review Process
The following highlights the Compensation Committee’s annual review process:

BENCHMARK AND REVIEW

•Review and approve compensation peer group •Evaluate market trends •Review say-on-pay results	•Benchmark CEO and NEO compensation •Review compensation policies against peers •Evaluate pay for performance alignment

GOAL SETTING

•Discuss the Company’s compensation policies and practices for employees as they relate to risk management and risk-taking incentives	•Review and approve goals and objectives •Establish total compensation targets

EVALUATE

•Evaluate performance against metrics •Assess individual goals •Certify performance results	•Consider incentive compensation payout amounts and annual equity awards •Review pay equity •Review management performance

APPROVE

•Approve compensation payouts upon Board certification of Company performance results	•Approve annual base salary, STIP and LTIP compensation design

Key Inputs

•Market Data: The Compensation Committee reviews market data and other inputs in connection with proposed enhancements to our compensation program. The Compensation Committee also considers comparative peer group data and market pay analysis. This data is provided by the Compensation Committee’s independent compensation consultant, who provides ongoing input with respect to overall executive compensation decisions and analyses for our NEOs through a review of competitive market data, as well as other data sources, including Radford’s compensation survey. The services provided in 2024 by the independent compensation consultant are described below.

•Stockholder Feedback: Through our annual stockholder engagement cycle, the Compensation Committee obtains valuable insight into stockholder preferences as well as market best practices. In addition, the Compensation Committee reviews the results of our annual say-on-pay vote. At our 2024 Annual Meeting, stockholders were supportive of the structure and philosophy of our executive compensation program during fiscal 2023 as reflected in the approval of our say-on-pay proposal by approximately 95% of stockholders present and voting thereon.

•Management: Management provides feedback and expertise regarding compensation matters for NEOs, including appropriate amounts, targets and goals necessary to recruit, retain and incentivize our executives. No member of management is involved in discussions or deliberations regarding such executive’s own compensation.

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Independent Compensation Consultant
Under our Compensation Committee Charter, the Compensation Committee can engage a compensation consultant to assist in evaluating executive officer compensation. In 2024, the Compensation Committee retained Semler Brossy as its independent compensation consultant. Semler Brossy assisted the Compensation Committee in providing peer group analyses, competitive market data and compensation reports to inform their judgment about executive compensation decisions and related matters. Semler Brossy reported directly to our Compensation Committee and not to management, was independent and provided no other services to the Company. Each year, the Compensation Committee evaluates the independence of its compensation consultant to determine whether the services provided by the consultant raise any conflicts of interest. In 2024, the Compensation Committee evaluated the independence of Semler Brossy and determined that no conflict of interest existed.
Performance Reviews and Board Reports
Our management team, including our CEO, conducts an annual review of the performance of each member of our leadership team. This review includes an assessment against goals and a corporate “scorecard” for each of our NEOs. Summaries of such reviews are discussed with the Compensation Committee, including an assessment of performance achievements against each individual’s goals and targets. This helps to inform the Compensation Committee’s decisions regarding awards and payout levels.
Peer Group
The Compensation Committee annually reviews the composition of our peer group used to compare and review the compensation paid to our executives against the competitive market and inform our compensation program design. In determining the appropriate composition of the peer group, the Compensation Committee seeks to include companies that are reasonably representative of our competitive talent market and similar to us based on a number of criteria, including size, industry focus and trajectory. In updating our peer group, the Compensation Committee considers changes in both our business and the businesses of the peer companies that comprise the group. In September 2023, after consultation with its independent compensation consultant, Semler Brossy, the Compensation Committee approved the following peer group for 2024 executive compensation decisions:

2024 Peer Group

•Akamai Technologies, Inc. (NASDAQ: AKAM)
•AutoDesk, Inc. (NASDAQ: ADSK)
•DocuSign, Inc. (NASDAQ: DOCU)
•Dropbox, Inc. (NASDAQ: DBX)
•eBay Inc. (NASDAQ: EBAY)
•ETSY, Inc. (NASDAQ: ETSY)
•Fortinet, Inc. (NASDAQ: FTNT)
•Gen Digital Inc. (NASDAQ: GEN)
•HubSpot, Inc. (NYSE: HUBS)
•Nutanix, Inc. (NASDAQ: NTNX)

•Open Text Corporation (NASDAQ: OTEX)
•Pinterest, Inc. (NYSE: PINS)
•Shopify Inc. (NYSE: SHOP)
•Squarespace, Inc. (NYSE: SQSP) (Now private)
•Toast, Inc. (NYSE: TOST)
•Verisign, Inc. (NASDAQ: VRSN)
•Wix.com Ltd. (NASDAQ: WIX)
•Zillow Group, Inc. (NASDAQ: Z, ZG)
•Zoom Communications Inc. (NASDAQ: ZM)

The 2024 peer group reflected (i) the removal of Zendesk, Inc., Ziff Davis, Inc., Electronic Arts, Inc., IAC Inc. and Workday Inc. due to a pending acquisition, misalignment in terms of size and incomparable pay practices and (ii) the addition of eBay, Inc., Pinterest, Inc., Squarespace, Inc. (which was later removed following the company’s acquisition), Toast, Inc. and Zoom Communications Inc. due to being comparable companies that provide online platforms across marketplace, social media, creator economy, payments solutions and video communication solutions of similar size. The companies in our 2024 peer group generally exhibited similar revenue size, market capitalization and profitability metrics along with industry and business alignment.
In advance of the Compensation Committee’s discussions and decisions regarding the 2025 compensation program, and after consultation with its independent compensation consultant, Semler Brossy, the Compensation Committee approved a peer group for 2025 that reflected (i) the removal of Dropbox, Inc., Etsy, Inc. and Open Text Corporation due to misalignment in terms of size, business focus or otherwise and, as noted above, Squarespace, Inc. and (ii) the addition of Okta Inc. and Twilio Inc. due to being comparable companies focused on customer engagement and cybersecurity solutions. The peer group methodology for the 2025 peer group remained focused on similar metrics and ranges as discussed above for the 2024 peer group.

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Annual Compensation
Base Salary
We provide base salaries to attract and retain key employees, including our NEOs, and to compensate them for services rendered on a day-to-day basis. Base salary is the only fixed component of our compensation program. The Compensation Committee annually reviews the base salaries of our executives based on comparative data and input from its compensation consultant, and seeks input from our Chief Executive Officer for executives other than himself, to ensure we are providing competitive pay against the market for the applicable executive’s role, past experience with the Company and expected future contributions.
The following table shows the annual base salaries for our NEOs as of December 31, 2024 and December 31, 2023. The Compensation Committee did not approve any changes to base salaries for our NEOs for 2024. Mr. Bhutani’s base salary was set at, and has not increased since, the time he joined our Company in 2019 and was approved by our Board. The amounts in the “Salary” column of the “Summary Compensation Table” represent the salary actually paid to our NEOs for the years presented.

Name	2024 Base Salary ($)	2023 Base Salary ($)
Aman Bhutani	1,000,000	1,000,000
Mark McCaffrey	525,000	525,000
Roger Chen(1)	500,000	500,000
Jared Sine(2)	500,000	—
Nick Daddario(3)	340,000	340,000
(1)Mr. Chen’s employment agreement provides for an annual base salary of SGD 690,000, which is intended to provide the Singapore dollar equivalent of $500,000 U.S. dollars. Converted to U.S. dollars using the 2024 full year average exchange rate of U.S. dollar/SGD of approximately $1/SGD 0.75, Mr. Chen’s 2024 base salary was equal to $516,679 U.S. dollars. Mr. Chen’s base salary continues to be reviewed on an annual basis and may be adjusted to reflect any material change to the relevant USD to SGD foreign currency exchange rate.
(2)Mr. Sine joined GoDaddy on March 18, 2024.
(3)Mr. Daddario served as Chief Accounting Officer until November 6, 2024, at which point he served as a non-executive employee through March 7, 2025 and continued to receive a base salary of $340,000.
2024 Short-Term Incentive Plan
Our STIP aims to provide incentives that drive annual performance based on our operating plan and individual performance goals. At the beginning of each year, the Compensation Committee, with input from our management team, establishes corporate performance goals and payout formulas and approves the annual plan design. The performance goals are intended to be stretch goals, attainable through focused efforts and leadership by our executive officers. Each executive officer is eligible to earn a portion of such executive’s target short-term incentive opportunity based on achievement against these pre-established performance goals and their relative weightings under the formulas established by the Compensation Committee for the year in review.
The components of our 2024 STIP consisted of a corporate performance component and an individual performance component. For all NEOs except Mr. Daddario, the corporate performance component was weighted at 80% of the overall 2024 STIP opportunity and the individual performance component was weighted at 20%. For Mr. Daddario, who is a NEO, but was not a member of our leadership team, the corporate performance component of his 2024 STIP opportunity was weighted at 70% and the individual performance component was weighted at 30%. The Compensation Committee has reserved discretion to adjust the achievement levels and/or actual bonuses paid if they deem appropriate, within the parameters of the performance framework. No discretionary adjustments were made for bonuses earned under the 2024 STIP.

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2024 NEO Target STIP Opportunities
The following table shows the target short-term incentive opportunities for our NEOs for 2024:

Name	Target Short-Term Incentive (% of Base Salary)
Aman Bhutani	100%
Mark McCaffrey	80%
Roger Chen	80%
Jared Sine(1)	80%
Nick Daddario(2)	40%
(1)Mr. Sine joined GoDaddy on March 18, 2024 and, pursuant to his employment agreement, he was eligible to receive a full 2024 STIP.
(2)Mr. Daddario served as Chief Accounting Officer until November 6, 2024, at which point he served as a non-executive employee through March 7, 2025. Mr. Daddario remained eligible to receive the full amount of his earned 2024 STIP.
Corporate Performance Goals, Performance Cap and Results
The corporate performance component of the STIP was based on the achievement of pre-established levels of bookings, revenue, NEBITDA and uFCF, as illustrated in the chart below. For 2024, these performance metrics, which are indicators of our operating performance, expected and actual growth and balance sheet strength, were weighted equally at 25% for each component. In furtherance of our commitment to incentivize and reward executives for stretch performance, these performance targets were set at higher levels than our actual achievement levels in 2023. Achievement levels were capped at 150% of target. We set our performance goals in consideration of the range of expected performance communicated to investors. We believe this provides alignment of pay and performance given the uncertainty inherent in establishing incentive goals. For performance outside of the target range, the payouts increase or decrease commensurate with our performance.
The threshold, target and maximum performance thresholds for each financial component making up the 2024 STIP, as well as the actual results attained for 2024 as approved by the Compensation Committee, are included in the table set forth below. The aggregate actual performance achievement for all metrics under the corporate performance component of the 2024 STIP was 129%.

Metric	Threshold (50%)	Target (100%)			Maximum (150%)	Actual	Payout Percentage

Revenue	$4.440 million	$4.480 million	-	$4.560 million	$4.600 million	$4.573 million	116%
Bookings	$4.892 million	$4.942 million	-	$5.042 million	$5.092 million	$5.038 million	100%
NEBITDA	$1.288 million	$1.299 million	-	$1.322 million	$1.334 million	$1.396 million	150%
uFCF	$1.370 million	$1.400 million	-	$1.470 million	$1.500 million	$1.506 million	150%
Total Payout Percentage							129%
Individual Performance Goals and Individual Performance Cap
As noted above, 20% of the 2024 STIP opportunity (30% in the case of Mr. Daddario) was subject to the achievement of individual performance goals established for each NEO under the individual performance component. The Compensation Committee takes a measured approach to individual performance reviews to ensure that our executives are appropriately motivated and incentivized to continue to perform at high levels. The Compensation Committee approved a cap on the maximum achievement level for the individual performance component under the 2024 STIP of 300% of target, such that the aggregate maximum payout under each NEO’s award (other than Mr. Daddario) will in no event exceed 180% of such NEO’s target award. Historically, the Compensation Committee has not approved payment in respect of the individual component above 200% of target. For Mr. Daddario, payout of his individual performance component was capped at 125% of target, such that his aggregate maximum payout opportunity was 142.5% of target.

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CEO Individual Performance Component
As in prior years, Mr. Bhutani’s 2024 STIP opportunity was weighted 80% based on corporate performance goals and 20% based on individual performance goals. By incorporating predetermined individual performance objectives that are not tied to financial metrics, the Compensation Committee believes it is better able to incentivize Mr. Bhutani to focus on key measures which will contribute to the Company’s strategic goals and ultimately lead to greater success of the Company and contribute to stockholder value creation. The predetermined performance factors for the individual component of Mr. Bhutani’s 2024 STIP include qualitative and quantitative measures applicable to the Company’s strategic objectives outlined below:

Stakeholder	Objective

Customer	Build an authentic relationship with each customer, rising to serve customers from idea to $1M in sales

Secure our onramp and disrupt new categories through increased customer surplus via value additions and competitive pricing

Maximize our customers’ commercial success through accelerated innovation in robust presence and commerce capabilities

Employee	Elevate the employee experience through our unwavering commitment to our mission, a culture of learning and celebrating inclusion and belonging

Stockholder	Deliver profitable revenue growth, manage exceptional returns on investments and manage our key obligations, prudently taking risk and maintaining regulatory excellence

Community	Make a difference in our communities through good governance, GoDaddy’s mission and DNA

Following the 2024 performance period, the Compensation Committee, with insight from its independent compensation consultant, conducted its annual assessment of Mr. Bhutani’s performance against these objectives and applicable measures. Mr. Bhutani did not participate in discussions regarding his performance or achievement levels. Following a robust discussion, the Compensation Committee approved Mr. Bhutani’s individual performance component at 129% of target. Some examples of Mr. Bhutani’s individual achievements in 2024 include:
•Customers: Continued to drive future growth and customer lifetime value through the expansion of GoDaddy Airo across additional customer entry points and plans, leading to increases in discovery, engagement and monetization pathways
•Employees: Year-over-year improvement in GoDaddy Voice survey results in multiple key areas of interest for employees, including “Our products and services build value for our customers,” and “I plan to be working at GoDaddy two years from now”
•Stockholders: Drove profitable growth through cost optimization measures and an ongoing disciplined approach across the Company’s cost structure
•Community: Further reductions in our greenhouse gas emissions through ongoing efforts to migrate certain products and systems to third-party and optimized Company-owned cloud infrastructures

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Other NEO Individual Performance Components
Following the 2024 performance period, the Compensation Committee, with insight from management, including the Chief Executive Officer, conducted its annual assessment of the quantitative and qualitative measures for each NEO’s individual performance over the year to determine individual achievement results against their pre-established goals. Following these discussions, the Compensation Committee determined that Mr. Chen achieved his individual performance component at 120% of target, Messrs. McCaffrey and Sine each achieved his individual performance component at 110% of target and Mr. Daddario achieved his individual performance component at 100% of target.
The 2024 STIP targets, achievements and examples of individual performance goals achieved for each NEO(1) are set forth below:

Examples of Individual Achievements:
•Effectively advanced GoDaddy’s strategy on operational efficiency in a disciplined manner — driving sustained profitability and scalable growth.
•Deepened relationships with the investor community by consistently delivering clear, transparent messaging that reinforced confidence in our strategic direction and financial discipline.
•Advanced our capital allocation framework to strengthen the balance sheet, including continued execution of the 2022 share repurchase program and refinancing of debt on favorable terms — enhancing financial flexibility and long-term stockholder returns.

Mark McCaffrey	Target STI Individual Component (20%) Corporate Component (80%) Total Achievement Total Bonus	— $420,000 — 110% — 129% — 125.2% — $525,840

Examples of Individual Achievements:
•Set the execution rhythm for the Company and drove key initiatives which beat expectations in 2024, resulting in strong bookings growth with a beat on margin and fantastic progress towards our financial North Star.
•Led the organization with demonstrated expertise in both creative thinking and problem solving to bring new ideas to drive growth and was a disciplined operator with strong work ethic that took ideas all the way to the results as seen across several areas in 2024.
•Focused the organization on delivering results, innovation and learning, leading to improved execution in 2024 while striving to stay ahead of what the next period might bring.

Roger Chen	Target STI Individual Component (20%) Corporate Component (80%) Total Achievement Total Bonus	— $411,510(2) — 120% — 129% — 127.2% — $523,441(2)

Examples of Individual Achievements:
•Quickly rebuilt regulatory, compliance and legal leadership team and evolved the engagement model for these teams to align with GoDaddy's operational model, resulting in acceleration of velocity and execution while managing risk effectively.
•Directly engaged in and redefined model for partnerships, creating positive results for existing partnerships, while also bringing new ideas and momentum with a clear path to execution.

	Target STI Individual Component (20%) Corporate Component (80%) Total Achievement Total Bonus	— $400,000 — 110% — 129% — 125.2% — $500,800
Jared Sine
(1)Mr. Daddario served as Chief Accounting Officer until November 6, 2024, at which point he served as a non-executive employee through March 7, 2025. Pursuant to the terms of his separation agreement and release, Mr. Daddario was eligible to receive his annual cash bonus for fiscal year 2024, of which he earned 120.3%, or $163,608. Mr. Daddario’s 2024 individual achievements included: (i) strengthened financial controls and processes to mitigate risks and supported 2024 progress towards a successful audit; (ii) provided oversight to ensure timely and accurate financial reporting, including earnings and SEC filings within deadlines; and (iii) led aspects of organizational changes to drive efficiencies, cost optimization and strategic initiatives.
(2)Mr. Chen’s 2024 STIP target was SGD 552,000 (80% of his annual base salary of SGD 690,000). For purposes of this disclosure, Mr. Chen’s Target STI and Total Bonus amounts were converted to U.S. dollars according to the closing foreign exchange rate of U.S. dollar/SGD for March 28, 2025 (the date of Mr. Chen’s 2024 STIP bonus payment) of approximately $1/SGD 0.75.

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Long-Term Compensation
2024 Long-Term Incentive Plan
A key component of our executive compensation program is our LTIP. We structure the LTIP to include equity and equity-based awards that are designed to align with and promote our core compensation principles, including providing pay that rewards performance against rigorous metrics, is competitive, fair and equitable to motivate, retain and recruit our key employees, including our NEOs, promotes stockholder value by aligning the interests of our executives with those of our stockholders and responds to our stockholders.
2024 LTIP Awards
The Compensation Committee reviews LTIP awards on an annual basis. The 2024 LTIP for each of our NEOs (other than Mr. Daddario) provided for (i) 50% of the value to be granted in the form of PSUs that vest based on the achievement of our rTSR measured against the Nasdaq Internet Index over a three-year performance period and (ii) 50% of the value to be granted in the form of RSUs that time-vest quarterly over three years. As a NEO, but not a member of our leadership team, Mr. Daddario received 100% of the value of his 2024 LTIP award in RSUs that would time-vest quarterly over three years. The Compensation Committee approved these LTIP awards after a detailed discussion and analysis of market data on LTIP awards from our peer group as well as a discussion of each of our NEOs’ roles and responsibilities.
The table below sets forth the number of shares of our common stock underlying grants of RSUs and PSUs granted to our NEOs in 2024.

Name	Total Award Value ($)(1)	Number of Target PSUs Granted(2)	Number of RSUs Granted(3)
Aman Bhutani	12,500,000	59,015	59,015
Mark McCaffrey	5,000,000	23,606	23,606
Roger Chen	5,000,000	23,606	23,606
Jared Sine(4)	10,000,000	21,703	68,725
Nick Daddario(5)	465,000	—	4,392
(1)The award value was converted into a number of shares based on the volume weighted average trading price for the 30 days ending on the last trading day of the month prior to the grant date. The award value reflects the intended value of the NEO’s awards approved by the Compensation Committee in early 2024 and is not the same as the value reported for the NEO for 2024 in the “Stock Awards” column in the “Summary Compensation Table” below.
(2)For PSUs granted in 2024, the rTSR performance period began on January 1, 2024 and ends on December 31, 2026.Any earned PSUs will vest subject to the executive’s continued employment with us through March 1, 2027. The chart in the section “LTIP Performance Metric” on page 43, illustrates the payout curve with respect to the rTSR performance metric for the PSUs granted in 2024, as measured against the Nasdaq Internet Index.
(3)RSUs vest for each NEO, other than Mr. Sine (see below), quarterly over three years, beginning on June 1, 2024.
(4)As further described below, in 2024, Mr. Sine received new hire equity awards of RSUs having an aggregate target value of $7.6 million and PSUs having an aggregate target value of $2.4 million to secure his employment and make him whole for forfeited compensation from his previous employment. Mr. Sine was not eligible for an annual 2024 LTIP grant.
(5)Mr. Daddario served as Chief Accounting Officer until November 6, 2024, at which point he served as a non-executive employee through March 7, 2025. Pursuant to the terms of his separation agreement and release, Mr. Daddario’s outstanding equity awards continued to vest until his employment ceased in March 2025.
Compensation and New Hire Awards of Jared Sine, Chief Strategy & Legal Officer
In February 2024, we announced that Jared Sine would be joining GoDaddy as Chief Strategy & Legal Officer. Before joining us, Mr. Sine spent almost eight years at Match Group and served as Chief Business Affairs & Legal Officer since March 2021, overseeing privacy, safety and social advocacy, compliance, government affairs, corporate governance, general legal, aspects of corporate strategy and mergers and acquisitions.

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As described in our 2024 Proxy Statement, Mr. Sine’s new hire compensation package included: (i) an annual base salary of $500,000; (ii) a 2024 STIP target percentage equal to 80% of base salary; (iii) equity awards with an aggregate target grant date value of $10 million to secure his employment, make him whole for forfeited compensation and reflect that he would not be eligible for a 2024 annual LTIP grant; and (iv) other employee benefits consistent with those provided to similarly situated employees.
Mr. Sine’s new hire equity awards included two grants of RSUs, one vesting over a two-year period with a target value of $4.0 million to directly offset a portion of the equity value he forfeited from his previous employment, and the other vesting over a four-year period with a target value of $3.6 million to offset the remainder of the equity value he forfeited and reflect the fact that he would not be eligible for a 2024 annual LTIP grant. In addition, given he would not be eligible for a 2024 annual LTIP grant and to ensure he was aligned with the rest of the executive leadership team, Mr. Sine was awarded a grant of PSUs with a target value of $2.4 million that is subject to the same terms and conditions as those approved by the Compensation Committee for annual 2024 LTIP grants of PSUs made to the Company’s executive leadership team as described above. The awards were instrumental to the recruitment of Mr. Sine and were determined by our Compensation Committee, which considered the equity value he forfeited by leaving his former employer to join the Company, the scope of his role at GoDaddy, his individual qualifications and prior experience as well as alignment of his interests with those of our stockholders and meeting our retention objectives. Beginning in 2025, Mr. Sine is eligible to receive annual focal equity awards of RSUs and PSUs in accordance with the Compensation Committee’s practices for making annual equity grants to the Company’s executive leadership team.
Achievement of 2022 PSUs
For PSUs granted in February 2022 with a performance period of January 1, 2022 through December 31, 2024, PSUs were eligible to be earned from 0% to 200% of the target amount granted based on the achievement of our rTSR performance against the Nasdaq Internet Index, following the same payout curve applicable to PSUs granted in 2024 as described above.
Following the end of 2024, the Compensation Committee, in consultation with management, reviewed the Company’s achievement against the pre-established performance goal and determined that rTSR was achieved at a 98.65 percentile rank, resulting in a payout percentage of 200%. The following table sets forth the number of such PSUs that were earned by the respective NEO for the performance period of January 1, 2022 through December 31, 2024, which vested on March 1, 2025, other than (i) Mr. Daddario, who is a NEO, but not a member of our leadership team, and received 100% of his 2022 long-term incentive compensation in the form of RSUs and (ii) Mr. Sine, who joined GoDaddy on March 18, 2024 and therefore did not have a 2022 LTIP grant.

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Aman Bhutani	129,318	22,978,515
Mark McCaffrey	51,728	9,191,548
Roger Chen	51,728	9,191,548
(1)The value realized on vesting of PSUs was calculated based on the closing market price of our common stock on March 1, 2025 ($177.69).

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Compensation Decisions for 2025
Following its annual review of the compensation of our executive officers as described above under “Compensation Decision-Making Process” and with the input of Semler Brossy, in early 2025 our Compensation Committee approved (i) changes to our 2025 STIP metrics and target percentages for our NEOs as described below and (ii) 2025 LTIP grants to our NEOs as set forth in the table below. No changes were made to base salaries for our NEOs for 2025.
As part of its annual review cycle in early 2025, the Compensation Committee reviewed the corporate performance goals for the 2025 STIP, including applicable metrics and targets. The committee discussed, among other things, key drivers of the business, metrics included in the Company’s annual operating plan and communicated to stockholders, Company- and industry-wide outlooks for the upcoming year, historical and projected growth and performance expectations and peer benchmarking. As a result of this review, the Compensation Committee determined that the use of bookings and NEBITDA as the corporate performance metrics for the Company’s 2025 STIP were appropriate and approved such metrics for use in the 2025 STIP. More information on these targets will be provided in our proxy statement for the 2026 annual meeting of stockholders.
Additionally, as part of the review and approval cycle, the Compensation Committee approved LTIP awards for our NEOs’ 2025 compensation. The Compensation Committee engaged in detailed discussion, including a review of the Company’s 2024 corporate performance and achievements, analysis of market data among our peer group and best market practices and internal discussions of each of our NEOs’ roles, responsibilities and individual achievements in 2024. In addition, the Compensation Committee considered, and the compensation decisions for 2025 reflect, the Company’s exceptional financial and operational performance in 2024, to which our executives heavily contributed. Consistent with the 2024 LTIP, the 2025 LTIP for each of our NEOs provides for (i) 50% of the value to be granted in the form of PSUs that vest based on the achievement of our rTSR measured against the Nasdaq Internet Index over a three-year performance period and (ii) 50% of the value to be granted in the form of RSUs that time-vest quarterly over three years.
The table below sets forth the total award value and number of shares of our common stock underlying grants of RSUs and PSUs made to our NEOs in 2025.

Name	Total Award Value ($)(1)	Number of Target PSUs Granted(2)	Number of RSUs Granted(3)
Aman Bhutani	20,000,000	49,178	49,178
Mark McCaffrey	6,000,000	14,754	14,754
Roger Chen	10,000,000	24,589	24,589
Jared Sine	4,400,000	10,820	10,820
(1)The award value was converted into a number of shares based on the volume weighted average trading price for the 30 days ending on the last trading day of the month prior to the grant date. The award value reflects the intended value of the NEO’s awards approved by the Compensation Committee in early 2025.
(2)For PSUs granted in 2025, the rTSR performance period began on January 1, 2025 and will end on December 31, 2027, and any earned PSUs will vest subject to the executive’s continued employment with us through March 1, 2028.
(3)RSUs vest quarterly over three years beginning on June 1, 2025.

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Other Compensation and Benefits
In addition to the primary compensation components described above, our executives’ total compensation packages include the broad-based employee benefits and executive severance benefits described below.
Perquisites and Personal Benefits
We do not provide excessive perquisites to our NEOs. However, the personal safety and security of our executives at home, at work and while traveling is of utmost importance to the Company. Considering the rising threat of personal security and cyber-attacks targeted at corporate executives due to their level of access, their financial and reputational status and their use of digital devices for remote work, we cover the costs of an in-home security system for our CEO and the costs of cybersecurity and privacy protection for our CEO, certain of our NEOs and certain members of their respective families. We believe the costs of these security measures are appropriate and necessary business expenses, and the Company benefits from the added security for these executives. These payments are described in footnotes to the Summary Compensation Table.
Broad-Based Employee Benefits
Our compensation program for our executive officers, including our NEOs, includes benefits generally available to our other full-time employees. Offering these employee benefits serves to attract and retain our employees, including our NEOs. We periodically review our employee benefits programs to ensure they continue to serve these purposes and remain competitive.
We maintain a tax-qualified Section 401(k) retirement savings plan for our U.S. employees who satisfy the eligibility requirements. Under this plan, participants may elect to make pre-tax or Roth contributions of up to a certain portion of their current compensation, not to exceed the applicable statutory income tax limitation. Currently, we provide matching contributions made by participants in the plan up to a maximum of 3.5% of eligible compensation annually, subject to limitations in our 401(k) plan applicable to highly compensated employees. We intend for the plan to qualify under Section 401(a) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), enabling contributions by participants to the plan, and income earned on plan contributions, to not be taxable to participants until withdrawn from the plan. Additional benefits provided to our U.S. employees consist of medical, dental, vision, short-term disability, long-term disability, life insurance benefits and flexible spending accounts. Our U.S.-based NEOs receive these benefits on the same basis as our other full-time U.S. employees. Our NEOs are also eligible to participate in our employee stock purchase plan, which is a purchase plan that allows our certain employees to purchase shares at a discount on specified purchase dates during the year, on the same terms as other employees.
Employment Agreements and Post-Termination Severance and Change in Control Benefits
We maintain a stable and effective management team through entry into competitive employment agreements and offer letters. We believe this stability is essential to protecting and enhancing the best interests of our Company and stockholders. In 2019, in connection with the hiring of Mr. Bhutani, we entered into an employment agreement with him that provides terms that we believe offer him a competitive compensation package that serves to retain and incentivize him to perform at the highest levels. Mr. Bhutani’s employment agreement also provides for certain payments and benefits upon certain terminations of employment with us, both in connection with and not related to a change in control. The terms of Mr. Bhutani’s employment agreement are set forth below in the section titled “Potential and Actual Payments upon Termination or Change in Control.”
Similarly, we entered into an offer letter with Mr. McCaffrey in connection with his hiring in 2021, which provides standard employment and compensation terms and conditions, and we entered into employment agreements with Mr. Chen in January 2022 and July 2022 in connection with his appointment as Chief Operating Officer and his relocation from China to Singapore, respectively, the latter of which includes standard employment and compensation terms and conditions consistent with such terms and conditions in Singapore. In addition, in connection with our appointment of Jared Sine as the Company’s Chief Strategy and Legal Officer, we entered into an employment letter with Mr. Sine in February 2024, which, in addition to standard employment and compensation terms and conditions, includes new hire equity awards with an aggregate target grant date value of $10 million to secure his employment and make him whole for forfeited compensation from his previous employment and reflect that he would not be eligible for a 2024 annual LTIP grant.

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In addition, our Board has adopted a form of change in control and severance agreement (a “CIC and Severance Agreement”) for certain executive officers and key employees designated by the Compensation Committee to be party to such an agreement. These agreements provide assurances of specified severance benefits to each such individual whose employment is subject to involuntary termination other than for cause or voluntary termination for good reason. We believe it is important to provide such individuals with severance benefits upon certain qualifying terminations of employment to secure their continued dedication to their work, without the distraction of negative economic consequences of potential termination. We believe these severance benefits, as compared with similarly situated individuals at companies with which we compete for talent, are appropriate since the benefits are subject to the individual’s entry into a release of claims in our favor. For more detail, see the section below titled “Potential and Actual Payments upon Termination or Change in Control.”
Compensation Policies and Other
Risk Assessment and Compensation Practices
Our management annually assesses and discusses with the Compensation Committee our compensation policies and practices for our employees as they relate to our risk management. The Compensation Committee also retains its independent compensation consultant, Semler Brossy, to review such policies and practices and participate in such assessment. Based upon this assessment, we believe that the following elements of our compensation program ensure that risks arising from such policies and practices are not reasonably likely to have a material adverse effect on us in the future:
•competitive pay packages with a balance of fixed/variable and cash/equity compensation elements that are approved by the Compensation Committee each year;
•balanced annual incentive program performance metrics focused on top-line and bottom-line results, along with inclusion of individual performance goals;
•payout caps on annual incentive program and PSU awards;
•equity grants to senior management that are diversified between time- and performance-based restricted stock units and include multi-year vesting schedules requiring long-term employee commitment;
•PSUs focused on relative performance against index of similar peers mitigating risk of payout for underperformance relative to peers;
•robust stock ownership guidelines for our directors and executive officers;
•compensation recovery policies, both as required by SEC and NYSE rules and that would allow us to recover compensation under additional circumstances; and
•double-trigger change-in-control severance benefits and non-change-in-control severance provisions for executives.
Insider Trading Policy
We have an Insider Trading Policy that prohibits all directors, officers, employees and agents (e.g., consultants and independent contractors) from:
•trading (or advising others to trade) our securities from the time when such individuals obtain material, non-public information until that information has been publicly disclosed or is no longer deemed material;
•trading in the shares of other companies about which such individuals learn material, non-public information through the course of their relationship with us;
•engaging in transactions in publicly traded options, such as puts and calls, and other derivative securities with respect to our securities, including hedging or similar transactions designed to decrease the risks associated with holding our securities;
•engaging in short sales with respect to our securities; and
•for any such individuals who are required to comply with Section 16 of the Exchange Act or the blackout periods or pre-clearance requirements under the Insider Trading Policy (which includes all of our NEOs currently employed by us), pledging Company securities as collateral for loans.

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We believe our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and listing standards applicable to the Company. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
Anti-Hedging and Pledging Policy
Directors, officers and employees are prohibited from engaging in transactions in publicly traded options, such as puts and calls, and other derivative securities with respect to the Company’s securities. This prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding Company securities.
In addition, directors, officers and certain other executives may not pledge Company securities under any circumstances, including by purchasing Company securities on margin or holding Company securities in a margin account, or pledging securities as collateral for loans.
Compensation Recovery Policies
We maintain a Financial Statement Compensation Recoupment Policy in accordance with the requirements of SEC and NYSE rules, which provides for the recoupment of certain incentive-based compensation received by our CEO and other Section 16 executive officers on and after October 2, 2023 in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under federal securities laws. The amount of incentive-based compensation recovered will be the amount by which the incentive-based compensation received by the executive during the three fiscal years preceding the date on which the Board or our Compensation Committee determines that a financial restatement is required exceeds the amount that would have been received if it had been calculated based on the financial restatement.
In addition, we maintain an Incentive Compensation Recovery Policy pursuant to which our Compensation Committee may seek the recovery of cash incentive compensation and performance-based equity compensation paid by us to our CEO and other Section 16 executive officers during the relevant period if: (i) we restate our financial statements as a result of a material error; (ii) the amount of cash incentive compensation or performance-based equity compensation paid or payable based on the achievement of specific financial results paid to an executive would have been less if the financial statements had been correct at the time the amount of such compensation was determined; (iii) no more than three years have elapsed since the original filing date of the financial statements upon which such compensation was determined; (iv) our Board or Compensation Committee unanimously concludes, in its sole discretion, that fraud or intentional misconduct or gross negligence by such executive caused the material error that led to the restatement and it would be in our best interests to seek from such executive recovery of the excess compensation originally paid or payable over the amount that would have been paid if determined in accordance with the restated financial statements; and (v) such executive is found to be directly responsible for the compensation recovery trigger.
Equity Ownership Guidelines for Executive Officers
We maintain equity ownership guidelines applicable to our CEO and other executive officers. These guidelines provide that each executive officer is expected to attain and maintain equity interest ownership with a minimum value equal to two times (or six times, in the case of our CEO) such executive officer’s annual base salary (not including any bonus payments or equity grants) as follows: (i) for executive officers as of March 2019, by December 31, 2025, and then throughout such officer’s employment; and (ii) for any new executive officer joining the Company after March 2019, by the fifth anniversary of the date he or she commences employment, and then throughout such executive officer’s employment.
In determining if an executive officer has satisfied the equity ownership guidelines, all shares of (or equity exchangeable for) the Company’s common stock beneficially owned by the executive officer, or to which the executive officer is otherwise entitled, are taken into consideration. Shares underlying unexercised stock options and unvested equity awards are not taken into consideration. As of December 31, 2024, all our executive officers are either in compliance with the equity ownership guidelines or are on track to comply with the equity ownership guidelines within the applicable time periods. The Compensation Committee administers the equity ownership guidelines applicable to our executive officers.

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Timing of Equity Award Grant Practices
Item 402(x) of Regulation S-K requires us to discuss our policies and practices on timing of awards of options in relation to the disclosure by us of material non-public information by us. Equity awards are discretionary and are generally granted to our named executive officers at the end of February after the Compensation Committee’s annual performance review. In certain circumstances, including the hiring, promotion or in connection with achievement of an exceptional performance of an officer, the Compensation Committee may approve grants at other times throughout the year. The Compensation Committee does not grant stock options (or similar awards with “option-like” features) to its employees. Eligible employees, including our NEOs, may voluntarily enroll in the ESPP and may purchase shares at a discount using payroll deductions accumulated during the prior six-month period. Purchase dates under the ESPP are generally the 15th day of May and November. The Compensation Committee does not take material non-public information into account when determining the timing and terms of equity awards, and we do not time the disclosure of material non-public information for the purpose of affecting the value of executive compensation.
Tax Considerations
We have not provided any of our executive officers or directors with a gross-up or other reimbursement for tax amounts the individual might pay pursuant to Code Section 280G or Code Section 409A. Code Section 280G and related Code sections provide that executive officers, directors who hold significant stockholder interests and certain other service providers could be subject to significant additional taxes if they receive payments or benefits in connection with a change in control exceeding certain limits, and that we or our successor could lose a deduction on the amounts subject to the additional tax. Code Section 409A also imposes significant taxes on the individual in the event an executive officer, director or other service provider receives “deferred compensation” not meeting the requirements of Code Section 409A.
Based on the limitations imposed by Code Section 162(m), publicly traded companies generally may receive a federal income tax deduction for compensation paid to their chief executive officers and to certain of their other current and former highly compensated officers that qualify as “covered employees” within the meaning of Code Section 162(m) only if the compensation is less than $1,000,000 per person during any calendar year.
These Code Section 162(m) limitations shall apply unless the compensation is paid pursuant to a written binding contract in effect on December 20, 2019 (and not materially modified after that date) or the compensation was paid on or before December 18, 2020.
In approving the amount and form of compensation for our executive officers in the future, we expect to consider the cost to us of providing such compensation, including the potential impact of Code Section 162(m), as well as our need to maintain flexibility in compensating executive officers in a manner designed to promote our goals. Our Board or the Compensation Committee, as applicable, may, in its judgment, authorize compensation payments that will or may not be deductible when it believes that such payments are appropriate to attract, retain or motivate executive talent.
Accounting Considerations
Accounting rules require us to measure the compensation expense for all share-based compensation awards made to our employees and directors, including stock options, RSUs, PSUs and other stock-based awards, based on the “grant date fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our NEOs may never realize any value from their awards. These rules also require us to recognize the “compensation cost” of our share-based compensation awards in our statements of operations over the period that the employee or director is required to render service to vest in the award.

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Compensation and Human Capital Committee Report
The Compensation and Human Capital Committee has reviewed and discussed with management the Compensation Discussion and Analysis provided above. Based on its review and discussions, our Compensation and Human Capital Committee has recommended to our Board that this Compensation Discussion and Analysis be included in this Proxy Statement.
Respectfully submitted by the members of the Compensation and Human Capital Committee:
Herald Chen (Chair)
Caroline Donahue
Leah Sweet

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Executive Compensation Tables
Summary Compensation Table
The following table provides information regarding the total compensation for services rendered in all capacities earned by our NEOs for 2024 and, as applicable, 2023 and 2022:

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Aman Bhutani, Chief Executive Officer	2024	1,000,000		—		17,146,808	1,290,000	28,425	19,465,233
	2023	1,000,000		—		13,827,459	1,024,000	25,758	15,877,217
	2022	1,000,000		—		16,829,370	600,000	216,520	18,645,890
Mark McCaffrey, Chief Financial Officer	2024	525,000		—		6,858,723	525,840	13,154	7,922,717
	2023	525,000		—		4,761,208	430,080	17,125	5,733,413
	2022	525,000		—		5,909,148	252,000	22,826	6,708,974
Roger Chen, Chief Operating Officer	2024	516,679	(4)	—		6,858,723	523,441	—	7,898,843
	2023	513,905	(4)	97,778	(5)	4,761,208	418,609	—	5,791,500
	2022	496,393	(4)	—		6,005,449	242,465	178,273	6,922,580
Jared Sine, Chief Strategy and Legal Officer(6)	2024	384,615		—		12,342,646	500,800	9,123	13,237,184
Nick Daddario, Chief Accounting Officer(7)	2024	326,923		—		501,347	163,608	23,163	1,015,041
	2023	340,000		—		533,131	138,856	8,548	1,020,535
	2022	330,712		—		582,535	90,133	7,879	1,011,259
(1)The amounts in the “Stock Awards” column reflect the aggregate grant date fair value of stock awards granted (or considered granted for accounting purposes) during the applicable year, computed as described in Note 2 to our audited financial statements included in our 2024 Annual Report on Form 10-K in accordance with ASC 718. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts do not reflect the actual value realized or realizable by the NEO with respect to these awards, which value is only determinable after the shares underlying the applicable award have vested. Assuming maximum achievement of the performance conditions for PSUs granted (or considered granted for accounting purposes) in 2024, the total values of the PSUs at their respective grant dates were as follows: (i) $20,820,492 for Mr. Bhutani; (ii) $8,328,197 for Messrs. McCaffrey and Chen; and (iii) $8,271,013 for Mr. Sine.

In addition, as part of our long-term incentive compensation programs prior to 2020, certain NEOs received awards which were eligible to vest based on the achievement of annual performance metrics during each year of a four-year performance period, subject to the executive’s continued employment with us through each vesting date (“Legacy PSUs”). The following table lists the number and grant date fair value of Legacy PSUs that were considered granted for accounting purposes to (i) Mr. Bhutani in each of 2023 and 2022, and (ii) Mr. Chen in 2022, in each case based on the performance targets established by our Compensation Committee in each year. For Mr. Chen, we are only providing information for 2022 as he did not receive any Legacy PSUs that were considered granted for accounting purposes in 2023 and he was not a NEO prior to 2022.

	2023		2022
Name	PSUs Considered Granted (#)	Grant Date Fair Value ($)	PSUs Considered Granted (#)	Grant Date Fair Value ($)
Aman Bhutani	24,923	1,924,803	24,924	2,056,728
Roger Chen	N/A	N/A	1,167	96,301

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(2)For 2024, the amounts in the “Non-Equity Incentive Plan Compensation” column represent annual performance-based bonuses earned under the 2024 STIP based on the achievement of performance goals, as described under the section “2024 Short-Term Incentive Plan” above, which were paid in 2025. Mr. Chen’s 2024 bonus amount was converted to U.S. dollars according to the closing foreign exchange rate of U.S. dollar/SGD for March 28, 2025 (the date of Mr. Chen’s 2024 STIP bonus payment) of approximately $1/SGD 0.75.
(3)For 2024, the amounts in the “All Other Compensation” column include the following amounts for each respective NEO:

Name	401(k) Matching Contributions ($)	Security and Cybersecurity Protection ($)(A)	Group Term Life Insurance ($)	Other ($) (B)
Aman Bhutani	7,500	20,115	810	—
Mark McCaffrey	2,332	8,500	2,322	—
Jared Sine	—	8,500	623	—
Nick Daddario	7,500	—	2,322	13,341
(A) Represents security and cybersecurity protection for the listed NEO and certain members of their family, and for Mr. Bhutani, includes $1,615 for a personal in-home security system.
(B) “Other” amounts for Mr. Daddario represents to two weeks of paid leave of absence for the period of December 14, 2024 to December 31, 2024, which included two payments of $6,538. Additionally, “Other” amounts includes the value of purchases made by Mr. Daddario under the Company’s broadly available “Everyday Champions” employee recognition program and $116 of tax reimbursements with respect thereto.
(4)Mr. Chen was appointed Chief Operating Officer in January 2022. Mr. Chen resided in China from January 1, 2022 to July 7, 2022, after which point he relocated to Singapore. Mr. Chen’s salary for 2022 has been converted to U.S. dollars from (i) Chinese Yuan using a blended rate of approximately 0.15, representing the average currency translation rate in effect during the six-month period ended June 30, 2022, and (ii) Singapore Dollars using a blended rate of approximately 0.72, representing the average currency translation rate in effect during the six-month period ended December 31, 2022. Mr. Chen resided in Singapore for the full year ended December 31, 2023 and 2024. Mr. Chen’s salary for 2024 and 2023 has been converted to U.S. dollars from Singapore Dollars using a blended rate of approximately 0.75 and 0.74, respectively, representing the average currency translation rate in effect during the years ended December 31, 2024 and 2023, respectively.
(5)The amount in the “Bonus” column for Mr. Chen reflects an award paid in March 2024 for acknowledged out-performance as part of our CEO’s annual year-end review of exceptional employee performances in 2023. This amount was converted to U.S. dollars according to the closing foreign exchange rate of U.S. dollar/SGD for March 28, 2024 (the date Mr. Chen was paid such award) of approximately $1/SGD 0.74.
(6)Mr. Sine joined GoDaddy effective March 18, 2024.
(7)Mr. Daddario served as Chief Accounting Officer until November 6, 2024, at which point he served as a non-executive employee through March 7, 2025.

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Grants of Plan-Based Awards During 2024
The following table presents information regarding plan-based awards granted (or considered granted for accounting purposes) to our NEOs during 2024:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
Name	Grant Date		Threshold	Target	Maximum	Threshold	Target	Maximum
Aman Bhutani	N/A		500,000	1,000,000	1,800,000
	2/29/2024					29,508	59,015	118,030		10,410,246
	2/29/2024								59,015	6,736,562
Mark McCaffrey	N/A		210,000	420,000	756,000
	2/29/2024					11,803	23,606	47,212		4,164,098
	2/29/2024								23,606	2,694,625
Roger Chen	N/A	(5)	205,755	411,510	740,719
	2/29/2024					11,803	23,606	47,212		4,164,098
	2/29/2024								23,606	2,694,625
Jared Sine	N/A		200,000	400,000	720,000
	3/18/2024					10,902	21,803	43,606		4,135,507
	3/18/2024								68,725	8,207,140
Nick Daddario(6)	N/A		68,000	136,000	193,800	2,196	4,392	8,784
	2/29/2024								4,392	501,347
(1)The amounts represent the threshold, target and maximum payouts under the 2024 STIP assuming the achievement of corporate and individual performance goals, as described under the section “2024 Short-Term Incentive Plan” above. Amounts set forth under “Threshold” represent the estimated payout assuming (i) achievement of each of the four corporate performance goals under the 2024 STIP at the respective threshold level (which would result in a 50% payout percentage for the corporate performance component under the 2024 STIP) and (ii) achievement of the NEO’s individual performance goals under the 2024 STIP at a 50% payout percentage.
(2)The amounts reflect the number of shares of common stock subject to PSUs granted to each NEO under the 2024 LTIP, which vest based on the achievement of our rTSR measured against the Nasdaq Internet Index over a three-year performance period, as described under the section “2024 Long-Term Incentive Plan” above.
(3)The amounts reflect the number of shares of common stock subject to RSUs granted to each NEO under the 2024 LTIP, as described under the section “2024 Long-Term Incentive Plan” above.
(4)The amounts reflect the aggregate grant date fair value of RSUs and PSUs granted (or considered granted for accounting purposes) during 2024, computed as described in Note 2 to our audited financial statements included in our 2024 Annual Report on Form 10-K in accordance with ASC 718. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.
(5)Mr. Chen’s 2024 STIP target was SGD 552,000 (80% of his annual base salary of SGD 690,000). Mr. Chen’s Threshold, Target and Maximum amounts were converted to U.S. dollars according to the closing foreign exchange rate of U.S. dollar/SGD for March 28, 2025 (the date of Mr. Chen’s 2024 STIP bonus payment) of approximately $1/SGD 0.75.
(6)Mr. Daddario served as Chief Accounting Officer until November 6, 2024, at which point he served as a non-executive employee through March 7, 2025. In connection therewith, Mr. Daddario (i) remained eligible to receive the full amount of his 2024 STIP and (ii) forfeited any portion of his equity awards that remained unvested as of his employment termination date on March 7, 2025.

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Outstanding Equity Awards at Fiscal Year-End
The following table provides information regarding outstanding equity awards held by our NEOs as of December 31, 2024.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Aman Bhutani	9/4/2019	299,033	—	63.54	9/4/2029
	2/25/2021					3,780	746,059	—	—
	2/28/2022					20,206	3,988,058	64,659	12,761,747
	2/24/2023					36,725	7,248,413	65,288	12,885,893
	2/29/2024					44,262	8,735,991	59,015	11,647,791
Mark McCaffrey	6/2/2021					3,644	719,216	—	—
	2/28/2022					8,083	1,595,342	25,864	5,104,778
	2/24/2023					14,691	2,899,563	26,116	5,154,515
	2/29/2024					17,705	3,494,436	23,606	4,659,116
Roger Chen	2/27/2020	3,083	—	70.17	2/27/2030
	2/25/2021					1,229	242,568	—	—
	6/2/2021					2,317	457,306	—	—
	2/28/2022					8,083	1,595,342	25,864	5,104,778
	2/24/2023					14,691	2,899,563	26,116	5,154,515
	2/29/2024					17,705	3,494,436	23,606	4,659,116
Jared Sine	3/18/2024					68,725	13,564,253	21,703	4,283,521
Nick Daddario	2/25/2021					152	30,000
	2/28/2022					437	86,251
	2/24/2023					588	116,054
	2/29/2024					354	69,869
	2/29/2024					12	2,368
(1)Stock options become vested and exercisable over a four-year period as to 25% of the stock options on the first anniversary of the applicable grant date and, as to the remaining 75% of the stock options, in equal quarterly installments for an additional three years, subject to the NEO’s continued service through each applicable vesting date.
(2)Unless otherwise indicated, RSUs vest over a four-year period as to 25% on the first day of the month following the first anniversary of the applicable vesting commencement date and then quarterly vesting in equal installments for an additional three years, subject to the NEO’s continued service through each applicable vesting date. All RSUs with a February 29, 2024 grant date vest over a three-year period in equal quarterly installments, subject to the NEO’s continued service through each applicable vesting date. Messrs. McCaffrey, Sine and Daddario also have certain RSUs with different vesting terms. For Mr. McCaffrey, the RSUs with the grant date of June 2, 2021 have a vesting term of four years with 30% of the RSUs vesting on July 1, 2022, 7.5% of the RSUs vesting quarterly thereafter for the next four quarters and 5% of the RSUs vesting quarterly thereafter for the next eight quarters, subject to Mr. McCaffrey’s continued service through each applicable vesting date. For Mr. Sine, the RSUs with a grant date of March 18, 2024 have two separate vesting schedules: (i) 36,171 of the RSUs vest over a two-year period in two 50% installments; and (ii) 32,554 of the RSUs vest over a four-year period, with 30% of the RSUs vesting within the first year, 7.5% of the RSUs vesting quarterly thereafter through April 1, 2026, and then 5% of the RSUs vesting quarterly through April 1, 2028.
(3)Market value is determined by multiplying the total shares by the closing market price of our common stock on December 31, 2024 ($197.37).
(4)PSUs granted in 2022, 2023 and 2024 vest following the end of a three-year performance period based on our rTSR as compared to the Nasdaq Internet Index, subject to the NEO’s continued service through the applicable vesting date.
(5)The number of unvested, unearned PSUs reported in this table reflects the total unvested, unearned PSUs at target performance levels.

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Option Exercises and Stock Awards Vested During 2024
The following table sets forth the number of shares acquired and the value realized upon the exercise of stock options and the vesting of RSUs and PSUs during 2024 by each of our NEOs. The value realized on exercise of stock options is calculated based on the difference between the market price of our common stock upon exercise and the exercise price of the stock options. The value realized on vesting of RSUs and PSUs is calculated based on the closing market price of our common stock on the applicable vesting date.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Aman Bhutani	—	—	220,477	27,711,369
Mark McCaffrey	—	—	77,230	9,675,065
Roger Chen	—	—	73,929	9,594,954
Nick Daddario	4,604	304,003	8,606	1,211,857
(1)Reflects the aggregate number of shares of common stock underlying the stock options that were exercised in 2024.
(2)Calculated by multiplying (i) the difference between (x) the sale price for shares of common stock sold concurrently with the exercise of an option, and if not, the fair market value of common stock on the option exercise date, which was determined using the closing price on the New York Stock Exchange of a share of common stock on the option exercise date and (y) the exercise price of the option, by (ii) the number of shares of common stock acquired upon exercise.

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Potential and Actual Payments upon Termination or Change in Control
Aman Bhutani Employment Agreement
The following is a summary of the severance and change in control benefits under Mr. Bhutani’s employment agreement:
Potential Payments if Terminated by Us Without “Cause” or by Mr. Bhutani for “Good Reason” Not Related to a Change in Control.
If Mr. Bhutani’s employment is terminated either by us without “cause” (other than by reason of death or “disability”) or by him for “good reason” (as such terms are defined in his agreement), and in each case the termination occurs outside of the period beginning three months prior to and ending 18 months following a “change in control” (the “Change in Control Period”), Mr. Bhutani would receive the following lump-sum cash payments and benefits:
•any accrued but unpaid salary and fully vested and non-forfeitable employee benefits under the Company’s employee benefits plans (“Accrued Obligations”); plus
•100% of his annual base salary rate as then in effect; plus
•any earned but unpaid annual cash bonus for the prior year; plus
•100% of his target annual cash bonus for the year of termination; plus
•the cost of health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for 18 months.
In addition, Mr. Bhutani would be entitled to acceleration of his time-based equity awards that would have vested in the next twelve months and acceleration of the pro-rated portion of his performance-based equity awards that would have vested based on actual performance during any performance period ending in the next twelve months (with any individual performance criteria deemed fully satisfied).
Potential Payments if Terminated by Us Without “Cause” or by Mr. Bhutani for “Good Reason” During a Change in Control Period.
If Mr. Bhutani’s employment is terminated either by us without “cause” (other than by reason of death or “disability”) or by him for “good reason” during a Change in Control Period, he would receive the following lump-sum cash payments and benefits:
•Accrued Obligations; plus
•150% of his annual base salary rate as then in effect or, if higher, the date immediately prior to the change in control; plus
•any earned but unpaid annual cash bonus for the prior year; plus
•150% of his target annual cash bonus for the year of termination; plus
•the cost of health insurance coverage under COBRA for 18 months.
In addition, Mr. Bhutani would be entitled to acceleration of all his time- and performance-based equity awards (with performance measured at the greater of target or actual performance).
Termination by Reason of Death or “Disability.” If Mr. Bhutani’s employment terminates by reason of death or “disability,” he would receive the following lump-sum cash payments and benefits:
•Accrued Obligations; plus
•any earned but unpaid annual cash bonus for the prior year; plus
•a pro-rated amount of the target annual cash bonus for the year of termination, based on actual achievement of the performance criteria at the end of the applicable year.
To receive the severance payments and benefits described above (excluding the Accrued Obligations), Mr. Bhutani must sign and not revoke a release of claims in favor of the Company and continue to comply with ongoing confidentiality obligations, as well as certain restrictive covenants for up to twelve months following the termination date, including those related to noncompetition, nonsolicitation and nondisparagement, as set forth in his employment agreement.
In the event any of the payments provided for under the employment agreement, or otherwise payable to Mr. Bhutani, would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and be subject to the related excise tax under Section 4999 of the Internal Revenue Code, then Mr. Bhutani would be entitled to receive either full payment of benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to him. No arrangement with Mr. Bhutani provides for any excise tax gross-up payments.

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Change in Control and Severance Arrangements
On May 1, 2021, our Board adopted a form of Change in Control and Severance Agreement for certain executive officers and key employees designated by the Compensation Committee to be party to such an agreement, the key terms of which are summarized below. In connection with the commencement of his employment, the Company entered into a Change in Control and Severance Agreement with Mr. Sine in March 2024, the terms of which are substantially similar to the form of Change in Control and Severance Agreement, except as described below.
Term. The form of CIC and Severance Agreement provides for an initial three-year term that renews automatically for successive one-year terms unless either party provides at least 90 days’ notice of non-renewal. If a change in control occurs during the period after 18 months into the initial term or during a renewal term, the term of the agreement will automatically extend for 18 months following the date of the change in control. Mr. Sine’s agreement provides for an initial term ending May 1, 2025, which will renew automatically for successive one-year terms unless either party provides at least 90 days’ notice of non-renewal, and if a change in control occurs during the term of his agreement, the term will extend automatically for 18 months following the date of the change in control.
Potential Payments if Terminated by Us Without “Cause” or by the NEO for “Good Reason” Not Related to a Change in Control. If a NEO’s employment is terminated either by us without “cause” (other than by reason of death or “disability”) or by the NEO for “good reason” (as such terms are defined in the agreement), and in each case the termination occurs outside of the Change in Control Period, the NEO would receive the following lump-sum cash payments and benefits (in addition to accrued but unpaid compensation):
•100% of the NEO’s annual base salary rate as then in effect; plus
•the cost of premiums for coverage (on an after-tax basis) under COBRA for a period of twelve months following the termination date.
Potential Payments if Terminated by Us Without “Cause” or by the NEO for “Good Reason” During the Change in Control Period. If the NEO’s employment is terminated either by us without “cause” (other than by reason of death or “disability”) or by the NEO for “good reason” during the Change in Control Period, the NEO would receive the following lump-sum payments and benefits (in addition to accrued but unpaid compensation):
•100% of the NEO’s annual base salary rate as then in effect; plus
•100% of the target annual cash bonus for the year of termination; plus
•the cost of premiums for coverage (on an after-tax basis) under COBRA for a period of twelve months following the termination date.
In addition, all outstanding equity awards would fully vest, with applicable performance criteria deemed achieved at the greater of target and actual performance.
Termination by Reason of Death or “Disability.” If the NEO’s employment terminates by reason of death or “disability,” the NEO would receive (in addition to accrued but unpaid compensation) a lump-sum cash payment equal to a pro-rated amount of such NEO’s annual cash bonus for the year of termination, based on actual achievement of the performance criteria at the end of the applicable year.
To receive the severance payments and benefits described above (excluding accrued but unpaid compensation), the NEO must sign and not revoke a release of claims in our favor and comply with ongoing confidentiality obligations, as well as certain restrictive covenants as applicable.
In the event any of the payments provided for under the form of CIC and Severance Agreement, or otherwise payable to the NEO, would constitute “parachute payments” within the meaning of Code Section 280G and be subject to the related excise tax under Section 4999 of the Internal Revenue Code, then he or she would be entitled to receive either full payment of benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to such executive. No agreement with any of our NEOs provides for any excise tax gross-up payments.

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Nick Daddario Separation Agreement. On November 6, 2024, the Company informed Nick Daddario, the Company’s former Chief Accounting Officer, that his role would be impacted as part of a restructuring within the Company’s accounting department. Mr. Daddario’s employment as Chief Accounting Officer concluded on November 6, 2024, although he continued to support the transition of his responsibilities through December 31, 2024 and his employment ceased in March 2025. In connection with Mr. Daddario’s separation from the Company, the Company and Mr. Daddario entered into a separation agreement and release of claims, pursuant to which Mr. Daddario ceased serving as Chief Accounting Officer on November 6, 2024, and, for a period from November 6, 2024 through December 13, 2024, provided transition-related services to the Company. During the transition period, Mr. Daddario continued to receive base pay at the existing weekly amount of $6,538.46 per week and continued vesting of his outstanding equity awards. Beginning December 14, 2024, Mr. Daddario continued employment with the Company, but was placed on a paid leave of absence through March 7, 2025, at which point his employment ceased. During this leave period, Mr. Daddario continued to receive base pay at the existing weekly amount of $6,538.46 per week, continued healthcare benefits and continued vesting of his outstanding equity awards (at which point any unvested equity awards were forfeited upon his termination of employment). In addition, Mr. Daddario received a lump sum severance payment of $261,754.31, payment of premiums to cover the continuation of his healthcare benefits from April 1, 2025 through the remainder of 2025 (which amount is estimated to be $14,374.26) and potential payment for outplacement services through April 2025 (such services were not used by Mr. Daddario).
TERMINATION OF EMPLOYMENT BY US WITHOUT “CAUSE” OR BY THE NEO FOR “GOOD REASON” UNRELATED TO A CHANGE IN CONTROL
The following tables summarize the amount of potential severance payments and benefits that would be provided to each NEO in the event that such NEO’s employment with us was terminated on December 31, 2024, under the circumstances described above.

Name	Salary Severance ($)(1)		Bonus Severance ($)(2)	Accelerated Vesting of Equity Awards ($)(3)	Value of Health Care Coverage Benefit ($)(4)	Total ($)
Aman Bhutani	1,000,000		1,000,000	23,802,230	44,717	25,846,947
Mark McCaffrey	525,000		—	—	17,053	542,053
Roger Chen	516,376	(5)	—	—	—	516,376
Jared Sine	500,000		—	6,461,104	29,811	6,990,915
(1)This amount is based on each NEO’s base salary as was in effect on December 31, 2024.
(2)For Mr. Bhutani, this amount is based on his target cash bonus amount as was in effect on December 31, 2024.
(3)The amount represents the intrinsic value of the equity awards held by the respective NEO that would vest on an accelerated basis in connection with termination of employment outside the Change in Control Period pursuant to such NEO’s employment or severance agreement as described above. For this purpose, we assume an achievement level of 100% of target for any performance-based awards. The intrinsic value of the accelerated portions of each award is determined by multiplying (x) the closing price per share of our common stock on December 31, 2024 of $197.37 (and, in the case of stock options, less the exercise price per share in effect under each stock option) by (y) the number of shares that would vest on an accelerated basis under such award (and, in the case of performance-based awards, assuming performance is achieved at target levels). This amount reflect the accelerated vesting from the NEO’s termination of employment assuming such termination occurred on December 31, 2024.
(4)This amount represents the lump-sum payment of the cost of health insurance under COBRA for 18 months pursuant to Mr. Bhutani’s employment agreement and 12 months pursuant to the form of CIC and Severance Agreement, except for Mr. Chen whose CIC and Severance Agreement does not provide for the cost of health insurance under COBRA.
(5)Mr. Chen’s employment agreement provides for an annual base salary of SGD 690,000, which is intended to provide the Singapore dollar equivalent of $500,000 U.S. dollars. Mr. Chen’s Salary Severance amount was converted to U.S. dollars using the 2024 full year average exchange rate of U.S. dollar/SGD of approximately $1/SGD 0.75. Mr. Chen’s base salary continues to be reviewed on an annual basis and may be adjusted to reflect any material change to the relevant USD to SGD foreign currency exchange rate.

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TERMINATION OF EMPLOYMENT BY US WITHOUT “CAUSE” OR BY THE NEO FOR “GOOD REASON” IN CONNECTION WITH A CHANGE IN CONTROL

Name	Salary Severance ($)(1)		Bonus Severance ($)(2)	Accelerated Vesting of Equity Awards ($)(3)	Value of Health Care Coverage Benefit ($)(4)	Total ($)
Aman Bhutani	1,500,000		1,500,000	58,013,951	44,717	61,058,668
Mark McCaffrey	525,000		420,000	23,626,965	17,053	24,589,018
Roger Chen	516,376	(5)	413,343	23,607,623	—	24,537,342
Jared Sine	500,000		400,000	17,847,774	29,811	18,777,585
(1)For Mr. Bhutani, this amount is based on 150% of his base salary in effect at December 31, 2024. For all other NEOs, this amount is based on the base salary as was in effect on December 31, 2024.
(2)For Mr. Bhutani, this amount is based on 150% of his target cash bonus as was in effect at December 31, 2024. For all other NEOs, this amount is based on the target cash bonus amount as was in effect on December 31, 2024.
(3)The amount represents the intrinsic value of the equity awards held by our NEOs that would vest on an accelerated basis in connection with termination of employment during the Change in Control Period pursuant to Mr. Bhutani’s employment agreement or the form of CIC and Severance Agreement, as applicable, as described above. For this purpose, we assume an achievement level of 100% of target for any performance-based awards. The intrinsic value of the accelerated portion of each award is determined by multiplying (x) the closing price per share of our common stock on December 31, 2024 of $197.37 (and, in the case of stock options, less the exercise price per share in effect under each stock option) by (y) the number of unvested shares that would vest on an accelerated basis under such award (and, in the case of performance-based awards, assuming performance is achieved at target levels). This amount assumes the accelerated vesting resulting from the termination of employment occurred on December 31, 2024.
(4)This amount represents the lump sum payment of the cost of health insurance under COBRA for 18 months pursuant to Mr. Bhutani’s employment agreement and 12 months pursuant to the form of CIC and Severance Agreement, except for Mr. Chen whose CIC and Severance Agreement does not provide for the cost of health insurance under COBRA.
(5)Mr. Chen’s employment agreement provides for an annual base salary of SGD 690,000, which is intended to provide the Singapore dollar equivalent of $500,000 U.S. dollars, and Mr. Chen’s 2024 STIP target was 80% of base salary. Mr. Chen’s Salary Severance and Bonus Severance amounts were converted to U.S. dollars using the 2024 full year average exchange rate of U.S. dollar/SGD of approximately $1/SGD 0.75. Mr. Chen’s base salary continues to be reviewed on an annual basis and may be adjusted to reflect any material change to the relevant USD to SGD foreign currency exchange rate.

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Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of December 31, 2024. Information is included for equity compensation plans approved by our stockholders and equity compensation plans not approved by our stockholders. We will not grant equity awards in the future under any of the equity compensation plans not approved by our stockholders included in the table below.

Plan Category	(a) Number of Securities to Be Issued upon Exercise of Outstanding Stock Options and Rights (#)	(b) Weighted- Average Exercise Price of Outstanding Stock Options and Rights ($/Share)(1)	(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)(2)
Equity compensation plans approved by stockholders	5,554,272	57.63	13,305,477
Equity compensation plans not approved by stockholders	46,101	10.79	—
Total	5,600,373		13,305,477
(1)The weighted-average exercise price does not include shares to be issued in connection with the settlement of RSUs or PSUs, as such awards do not have an exercise price.
(2)Includes shares available for future issuance under our 2024 Omnibus Incentive Plan and our 2024 Employee Stock Purchase Plan.

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CEO Pay Ratio
Under SEC rules, we are required to provide information regarding the relationship between the total annual compensation of our CEO, Mr. Bhutani, and the median of total annual compensation of all employees (other than Mr. Bhutani). For our last completed year ended December 31, 2024:
•The median total annual compensation of all employees (other than Mr. Bhutani) was identified as $114,302 using the methodology described below.
•Mr. Bhutani’s total annual compensation, as reported in the Summary Compensation Table included in this Proxy Statement, was $19,465,233.
•Based on the above, for 2024, the ratio of Mr. Bhutani’s total annual compensation to the median of the total annual compensation of all employees was 170 to 1.
This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K and is based upon our reasonable judgment and assumptions. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the pay ratio and other companies may use assumptions and methodologies that are different from those used by us in calculating their pay ratios. Accordingly, the pay ratios disclosed by other companies may not be comparable to our pay ratio as disclosed above.
During our last completed year ended December 31, 2024, there was no change in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure. Accordingly, pursuant to Item 402(u) of Regulation S-K, we used the median employee identified as of the year ended December 31, 2023 for purposes of calculating our 2024 pay ratio. The methodology we used to calculate the pay ratio is as follows:
•We determined the median of the total annual compensation of our employees as of December 31, 2023, at which time we (including our consolidated subsidiaries) had 6,108 full-time and 51 part-time and temporary employees, 4,249 of whom were located in the United States, and 1,910 (or approximately 31% of our total employee population) of whom were located outside of the United States. We excluded Mr. Bhutani and included employees of our consolidated subsidiaries. In accordance with the permitted methodology for determining the “median employee,” we excluded from our calculations 256 employees, representing less than 5% of our total employee population, who are located outside of the United States in the following countries: 53 in Australia, 14 in Brazil, 15 in the Cayman Islands, 15 in China, 21 in Colombia, 24 in France, 1 in Israel, 3 in Mexico, 26 in the Netherlands, 11 in Singapore, 45 in South Africa, 21 in Spain, 4 in Switzerland and 3 in the United Arab Emirates.
•To determine the median employee, we then compared the amount of salary, wages and tips of our employees (other than the excluded employees described above), as reflected in our payroll records for the year ended December 31, 2023. In determining the median total compensation of all employees, we did not make any cost-of-living adjustments to the wages paid to any employee.
•We determined the median employee’s total annual compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, yielding the median total annual compensation disclosed above. With respect to Mr. Bhutani’s total annual compensation, we used the amount reported in the “Total” column of the 2024 Summary Compensation Table included in this Proxy Statement.

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Pay versus Performance
The following table sets forth the compensation for our principal executive officer (“PEO”) and the average compensation for our non-PEO NEOs, both as reported in the Summary Compensation Table and with certain adjustments to reflect the “compensation actually paid” to such individuals, as defined under Item 402(v) of Regulation S-K, for each of 2024, 2023, 2022, 2021 and 2020. The table also provides information on our cumulative TSR, the cumulative TSR of our peer group, our Net Income and our unlevered free cash flow.

Fiscal Year (a)	Summary Compensation Table Total for PEO(1) ($) (b)	Compensation Actually Paid to PEO(2) ($) (c)	Average Summary Compensation Table Total for non-PEO NEOs(1) ($) (d)	Average Compensation Actually Paid to non-PEO NEOs(2) ($) (e)	Value of Initial Fixed $100 Investment Based On:		Net Income(4) (millions) ($) (h)	Unlevered Free Cash Flow(5) (millions) ($) (i)
					GoDaddy TSR(3) ($) (f)	Peer Group TSR(3) ($) (g)
2024	19,465,233	72,751,381	7,518,446	20,579,956	290.59	165.08	937	1,506
2023	15,877,217	30,853,433	4,146,301	5,208,078	156.30	127.53	1,376	1,254
2022	18,645,890	12,378,070	4,954,336	4,347,627	110.16	79.37	353	1,096
2021	15,290,590	14,914,733	4,191,579	2,520,364	124.94	152.38	243	960
2020	3,670,928	7,773,317	5,719,740	3,546,026	122.13	161.36	(494)	825
(1)Compensation for our PEO, Mr. Bhutani, reflects the amounts reported in the “Summary Compensation Table” for the respective years. Average compensation for non-PEO NEOs includes the following NEOs: (i) in 2024, Roger Chen, Nick Daddario, Mark McCaffrey and Jared Sine; (ii) in 2023 and 2022, Mr. Chen, Mr. Daddario, Michele Lau and Mr. McCaffrey; (iii) in 2021, Mr. Daddario, Nima Kelly, Ms. Lau, Mr. McCaffrey and Raymond Winborne; and (iv) in 2020, James Carroll, Mr. Daddario, Ms. Kelly, Andrew Low Ah Kee and Mr. Winborne.
(2)In 2024, the compensation “actually paid” for the PEO and average compensation “actually paid” for our non-PEO NEOs reflects the respective amounts set forth in columns (b) and (d), adjusted in accordance with SEC rules as set forth in the table below. These dollar amounts do not reflect the actual amount of compensation earned by or paid to the PEO and our non-PEO NEOs during the applicable year. For information regarding the decisions made by our Compensation Committee with respect to the our NEOs’ compensation for fiscal year 2024, see the Compensation Discussion and Analysis beginning on page 39. Fair values set forth in the table below are computed in accordance with ASC 718 as of the end of the respective fiscal year, other than fair values of awards that vest in the covered year, which are valued as of the applicable vesting year.

	PEO	Non-PEO NEOs
Prior FYE	12/31/2023	12/31/2023
Current FYE	12/31/2024	12/31/2024
Fiscal Year	2024 ($)	2024 ($)
Summary Compensation Table Total	19,465,233	7,518,446
- Grant Date Fair Value of Option Awards and Stock Awards Granted in FY	(17,146,808)	(6,640,360)
+ Fair Value at FYE of Outstanding and Unvested Option Awards and Stock Awards Granted in FY	30,999,321	11,800,388
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior FYs (from prior FYE to current FYE)	32,117,899	6,639,035
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in FY That Vested During FY	2,481,532	542,421
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior FYs For Which Applicable Vesting Conditions Were Satisfied During FY	4,834,203	720,026
- Fair Value as of Prior FYE of Option Awards and Stock Awards Granted in Prior FYs That Failed to Meet Applicable Vesting Conditions During FY	—	—
Compensation Actually Paid	72,751,381	20,579,956
(3)TSR is cumulative for the measurement periods beginning on December 31, 2019 and ending on December 31 of each of 2024, 2023, 2022, 2021 and 2020, calculated in accordance with Item 201(e) of Regulation S-K. The peer group for purposes of this table is the same as the NASDAQ Internet Index, which is the peer group used for purposes of the performance graph as shown in our 2024 Annual Report on Form 10-K.
(4)Reflects “Net Income” in the Company’s Consolidated Statements of Operations included in the Company’s Annual Reports on Form 10-K for each of the years ended December 31, 2024, 2023, 2022, 2021 and 2020. Net income for the year ended December 31, 2023 included (i) $90.8 million in restructuring and other charges and (ii) a $971.8 million benefit for income taxes primarily due to a $1,014.0 million release of the majority of our domestic valuation allowance. For the year ended December 31, 2020, the Company recorded a one-time charge of $674.7 million to our statement of operations to adjust the liability under certain tax receivable agreements.
(5)Unlevered free cash flow is not a financial measure prepared in accordance with GAAP. For a reconciliation of uFCF to net cash provided by operating activities, its most directly comparable GAAP financial measure, please refer to “Appendix A—Operating and Business Metrics, Non-GAAP Financial Information and Reconciliations” in this Proxy Statement.

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Performance Measures
The following table sets forth an unranked list of the performance measures which we view as the “most important” measures for linking our NEOs’ compensation to performance, as specifically listed below:

Performance Measure*
Total bookings
Revenue
NEBITDA
Unlevered free cash flow
Relative TSR
*Total Bookings is an operating metric and NEBITDA and unlevered free cash flow are not financial measures prepared in accordance with GAAP. For information on how we compute total bookings and for a reconciliation between each non-GAAP financial measure and its most directly comparable GAAP financial measure, please refer to “Appendix A—Operating and Business Metrics, Non-GAAP Financial Information and Reconciliations” in this Proxy Statement.

Description of the Relationship Between Compensation Actually Paid and Performance
The following charts set forth the relationship between Compensation Actually Paid to our PEO and the average Compensation Actually Paid to our other NEOs with (i) the Company’s cumulative TSR and the Company’s peer group TSR, (ii) Net Income and (iii) unlevered free cash flow, for the four most recently completed fiscal years. The relationship between Compensation Actually Paid and TSR, peer group TSR, Net Income and Unlevered Free Cash Flow are not strongly correlated because we consider multiple factors to determine compensation levels of our PEO and NEOs beyond annual performance against these metrics. Further information about the factors used to determine compensation levels can be found in “Compensation Discussion and Analysis” above.
Relationship Between PEO and Other NEO Compensation Actually Paid and Company and Peer Group TSR

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Relationship Between PEO and Other NEO Compensation Actually Paid and Net Income

Relationship Between PEO and Other NEO Compensation Actually Paid and Unlevered Free Cash Flow

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Audit Matters

Proposal No. 3 Ratification of Appointment of Independent Registered Public Accounting Firm

The Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of Ernst & Young LLP.

Our Audit Committee has reappointed Ernst & Young LLP (“EY”) to be our independent registered public accounting firm for the year ending December 31, 2025. EY has served as our independent registered public accounting firm since 2004.
At the Annual Meeting, our stockholders are being asked to ratify the appointment of EY as our independent registered public accounting firm for the year ending December 31, 2025. Our Audit Committee is submitting the appointment of EY to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. We expect representatives of EY to be present at the Annual Meeting and they will have an opportunity to make a statement and respond to appropriate questions from our stockholders.
If our stockholders do not ratify the appointment of EY, our Board may reconsider the appointment. Even if our stockholders ratify the appointment, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if our Audit Committee believes such a change would be in the best interests of the Company and our stockholders.
Required Vote
The affirmative vote of the holders of a majority of the voting power of the outstanding shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve Proposal No. 3.

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Report of the Audit and Finance Committee
The Company’s management is responsible for (i) establishing and maintaining internal controls and (ii) preparing the Company’s consolidated financial statements. Our independent registered public accounting firm, Ernst & Young LLP (“EY”) is responsible for auditing the Company’s consolidated financial statements and expressing an opinion on the conformity of those consolidated financial statements with United States generally accepted accounting principles and expressing an opinion as to the effectiveness of the Company’s internal controls over financial reporting. In the performance of its oversight function, the Audit and Finance Committee has:
•reviewed and discussed the audited consolidated financial statements with management and EY;
•discussed with EY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission; and
•received the written disclosures and the letter from EY required by applicable requirements of the Public Company Accounting Oversight Board regarding EY’s communications with the Audit and Finance Committee concerning independence, and has discussed with EY its independence.
Based on the Audit and Finance Committee’s review and discussions with management and EY, the Audit and Finance Committee recommended to the Board that the audited consolidated financial statements be included in our 2024 Annual Report on Form 10-K, filed on February 20, 2025, for filing with the Securities and Exchange Commission.
Respectfully submitted by the members of the Audit and Finance Committee:
Mark Garrett (Chair)
Herald Chen
Graham Smith
Sigal Zarmi
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered by EY for the years ended December 31, 2024 and 2023 ($ in thousands):

	2024	2023
Audit Fees:
Consolidated Audit(1)	$5,203	$3,910
Statutory Audits and Regulatory Filings(2)	280	583
Total Audit Fees	5,483	4,493
Tax Fees(3)	—	92
Total Fees	$5,483	$4,585
(1)Consists of professional services and expenses rendered in connection with (i) the audit of our annual consolidated financial statements and internal control over financial reporting, (ii) the review of our quarterly consolidated financial statements and (iii) our securities offerings.
(2)Consists of professional services and expenses rendered in connection with statutory and regulatory filings or engagements.
(3)Tax Fees consist of fees for professional services and expenses for tax compliance and tax advice.
Pre-Approval Policy and Auditor Independence
Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our Audit Committee is required to pre-approve all audit and permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.
Our Audit Committee has reviewed the non-audit services performed by, and the fees paid to, EY in 2023 and 2024, and the proposed services for 2025, and has determined that such services and fees are compatible with EY’s independence. All audit and non-audit related services in 2024 were approved by our Audit Committee prior to such services being rendered. There were no other professional services provided by EY that would have required our Audit Committee to consider their compatibility with maintaining the independence of EY.

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Other Management Proposals

Proposal No. 4 Amendment to the Company’s Restated Certificate of Incorporation to Limit Liability of Officers as Permitted by Law

The Board of Directors unanimously recommends that you vote “FOR” the approval of the Amendment to the Company’s Restated Certificate of Incorporation to Limit Liability of Officers as Permitted by Law.

The Board has approved, adopted and declared advisable, and recommends that the Company’s stockholders approve, amendments to the Company’s Restated Certificate of Incorporation to limit liability of officers as permitted by law.
Background
Pursuant to and consistent with Section 102(b)(7) of the General Corporation Law of the State of Delaware (“DGCL”), Article VII of the Restated Certificate of Incorporation eliminates the monetary liability of the directors of the Company to the fullest extent permitted by the DGCL, as it currently exists or as it may be amended in the future. Effective August 1, 2022, Section 102(b)(7) of the DGCL was amended to permit companies to include in their certificates of incorporation limitations of monetary liability for certain senior corporate officers, such as a corporation’s president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer and chief accounting officer. Consistent with Section 102(b)(7) of the DGCL, the proposed amendment to the Restated Certificate of Incorporation would permit exculpation of the Company’s officers for breaches of their fiduciary duty of care in any direct claim to the fullest extent permitted by the DGCL, as it currently exists or as it may be amended in the future. Similar to the provision limiting the monetary liability of directors, the DGCL, as currently in effect, does not permit the elimination of liability of these officers for any breach of their duty of loyalty to the Company or its stockholders, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or any transaction from which the officer derived an improper personal benefit. The DGCL, as currently in effect, also does not permit the limitation of monetary liability of these officers in any action by or in the right of the Company, such as a derivative claim.
Reasons for the Proposed Amendment
The Governance Committee and the Board have considered the merits of the elimination of monetary liability of certain officers in certain limited circumstances. The Board recognizes that this exculpation would mitigate the risk of personal financial ruin as a result of an unintentional misstep, help attract and retain officers, and applies to a narrow set of claims. After weighing these considerations, the Board (acting on the recommendation of the Governance Committee) has determined that it is in the best interests of the Company and its stockholders to adopt resolutions setting forth proposed amendments to the Restated Certificate of Incorporation for the elimination of monetary liability of the certain officers of the Company in certain limited circumstances permitted by the DGCL.
The text of the proposed amendment, with proposed deletions reflected by red “strike-through” text and proposed additions reflected by blue “underline” text, is set forth in Appendix B. This summary is qualified in its entirety by reference to Appendix B and the above description of Section 102(b)(7) of the DGCL is qualified in its entirety by reference to Section 102(b)(7) of the DGCL.

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Required Vote
The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote thereon is required to approve Proposal No. 4.
Stockholders are also asked to consider Proposal 5, which relates to miscellaneous changes to the Restated Certificate of Incorporation. Proposals 4 and 5 are independent of each other. If both Proposal 4 and Proposal 5 are approved by the stockholders, then the Company intends to file a certificate of amendment to our Restated Certificate of Incorporation that implements all of the amendments. If only one of these proposals is approved by the stockholders, but the other proposal is not, then we will file a certificate of amendment that implements only the amendments to our Restated Certificate of Incorporation that were approved by stockholders. The Board retains the discretion to abandon the amendments and not implement them at any time before they become effective.

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Proposal No. 5 Amendments to the Company’s Restated Certificate of Incorporation to Implement Miscellaneous Changes

The Board of Directors unanimously recommends that you vote “FOR” the approval of the Amendments to the Company’s Restated Certificate of Incorporation to Implement Miscellaneous Changes.

The Board has approved, adopted and declared advisable, and recommends that the Company’s stockholders approve amendments to the Restated Certificate of Incorporation to implement miscellaneous changes.
Background
At the 2022 annual meeting of stockholders, the Board recommended, and stockholders approved, an amendment to the Restated Certificate of Incorporation to declassify the Board. Beginning with this Annual Meeting, the division of our directors into classes will terminate in accordance with our Restated Certificate of Incorporation and our Board will be fully declassified.
In addition, in December 2023, we completed a series of transactions designed to simplify our capital structure, commonly referred to as an “Up-C” structure, and provide us with additional strategic flexibility. The transactions resulted in Desert Newco, LLC becoming a wholly-owned subsidiary of GoDaddy Inc. Additionally, 271 Limited Liability Company Units (“LLC Units”) of Desert Newco, LLC not held by us or our subsidiaries were cancelled and converted into 271 newly issued shares of our Class A common stock. Each LLC Unit formerly held by such other unitholders was paired with one share of our Class B common stock. Following the completed transactions, and as a result of these changes, there are no longer any issued or outstanding shares of Class B common stock.
Reasons for the Proposed Amendments
The Board (acting on the recommendation of the Governance Committee) has determined it is advisable to simplify Article VI of the Restated Certificate of Incorporation by eliminating reference to the previous Board class structure, which is no longer applicable as the Board is elected annually. Additionally, the Board has determined it is advisable to eliminate reference to Class B common stock in the Restated Certificate of Incorporation as there are currently no outstanding shares of Class B common stock.
The text of the proposed amendments, with proposed deletions reflected by red “strike-through” text and proposed additions reflected by blue “underline” text, is set forth in Appendix C. This summary is qualified in its entirety by reference to Appendix C.
Required Vote
The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote thereon is required to approve Proposal No. 5.
Stockholders are also asked to consider Proposal 4, which relates to exculpation of officers. Proposals 4 and 5 are independent of each other. If both Proposal 4 and Proposal 5 are approved by the stockholders, then the Company intends to file a certificate of amendment to our Restated Certificate of Incorporation that implements all of the amendments. If only one of these proposals is approved by the stockholders, but the other proposal is not, then we will file a certificate of amendment that implements only the amendments to our Restated Certificate of Incorporation that were approved by stockholders. The Board retains the discretion to abandon the amendments and not implement them at any time before they become effective.

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Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information with respect to the beneficial ownership of shares of our common stock as of March 31, 2025 by: (i) each of our named executive officers; (ii) each person or group who beneficially owned more than 5% of our common stock; and (iii) all of our directors (which includes all director nominees) and current executive officers as a group.
The amounts and percentages of common stock beneficially owned are reported based on beneficial ownership of securities. A person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. As of March 31, 2025, there were 142,435,493 shares of our common stock issued and outstanding. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o GoDaddy Inc., 100 S. Mill Ave, Suite 1600, Tempe, AZ 85281.

	Common Stock Beneficially Owned
	Number of Shares Class A Common Stock(1)
Name of Beneficial Owner	Number	%
Directors and Named Executive Officers:
Aman Bhutani	608,649	*
Herald Chen	15,315	*
Roger Chen	201,022	*
Nick Daddario	2,358	*
Caroline Donahue	18,042	*
Mark Garrett	19,022	*
Mark McCaffrey	69,644	*
Brian Sharples	19,565	*
Jared Sine	28,019	*
Graham Smith	—	*
Leah Sweet	9,407	*
Srini Tallapragada	3,116	*
Sigal Zarmi	2,716	*
All current executive officers and directors as a group (12 persons)	994,517	*
5% Equity Holders:
Entities affiliated with Vanguard(3)	17,690,836	12.4%
Entities affiliated with BlackRock(2)	14,230,205	10.0%
*  Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock
(1)A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days of the date of this table’s disclosures. Common stock beneficially owned includes shares issuable upon exercise or settlement of outstanding equity awards that will become exercisable or settle within 60 days of March 31, 2025 as follows:

Name of Beneficial Owner	Number of Awards
Aman Bhutani	299,033
Roger Chen	3,083
Mark McCaffrey	1,214
Jared Sine	27,853
All current executive officers and directors as a group (12 persons)	331,183
(2)Based on information reported by BlackRock, Inc. (“BlackRock”) on Schedule 13G/A filed with the SEC on November 7, 2024. Of the shares of common stock beneficially owned, BlackRock reported sole voting power over 13,094,682 shares and sole dispositive power over all of the shares. BlackRock listed its address as 50 Hudson Yards, New York, NY 10001.
(3)Based on information reported by The Vanguard Group (“Vanguard”) on Schedule 13G/A filed with the SEC on November 12, 2024. Of the shares of common stock beneficially owned, Vanguard reported that it has shared voting power over 189,677 shares, sole dispositive power over 17,049,717 shares and shared dispositive power over 641,119 shares. Vanguard listed its address as 100 Vanguard Blvd., Malvern, PA 19355.

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Certain Relationships and Related-Party and Other Transactions
Policies and Procedures for Related-Party Transactions
Since January 1, 2024, there have not been, nor are there any currently proposed, related-party transactions or series of similar transactions to which we have been or will be a party.
Our Audit Committee maintains the primary responsibility for reviewing and approving or disapproving “related-party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds, or may be expected to exceed, $120,000 and in which a related person has or will have a direct or indirect material interest. We have adopted a policy regarding transactions between us and related persons. For purposes of this policy, a related person is defined as a director, executive officer, nominee for director or greater than 5% beneficial owner of our voting securities, in each case since the beginning of the most recently completed year, and their immediate family members and any entity in which they are employed or are a general partner or principal or in a similar position or in which they have a 5% or greater beneficial ownership interest. Our Audit Committee Charter provides that our Audit Committee shall review and oversee all transactions between the Company and a related person for which review or oversight is required by applicable law or that are required to be disclosed in the Company’s financial statements or SEC filings.

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Additional Information and Frequently Asked Questions About this Proxy Statement and the Annual Meeting
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10% of our common stock to file reports of ownership and changes of ownership of our equity securities with the SEC.
Based solely on our review of such reports and certain written representations from each reporting person, we believe that during 2024, all Section 16(a) filing requirements were satisfied on a timely basis, except for a late Form 4 filing for Mark McCaffrey filed on January 17, 2025.
Submission of Proposals and Other Items of Business for the 2026 Annual Meeting
Stockholder Proposals for Inclusion in the Proxy Statement for the 2026 Annual Meeting
If a stockholder intends to submit a proposal for inclusion in our proxy statement for our 2026 annual meeting of stockholders in accordance with Rule 14a-8 under the Exchange Act, the proposal should be sent to our Corporate Secretary by mail at GoDaddy Inc., Attention Corporate Secretary, 100 S. Mill Ave, Suite 1600, Tempe, AZ 85281, or by email at governance@godaddy.com, and must be received no later than December 25, 2025.
Other Proposals or Director Nominations to be Presented at the 2026 Annual Meeting
Our Bylaws provide for an advance notice procedure for director nominations and stockholder proposals that are not submitted for inclusion in the proxy statement pursuant to Rule 14a-8, but that a stockholder instead wishes to present at an annual meeting. To be timely, a notice of such director nominations or other matters a stockholder wishes to present at the 2026 annual meeting must be received by our Corporate Secretary not earlier than February 4, 2026 and no later than March 6, 2026 and must comply with the additional requirements of our Bylaws. In addition to satisfying these requirements under our Bylaws, to comply with the universal proxy rules under the Exchange Act, any stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees must comply with and provide notice that sets forth the information required by the Company’s Bylaws and Rule 14a-19 under the Exchange Act.
Availability of Bylaws
A copy of our Bylaws is posted on our corporate website at aboutus.godaddy.net/investor-relations/governance and may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our Corporate Secretary, in writing, at GoDaddy Inc., Attention Corporate Secretary, 100 S. Mill Ave, Suite 1600, Tempe, AZ 85281 for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
2024 Annual Report and SEC Filings
Our financial statements for the year ended December 31, 2024 are included in our 2024 Annual Report on Form 10-K. This Proxy Statement and our 2024 Annual Report on Form 10-K are posted on our corporate website at aboutus.godaddy.net/investor-relations/financials and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our 2024 Annual Report on Form 10-K without charge by sending a written request to GoDaddy Inc., Attention: Investor Relations, 100 S. Mill Ave, Suite 1600, Tempe, AZ 85281.

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Note About Corporate Website and Reports
References throughout this Proxy Statement to our reports, including our 2024 Annual Report and Sustainability Report, or any other information from our corporate website, are not part of, or incorporated by reference into this Proxy Statement. Some of the statements and reports contain cautionary statements regarding forward-looking information that should be carefully considered. Our statements and reports about our objectives may include statistics or metrics that are estimates, make assumptions based on developing standards that may change and provide aspirational goals that are not intended to be promises or guarantees. The statements and reports may also change at any time and we undertake no obligation to update them except as required by law.
Forward-Looking Statements
This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on estimates and information available to us at the time of this Proxy Statement and are not guarantees of future performance. Statements in this Proxy Statement involve risks, uncertainties and assumptions. If the risks or uncertainties materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “hope,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or similar expressions and the negatives of those terms.
These risks, uncertainties and other factors relate to, among others: statements about our business outlooks; sustainability or climate-related goals; launches of new or expansion of existing products or services, including GoDaddy Airo; any projections of product or service availability; technology developments and innovation; our brand or reputation; legal and regulatory developments; customer growth or other future events; historical results that may suggest future trends for our business; our plans, strategies or objectives with respect to future operations, partnerships and partner integrations and marketing strategy; future financial results; our ability to integrate acquisitions and achieve desired synergies and vertical integration; execution of share repurchases; our forecasted levels of future taxable income; and assumptions underlying any of the foregoing.
For additional information on other potential risks and uncertainties that could cause actual results to differ from the results predicted, please see our 2024 Annual Report on Form 10-K, and subsequent quarterly reports and other filings filed with the SEC from time to time. All information provided in this Proxy Statement is as of the date of this Proxy Statement and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We do not undertake to a duty to update this information unless required by law.
Information about Our Annual Meeting and Solicitation of Proxies
GODADDY INC.
Proxy Statement
2025 Virtual Annual Meeting of Stockholders
To Be Held at 8:00 a.m. PDT on Wednesday, June 4, 2025
You are cordially invited to the 2025 virtual annual meeting of stockholders (the “Annual Meeting”) of GoDaddy Inc., a Delaware corporation (“GoDaddy” or the “Company”). The Annual Meeting will be held on Wednesday, June 4, 2025 at 8:00 a.m. PDT and will be conducted virtually via live webcast at www.virtualshareholdermeeting.com/GDDY2025. You can attend the Annual Meeting online, vote your shares electronically and submit questions online during the Annual Meeting by logging in to the website listed above and using the 16-digit control number located on your notice or the proxy card (the “Control Number”). We recommend that you access the website a few minutes before the meeting to ensure that you are logged in when the meeting starts.
This virtual meeting format enables us to expand access to the meeting, improve communications and lower the cost to our stockholders, the Company and the environment. We believe virtual meetings enable increased stockholder participation from locations around the world.
The information provided in the “Q&A” format below is for your convenience only. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our corporate website is not intended to be incorporated by reference into this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only.

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Why am I receiving these proxy materials?
You are receiving this Proxy Statement and additional proxy materials in connection with the Board’s solicitation of proxies to be voted at the Annual Meeting or at any adjournment or postponement of it.
Who is entitled to vote?
Holders of our Class A common stock as of the close of business on Monday, April 7, 2025 (the “Record Date”), may vote at the Annual Meeting. As of the Record Date, there were 138,127,879 shares of our common stock. In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of our common stock held by them on the Record Date. We do not have cumulative voting rights for the election of directors.
What is the quorum requirement for the Annual Meeting?
The holders of record of a majority of the voting power of the issued and outstanding shares of our capital stock entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders, including the Annual Meeting. Notwithstanding the foregoing, where a separate vote by a class or series or classes or series is required, a majority in voting power of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on that matter. Once a quorum is present to organize a meeting, it shall not be broken by the subsequent withdrawal of any stockholders.
What matters are being proposed and what vote is required?

Proposal No.		Required Vote [1]	Effect of Abstentions	Effect of Broker Non-Votes
1.	Election of nine directors to serve until the 2026 annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier resignation, death or removal	Since the election is uncontested, each incumbent director nominee will be elected only if the votes “FOR” such director nominee’s election exceed the votes “AGAINST” their election.	No Effect	No Effect
2.	Advisory, non-binding vote to approve named executive officer compensation
The affirmative vote of the holders of a majority of the voting power of the outstanding shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.
			Same as Against vote	No Effect
3.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2025
The affirmative vote of the holders of a majority of the voting power of the outstanding shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.
			Same as Against vote	Not Applicable
4.	Amendment to the Company’s Restated Certificate of Incorporation to Limit Liability of Officers as Permitted by Law	The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote thereon.	Same as Against vote	Same as Against vote
5	Amendments to the Company’s Restated Certificate of Incorporation to Implement Miscellaneous Changes	The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote thereon.	Same as Against vote	Same as Against vote
1As of the Record Date, there were 138,127,879 shares of our common stock.
The Board recommends you vote FOR each of the management proposals.
We will also transact such other business as may properly come before the meeting, or any adjournment or postponement thereof.

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What is the difference between holding shares as a registered stockholder and holding shares in street name?
Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC (“Equiniti”), you are considered the stockholder of record with respect to those shares, and the notice was provided to you directly by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote live at the Annual Meeting.
Street Name Stockholders. If shares of our common stock are held on your behalf in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares held in “street name,” and the notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting at www.virtualshareholdermeeting.com/GDDY2025. You can attend the Annual Meeting online, vote your shares electronically and submit questions during the Annual Meeting by logging in to the website listed above and using your Control Number. If you request a printed copy of our proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.
How do I vote?
If you are a stockholder of record, there are four ways to vote:
1.By Internet: You can vote your shares online at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. EDT on June 3, 2025 (have your proxy card available when you visit the website);
2.By Telephone: You can vote your shares by calling 1-800-690-6903 toll-free (have your proxy card available when you call) until 11:59 pm EDT on June 3, 2025;
3.By Mail: You can vote your shares by completing, signing and returning your proxy card in the postage-paid envelope provided (if you received printed proxy materials); or
4.During the Virtual Meeting: You can vote your shares during the virtual Annual Meeting at www.virtualshareholdermeeting.com/GDDY2025 and using your Control Number located on your notice or the proxy card.
Even if you plan to attend the virtual Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you decide not to attend the Annual Meeting.
If you are a street-name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. You may also attend and vote at the Annual Meeting using the control number on your voting instruction form.
What are the effects of abstentions and broker non-votes?
Abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal as set forth in the table above.
If your shares are held in street name, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your bank, broker or nominee by the deadline provided in the materials you receive from your bank or broker. If you hold your shares in street name and you do not instruct your broker how to vote your shares, your broker may vote your shares in its discretion on the ratification of the appointment of the independent registered public accounting firm (Proposal No. 3). Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting and will have the effect as set forth in the table above.
Can I change my vote?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before or at the Annual Meeting by:
•entering a new vote by Internet or by telephone (until the applicable deadline for each method as set forth above);
•returning a later-dated proxy card (which automatically revokes the earlier proxy card);
•notifying our Corporate Secretary in writing at GoDaddy Inc., Attention Corporate Secretary, 100 S. Mill Ave, Suite 1600, Tempe, AZ 85281; or

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•attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy) at www.virtualshareholdermeeting.com/GDDY2025 and using your Control Number.
If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.
How can I attend the Annual Meeting?
The Annual Meeting will be accessible through the Internet at www.virtualshareholdermeeting.com/GDDY2025. You can attend the Annual Meeting online, vote your shares electronically and submit questions online during the Annual Meeting by logging in to the website listed above and using your Control Number. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Annual Meeting website. Technicians will be available to assist you.
You are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on our Record Date of Monday, April 7, 2025 or hold a valid proxy for the meeting.
Will I be able to ask questions at the virtual Annual Meeting?
Stockholders will be able to submit questions online during the meeting, providing our stockholders with the opportunity for meaningful engagement with management and the Board. We will endeavor to answer as many questions submitted by stockholders as time permits. We reserve the right to exclude questions regarding topics that are not pertinent to meeting matters or Company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. In the event of technical difficulties with the virtual Annual Meeting, we expect that an announcement will be made on www.virtualshareholdermeeting.com/GDDY2025. If necessary, the announcement will provide updated information regarding the date, time and location of the Annual Meeting.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our Board. Jared Sine and Mark McCaffrey have been designated as proxies by our Board. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. Unless contrary instructions are indicated on the proxy, all shares represented by validly executed proxies received (and not revoked before they are voted) will be voted in accordance with the Board’s recommendations as specified above. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own discretion to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with SEC rules, we have elected to furnish our proxy materials, including this Proxy Statement and our 2024 Annual Report on Form 10-K, primarily via the Internet. On or about Thursday, April 24, 2025, we expect to mail to all stockholders the Notice containing instructions on how to access our proxy materials on the Internet, how to vote at the Annual Meeting and how to request printed copies of the proxy materials and 2024 Annual Report. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact of our annual meetings of stockholders.
Who bears the cost of soliciting votes for the Annual Meeting?
We will bear the costs of the solicitation of proxies, including the cost of preparing, printing and mailing the Notice, this Proxy Statement and related proxy materials. In addition to the solicitation of proxies by use of the mail, proxies may be solicited from stockholders by directors, officers, employees or agents of the Company in person or by telephone, facsimile or other appropriate means of communication. No additional compensation, except for reimbursement of reasonable out-of-pocket expenses, will be paid to our directors, officers or employees in connection with the solicitation. Any questions or requests for assistance regarding this Proxy Statement and related proxy materials may be directed to our Corporate Secretary at governance@godaddy.com or in writing at GoDaddy Inc., Attention Corporate Secretary, 100 S. Mill Ave, Suite 1600, Tempe, AZ 85281.

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Is my vote confidential?
Proxy instructions, ballots and voting tabulations identifying individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within GoDaddy or to third parties, except as necessary in accordance with applicable laws, to allow for the tabulation of votes and certification of the vote or to facilitate a successful proxy solicitation.
Who will serve as inspector of elections?
Broadridge Financial Solutions, or their appointed representative, will serve as the inspector of elections and will certify the voting results.
Where can I find the voting results of the Annual Meeting?
We will disclose voting results on a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.
I share an address with another stockholder and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the notice and, if applicable, our proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at the following address:
GoDaddy Inc.
Attention: Corporate Secretary
100 S. Mill Ave, Suite 1600
Tempe, AZ 85281
(480) 505-8800
Stockholders who beneficially own shares of our common stock held in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.
Is there a list of stockholders entitled to vote at the Annual Meeting?
The names of stockholders of record entitled to vote at the annual meeting will be made available upon request to our Corporate Secretary ten days prior to the Annual Meeting for any purpose germane to the Annual Meeting. You must contact our Corporate Secretary at a reasonable time in advance to make appropriate arrangements to view the list of stockholders at our corporate headquarters, 100 S. Mill Ave, Suite 1600, Tempe, AZ 85281.
How can I contact GoDaddy’s transfer agent?
You may contract our transfer agent, Equiniti, by telephone at (800) 937-5449 (toll-free for United States residents), or by email at helpast@equiniti.com. Materials may be mailed to Equiniti at:
Equiniti Trust Company, LLC
48 Wall Street, Floor 23
New York, NY 10005
As of the date of this Proxy Statement, our Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

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Appendices
Appendix A
Operating and Business Metrics, Non-GAAP Financial Information and Reconciliations
In addition to our financial results prepared in accordance with GAAP, this Proxy Statement includes certain non-GAAP financial measures and other operating and business metrics. We believe that these non-GAAP financial measures and other operating and business metrics are useful as a supplement in evaluating our ongoing operational performance and enhancing an overall understanding of our past financial performance. The non-GAAP financial measures included in this Proxy Statement should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, similarly titled measures may be calculated differently by other companies and may not be comparable. A reconciliation between each non-GAAP financial measure and its nearest GAAP equivalent is included below. We use both GAAP and non-GAAP measures to evaluate and manage our operations.
Operating and Business Metrics
Total Bookings. Total bookings is an operating metric representing the total value of customer contracts entered into during the period, excluding refunds. We believe total bookings provides additional insight into the performance of our business and the effectiveness of our marketing efforts since we typically collect payment at the inception of a customer contract but recognize revenue ratably over the term of the contract.
Total Customers. We define a customer as an individual or entity with paid transactions in the trailing twelve months or with paid subscriptions as of the end of the period. A single user may be counted as a customer more than once if they maintain paid subscriptions or transactions in multiple accounts. Total customers is one way we measure the scale of our business and is an important part of our ability to increase our revenue base.
Non-GAAP Financial Measures and Reconciliations
Normalized EBITDA (NEBITDA). NEBITDA is a supplemental measure of our operating performance used by management and investors to evaluate our business. We calculate NEBITDA as net income excluding depreciation and amortization, interest expense (net), provision or benefit for income taxes, equity-based compensation expense, acquisition-related costs, restructuring-related expenses and certain other items. We believe that the inclusion or exclusion of certain recurring and non-recurring items provides a supplementary measure of our core operating results and permits useful alternative period-over-period comparisons of our operations but should not be viewed as a substitute for comparable GAAP measures.
NEBITDA margin. NEBITDA margin is used by management as a supplemental measure of our operating performance and refers to the ratio of NEBITDA to revenue, expressed as a percentage.
Unlevered Free Cash Flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate our business prior to the impact of our capital structure and restructuring and after purchases of property and equipment. Such liquidity can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
Constant currency. Constant currency is calculated by translating bookings and revenue for each month in the current period using the foreign currency exchange rates for the corresponding month in the prior period, excluding any hedging gains or losses realized during the period. We believe constant currency information is useful in analyzing underlying trends in our business by eliminating the impact of fluctuations in foreign currency exchange rates and allows for period-to-period comparisons of our performance.

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Non-GAAP Reconciliation: Normalized EBITDA and NEBITDA Margin

	Year Ended December 31,
Reconciliation of Normalized EBITDA and NEBITDA Margin ($M)	2024	2023
Net income	$936.9	$1,375.6
Depreciation and amortization	135.3	171.3
Equity-based compensation(1)	299.1	294.0
Interest expense, net	130.4	155.4
Acquisition-related expenses, net of reimbursements(2)	0.2	12.1
Restructuring and other(3)	65.5	97.9
Provision (benefit) for income taxes	(171.5)	(971.8)
Normalized EBITDA	$1,395.9	$1,134.5

Net income margin	20.5%	32.3%

NEBITDA margin	30.5%	26.7%
(1)The year ended December 31, 2024 and 2023 excludes $0.8 million and $2.3 million of equity-based compensation expense associated with our restructuring plan, which is included within restructuring and other.
(2)The year ended December 31, 2023 includes an adjustment of $6.0 million to a previously recognized acquisition milestone liability.
(3)In addition to the restructuring and other charges in our statement of operations, other charges include lease-related expenses associated with closed facilities, charges related to certain legal matters, adjustments to the fair value of our equity investments, expenses incurred in relation to the refinancing of our long-term debt and incremental expenses associated with certain professional services.
Non-GAAP Reconciliation: Unlevered Free Cash Flow

	Year Ended December 31,
Reconciliation of Unlevered Free Cash Flow ($M)	2024	2023
Net cash provided by operating activities	$1,287.7	$1,047.6
Cash paid for interest on long-term debt	150.2	169.8
Cash paid for acquisition-related costs	16.2	11.2
Capital expenditures	(26.6)	(42.0)
Cash paid for restructuring and other charges(1)	78.2	67.6
Unlevered Free Cash Flow	$1,505.7	$1,254.2
(1)In addition to payments made pursuant to our restructuring activities, cash paid for restructuring and other charges includes lease-related payments associated with closed facilities, payments related to certain legal matters, incremental payments associated with professional services and third party payments incurred in relation to the refinancing of our long-term debt. For the year ended December 31, 2023, it also includes a payment related to the termination of a revenue sharing agreement.

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Reconciliations: Constant Currency

Year Ended December 31,
Reconciliations of Constant Currency Revenue ($M)	2024
Revenue	$4,573.2
Constant currency adjustment	1.1
Constant currency revenue	$4,574.3

Year Ended December 31,
Reconciliations of Constant Currency Bookings ($M)	2024
Bookings	$5,038.8
Constant currency adjustment	11.0
Constant currency bookings	$5,049.8

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Appendix B
Amendments to the Company’s Restated Certificate of Incorporation to Limit Liability of Officers as Permitted by Law
Amend Article VII.A as follows:
A. To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended, ~~a~~ each director and officer     of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty owed to the Corporation or its stockholders. Solely for purposes of this Article, “officer” shall have the meaning provided in Section 102(b)(7) of the DGCL.
Amend Article VII.B as follows:
B. Neither the amendment nor repeal of this Article VII, nor the adoption of any provision of this Restated Certificate of Incorporation, nor, to the fullest extent permitted by the DGCL, any modification of law shall eliminate, reduce, or otherwise adversely affect any right or protection of a current or former director or officer of the Corporation existing at the time of such amendment, repeal, adoption or modification.

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Appendix C
Amendments to the Company’s Restated Certificate of Incorporation to Implement Miscellaneous Changes
1. Amend Article IV as follows:
Capital Stock
The total number of shares of all classes of stock that the Corporation shall have authority to issue is 1,050,000,000~~1,550,000,000~~ which shall be divided into ~~three~~two classes as follows:
•One (1) billion shares of Class A common stock, $0.001 par value per share (“Class A Common Stock”); and
~~•Five hundred (500) million] shares of Class B common stock, $0.001 par value per share (“Class B Common Stock”); and~~
•Fifty (50) million shares of undesignated preferred stock, $0.001 par value per share (“Preferred Stock”).
2.Eliminate Article IV.C in its entirety:
~~D. Each holder of record of Class B Common Stock, as such, shall have one vote for each share of Class B Common Stock that is outstanding in his, her or its name on the books of the Corporation on all matters on which stockholders are entitled to vote generally. Except as otherwise required by law, holders of Class B Common Stock shall not be entitled to vote on any amendment to this Restated Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Restated Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) or pursuant to the DGCL.~~
3.Amend Article IV.D as follows:
~~D.~~ C. Except as otherwise required in this Restated Certificate of Incorporation or by applicable law, the holders of Class A Common Stock ~~and Class B Common Stock~~ shall vote together as a single class (or, if the holders of one or more series of Preferred Stock are entitled to vote together with the holders of Class A Common Stock ~~and Class B Common Stock~~, together as single class with the holders of such other series of Preferred Stock) on all matters submitted to a vote of stockholders generally.
4.Amend Article IV.E as follows:
~~E.~~ D. Except as otherwise required by applicable law, holders of any series of Preferred Stock shall be entitled to only such voting rights, if any, as shall expressly be granted thereto by this Restated Certificate of Incorporation (including any certificate of designation relating to such series of Preferred Stock).
5.Amend Article IV.F as follows:
~~F.~~ E. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Class A Common Stock with respect to the payment of dividends, dividends may be declared and paid ratably on the Class A Common Stock out of the assets of the Corporation that are legally available for this purpose at such times and in such amounts as the Board of Directors in its discretion shall determine. ~~Dividends and other distributions shall not be declared or paid on the Class B Common Stock.~~

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6.Amend Article IV.G as follows:
~~G.~~ F. Upon the dissolution, liquidation or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and subject to the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over the right to participate with the Class A Common Stock with respect to the distribution of assets of the Corporation upon such dissolution, liquidation or winding up of the Corporation, the holders of Class A Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them. ~~The holders of shares of Class B Common Stock, as such, shall not be entitled to receive any assets of the Corporation in the event of any dissolution, liquidation or winding up of the Corporation.~~
7.Amend Article IV.H as follows:
~~H.~~ G. The number of authorized shares of Class A Common Stock~~, Class B Common Stock~~ or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Class A Common Stock~~, the Class B Common Stock~~ or the Preferred Stock voting separately as a class shall be required therefor, unless a vote of any such holder is required pursuant to this Restated Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock). For the avoidance of doubt, and notwithstanding the foregoing, the Corporation shall be governed by Section 242(d) of the DGCL.
8.Eliminate Article IV.I in its entirety:
~~I. No shares of Class B Common Stock may be issued, except to a holder of LLC Units (as defined below) (other than the Corporation, Desert Newco, LLC, GD Subsidiary Inc. or any other subsidiary of the Corporation that is a holder of LLC Units), such that after such issuance of Class B Common Stock such holder of LLC Units holds an identical number of LLC Units and shares of Class B Common Stock. No shares of Class B Common Stock may be transferred by the holder thereof except (i) for no consideration to the Corporation or Desert Newco, LLC, in each case upon which transfer such shares shall automatically be retired, or (ii) together with the transfer of an identical number of LLC Units to the transferee of such LLC Units. Any stock certificates representing shares of Class B Common Stock shall include a legend referencing the transfer restrictions set forth herein. As used in this Restated Certificate of Incorporation, “LLC Units” has the meaning assigned to the term “Units” in the Exchange Agreement, and the “Exchange Agreement” means the Exchange Agreement, dated on or about the date hereof, by and among the Corporation, Desert Newco, LLC and the members of Desert Newco, LLC party thereto from time to time as amended, supplemented, restated or otherwise modified from time to time.~~
9.Amend Article VI.A as follows:
A.Except as otherwise provided in this Restated Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Except as otherwise provided for or fixed pursuant to the provisions of Article IV (including any certificate of designation with respect to any series of Preferred Stock) and this Article VI relating to the rights of the holders of any series of Preferred Stock to elect additional directors, the total number of directors shall be determined from time to time exclusively by resolution adopted by the Board of Directors. ~~The directors (other than those directors elected by the holders of any one ore more series of Preferred Stock, voting separately as a series or together with one or more other such series, as the case may be) shall be and are divided into classes, with the terms of the classes elected at the annual meetings of stockholders held in 2020, 2021 and 2022, respectively, expiring at the third annual meeting of stockholders held after the election of such class of directors; provided that such division shall terminate at the third annual meeting of stockholders held after the 2022 annual meeting of stockholders. Notwithstanding the preceding sentence, but subject~~ Subject to the rights of the holders of any one or more series of Preferred Stock to elect directors separately as a class, each director elected by the stockholders ~~after the 2022 annual meeting of stockholders~~ shall serve for a term expiring at the first annual meeting of stockholders after such director’s election. In no case shall a decrease in the number of directors remove or shorten the term of any incumbent director. A director shall hold office until the annual meeting at which his or her term expires and until his or her successor shall be elected and qualified, or his or her death, resignation, retirement, disqualification or removal from office.
10.Amend Article VI.B as follows:
Subject to the rights granted to the holders of any one or more series of Preferred Stock then outstanding and except as otherwise required by law, any newly created directorship on the board of directors that results from an increase in

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the number of directors and any vacancy occurring in the board of directors may be filled only by a majority of the remaining directors, even if less than a quorum, or by a sole remaining director (and not by the stockholders). Any director elected to fill a vacancy or newly created directorship shall hold office for a term expiring at the next ~~election of the class for which such director shall have been chosen or, following the termination of the division of directors into three classes, at the next~~ annual meeting of stockholders held after their election, and in each case a director shall remain in office until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.
11.Amend Article VI.C as follows:
Subject to the rights of the holders of any one or more series of Preferred Stock to elect additional directors under specific circumstances, ~~any director serving in a class of directors expiring at the third annual meeting of stockholders following their election shall be removable only for cause, and all other~~ directors shall be removable either with or without cause. The removal of any director shall require the affirmative vote of the holders of a majority in voting power of all the then outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class.

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GoDaddy Inc.
100 S. Mill Ave, Suite 1600
Tempe, AZ 85281

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 3, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/GDDY2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 3, 2025. Have your proxy card in hand when you call and then follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce your environmental impact and the costs incurred by GoDaddy Inc. to mail proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in the future.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 (if you received printed proxy materials).

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V68177-P26240 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GODADDY INC.

The Board of Directors recommends a vote FOR each nominee in Proposal No. 1:

		For	Against	Abstain
1.	Company Proposal - Election of Directors			
1a.	Amanpal Bhutani	☐	☐	☐
1b.	Herald Chen	☐	☐	☐
1c.	Caroline Donahue	☐	☐	☐
1d.	Mark Garrett	☐	☐	☐
1e.	Brian Sharples	☐	☐	☐
1f.	Graham Smith	☐	☐	☐
1g.	Leah Sweet	☐	☐	☐
1h.	Srinivas Tallapragada	☐	☐	☐
1i.	Sigal Zarmi	☐	☐	☐

The Board of Directors recommends a vote FOR Proposal No. 2:

		For	Against	Abstain
2.	Company Proposal - Advisory, non-binding vote to approve named executive officer compensation	☐	☐	☐

The Board of Directors recommends a vote FOR Proposal No. 3:

		For	Against	Abstain
3.	Company Proposal - Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2025	☐	☐	☐

The Board of Directors recommends a vote FOR Proposal No. 4:

		For	Against	Abstain
4.	Company Proposal - Approval of an Amendment to the Company's Restated Certificate of Incorporation to limit liability of officers as permitted by law	☐	☐	☐

The Board of Directors recommends a vote FOR Proposal No. 5:

		For	Against	Abstain
5.	Company Proposal - Approval of Amendments to the Company's Restated Certificate of Incorporation to implement miscellaneous changes	☐	☐	☐

Sign exactly as your name(s) appear(s) hereon. If shares of stock stand of record in the names of two or more persons, or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy card. If shares of stock are held of record by a corporation, the proxy card should be executed by the President or Vice President and the Secretary or Assistant Secretary. Executors or administrators or other fiduciaries who execute the proxy card for a deceased stockholder should give their full title. Please date the proxy card.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V68178-P26240

GODADDY INC.

PROXY FOR 2025 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints each of Jared Sine and Mark McCaffrey with full power of substitution, to represent the undersigned and to vote all of the shares of stock of GoDaddy Inc. (the "Company") which the undersigned is entitled to vote at the 2025 Annual Meeting of Stockholders of the Company, to be held virtually via live webcast at www.virtualshareholdermeeting.com/GDDY2025 on Wednesday, June 4, 2025 at 8:00 a.m. PDT and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Company's Proxy Statement, receipt of which is hereby acknowledged, and (2) in their best judgment upon such other matters as may properly come before the meeting.

The shares represented by this proxy, when properly executed, shall be voted as specified herein. **If no specification is made, such shares shall be voted in accordance with the Board of Directors' recommendations.** Whether or not you are able to attend the meeting, you are urged to sign and mail the proxy card in the return envelope so that the stock may be represented at the meeting. Discretionary authority is hereby conferred as to all other matters that may properly come before the meeting.

IF YOU ELECT TO VOTE BY MAIL, PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)